As filed with the Securities and Exchange Commission                                         on Registration No._333-184910

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

FIRST RATE STAFFING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	7380	46-0708635
State or other jurisdiction incorporation or organization	Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2775 West Thomas Road

Suite 107

Phoenix, Arizona 85018

(602) 442-5277

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Devon Galpin

12150 Bloomfield Avenue

Unit B

Santa Fe Springs, CA 90670

(562) 863-9564

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copies to

Lee W. Cassidy, Esq.

Anthony A. Patel, Esq.

Cassidy & Associates

9454 Wilshire Boulevard

Beverly Hills, California 90212

(202) 387-5400 (949) 673-4525 (fax)

Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions “large accelerated filer,”“accelerated file,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filed	☐
Non-accelerated filed	☐	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock held by Selling Shareholders	1,600,000 shares	$2.00	$3,200,000	$437

(1)    There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2)    $437 previously paid by electronic transfer.

EXPLANATORY NOTE

This registration statement and the prospectus therein covers the registration of 1,600,000 shares of common stock offered by the holders thereof.

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The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated ______, 2014

FIRST RATE STAFFING CORPORATION

1,600,000 shares of Common Stock offered by selling shareholders at $2.00 per share

This prospectus relates to the offer and sale of 1,600,000 shares of common stock (the “Shares”) of First Rate Staffing Corporation (the “Company”), $0.0001 par value per share, offered by the holders thereof (the “Selling Shareholder Shares”), who are deemed to be statutory underwriters. The selling shareholders will offer their shares at a price of $2.00 per share for the duration of the offering

The maximum number of Shares that can be sold pursuant to the terms of this offering by the selling shareholders is (in aggregate) 1,600,000. Funds received by the selling shareholders will be immediately available to such selling shareholders for use by them. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares.

The offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. The Company intends to maintain the current status and accuracy of this prospectus and to allow selling shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission. All costs incurred in the registration of the Shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

Neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company or selling shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

Assumed Price
To Public

Per Common Stock Share Offered	$2.00 per share

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 7.

First Rate Staffing Corporation

2775 West Thomas Road

Suite 107

Phoenix, Arizona 85018

(602) 442-5277

Prospectus dated __________________, 2014

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TABLE OF CONTENTS

Prospectus Summary	4
Risk Factors	7
Forward-Looking Statements	16
Determination of Offering Price	16
Dividend Policy	16
Selling Shareholders Sales	16
Plan of Distribution	17
Description of Securities	17
The Business	19
The Company	28
Plan of Operation	32
Management's Discussion and Analysis of Financial Condition and Results of Operations	32
Management	37
Executive Compensation	40
Security Ownership of Certain Beneficial Owners and Management	41
Certain Relationships and Related Transactions	42
Selling Shareholders	42
Shares Eligible for Future Sales	45
Legal Matters	45
Experts	45
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	46
Financial Statements	47

_________________

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PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

History

First Rate Staffing Corporation, a Delaware corporation (the “Company”), provides recruiting and staffing services for temporary positions in light industrial, distribution center, assembly, and clerical businesses. The Company was incorporated in the State of Delaware in April 2011, and was formerly known as Moosewood Acquisition Corporation (“Moosewood” or “Moosewood Acquisition”).

In May 2012, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the Company changed its name from Moosewood Acquisition Corporation to First Rate Staffing Corporation.

On November 9, 2012, the Company entered into merger agreements with each of First Rate Staffing, LLC, a California limited liability company (“First Rate California”), and First Rate Staffing, Inc., a Nevada corporation (“First Rate Nevada”), in separate mergers (collectively, and together, the “Mergers”) that were concurrently completed on November 13, 2012. The purpose of the Mergers was to facilitate and prepare the Company for a registration statement and/or public offering of securities. Prior to the Mergers, First Rate California and First Rate Nevada were under common control of the same group of shareholders.

First Rate California was formed in April 2010 in the State of California. Since its inception, First Rate California has provided recruiting and staffing services for temporary positions in light industrial, distribution center, assembly, and clerical businesses to clients in California.

First Rate Nevada was formed in March 2010 in the State of Nevada and is registered to do conduct business in the State of Arizona. Since its inception, First Rate Nevada has provided recruiting and staffing services for temporary positions in light industrial, distribution center, assembly, and clerical businesses to clients in Arizona.

Prior to the Mergers, Moosewood had no ongoing business or operations and was established for the purpose of completing a business combination with target companies, such as First Rate California and First Rate Nevada. As a result of the Mergers, each of First Rate California and First Rate Nevada has merged into and become a part of the Company. The Company, as the surviving entity from the Mergers, has taken over the respective operations and business plans of each of both First Rate California and First Rate Nevada.

The Company is located at 2775 West Thomas Road, Suite 107, Phoenix, Arizona 85018. The Company’s main phone number is (602) 442-5277.

Business

The Company provides recruiting and staffing services for temporary positions in light industrial, distribution center, assembly, and clerical businesses. The Company’s client customization model allows it to integrate its services to its client-specific needs and thereby providing clients with the highest level of customer service. The Company strives to devote adequate time and attention to understand both the needs of its clients and the capabilities of its employees so that the Company can identify the best suitable matches between client needs and employee abilities. The Company is dedicated to achieving a high level of service for all of its clients and considers itself to be a loyal partner to meeting client demands. In this regard, the Company seeks to position itself not only as a pool of employee for its clients, but also as a dedicated business partner that understands its clients’ businesses and needs.

Services provided to clients by the Company include recruiting, payroll, all state and federal taxes, worker’s compensation coverage, and screening and managing of clients’ contingent work force. The Company provides comprehensive screening and electronic verification (for federal employment eligibility requirements) for all employees. The Company also conducts reference checks of employees to ensure that the employers receive accurate and useful descriptions of employees’ backgrounds and experiences. The Company also operates a risk management department that helps client mitigate losses by implementing sound and effective risk management procedures at client sites. Clients receive these risk management services at no cost, helping them to reduce their own business risks and expenses.

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Risks and Uncertainties facing the Company

The Company has a limited operating history and may experience losses in the near term. The Company needs to maintain a steady operating structure, ensuring that expenses are contained such that profits are consistently achieved. In order to expand the Company’s business, the Company would likely require additional financing. As an early-stage company, management of the Company must continually develop and refine its strategies and goals in order to execute the business plan of the Company on a broad scale and expand the business. The Company anticipates that it would need approximately $1.0 million to $1.5 million to expand its operations in accordance with its current business plan.

One of the biggest challenges facing the Company will be in securing adequate capital to continue to expand its business and build a larger scale and more efficient set of operations. Secondarily, an ongoing challenge remains the maintenance of an efficient operating structure and business model. The Company must keep its expenses and the costs of employees at a minimum in order to generate a profit from the revenues that it receives from its clients. Third, in order to expand, the Company will need to continue implementing effective sales, marketing and distribution strategies to reach the intended end customer clients. The Company has devised its initial sales, marketing and advertising strategies, however, the Company will need to continue refinement of these strategies and also skillfully implement these plans in order to achieve ongoing and long-term success in its business. Fourth, the Company must continuously identify, attract, solicit and manage employee talent, which requires the Company to consistently recruit, incent and monitor various employees. High employee turnover or attrition is a significant risk for the Company, as it requires expending substantial resources to locate and train new personnel and also to replace personnel for clients. These tasks require significant time and attention from the Company’s management, and employees may nevertheless become dissatisfied with their respective tenure with the Company.

Due to financial constraints and the early stage of the Company’s life, the Company has to date conducted limited advertising and marketing to reach customers. In addition, the Company has not yet located the sources of funding to develop the Company on a broader scale through acquisitions or other major partnerships. If the Company were unable to locate such financing and/or later develop strong and reliable sources of potential customers and a means to efficiently reach buyers and customers, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan. Moreover, the above assumes that the Company’s services are consistently met with client satisfaction in the marketplace and exhibit steady success amongst the potential customer base, neither of which is reasonably predictable or guaranteed.

Significant uncertainty exists concerning State regulations governing employment matters as these regulations constantly change from year-to-year across many States. Changes in regulations (or the promulgation of new regulations or deletion of previous regulations) in States may have a substantially adverse effect on the Company and its business, including (without limitation) by increasing the costs of hiring, retaining and compensating employees. For example, and without limitation, in California, the State has been unsuccessful in reforming worker’s compensation laws, thereby resulting in ongoing and consistently large increases in the amount of worker’s compensation costs for businesses and employers (such as the Company). These increasing costs hamper the Company’s ability to compete for new clients and maintain existing clients.

While the Company has a diverse and wide range of clients, the Company still has heavy customer concentration with just a few of its clients. If the Company were to lose a significant client or if a major client reduced its annual spending with the Company (neither of which the Company could reasonably anticipate or predict), the Company would likely suffer a material adverse effect to its business and operations.

The Company will likely be significantly affected by any unforeseen changes in the businesses and operations of its clients. For example, and without limitation, any change in the individual at a client making purchase decisions of the Company’s services or any change of the client department that authorizes such purchases could potentially be very damaging for the Company. In addition, clients may, at any time and for any reason, downsize, reduce, reorganize or restructure their respective workforces, and such changes may potentially reduce or eliminate the need for the Company’s services.

Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

The Company’s board of directors has designated and plans to issue one series of shares of Series A preferred stock consisting of 2,000,000 such shares. Each share of Series A preferred stock is entitled to 25 votes on all matters on which shareholders are entitled to vote. While there is no fixed time when the designated shares of preferred stock will be issued, the Company currently anticipates that it will issue these shares to its current officers and directors promptly following the effectiveness of the instant registration statement (i.e. within 90 days). The shares are expected to be issued as follows: (a) 333,335 shares to Cliff Blake; (b) 333,333 shares to each of the following individuals: (i) Devon Galpin; (ii) Julie Galpin; (iii) Michael Mautz; (iv) Joy Mautz; and (iv) Terry Blake.

The purpose of the issuance of the Series A preferred stock would be to retain control of the Company for the current officers and directors. Even though such officers and directors presently control a majority of the common stock of the Company, their majority holdings may become diluted through additional shares issued by the Company from to time for completing acquisitions or securing financing or outside capital.

The effect of issuing all such Series A preferred stock would result in the Company’s officers and directors having almost 97% voting control power of the Company assuming all of the shares were sold in this offering (in lieu of 77% voting control without the 25:1 voting rights of the Series A preferred stock being in effect).

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Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to work with market-makers for its securities that will apply for quotation of its common stock on the OTC Bulletin Board. However, the Company does not know if any such application will be made and whether it will be successful if made, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board. See “RISK FACTORS” and “DESCRIPTION OF SECURITIES”.

The Offering

The maximum number of Shares that can be sold pursuant to the terms of this offering is 1,600,000. The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier fully subscribed or terminated by the Company.

This prospectus relates to the offer and sale by certain shareholders of the Company of up to 1,600,000 Shares (the “Selling Shareholder Shares”). The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $2.00 per share for the duration of the offering.

Common stock outstanding before the offering	7,000,000	(1)

Common stock for sale by selling shareholders	1,600,000

Common stock outstanding after the offering	7,000,000

Offering Price	$2.00	per share

Proceeds to the Company	$0

(1) Based on number of shares outstanding as of the date of this prospectus.

As of the date of this offering, non-affiliates of the Company currently hold 1,000,000 shares of common stock in the Company (of the 7,000,000 total outstanding shares at present). The total number of shares being registered through this prospectus exceeds the number of shares held by non-affiliates of the Company. All shares of the Company’s common stock currently held by non-affiliates are being registered pursuant to this prospectus.

Summary Financial Information

The Company had no operations or specific business plan until the Mergers. The statements of operations data for the year ended December 31, 2012, and the year ended December 31, 2011, respectively, and the balance sheet data as of December 31, 2012 and at December 2011, respectively, are derived from the audited consolidated financial statements of the Company and related notes thereto included elsewhere in this prospectus. The statement of operations data for the nine months ended September 30, 2013, and the balance sheet as of September 30, 2013, provided below are derived from the unaudited financial statements and related notes thereto included elsewhere in this prospectus.

	Nine months ended	Year ended	Year ended
	September 30, 2013	December 31, 2012	December 31, 2011
	(unaudited)
Statement of operations data
Revenue	$6,669,893	$6,937,349	$6,099,042
Gross profit	$5,931,641	$686,100	$565,019
Income (Loss) from operations	$73,882	$(109,662)	$95,556
Net income (loss)	$58,239	$(120,195)	$21,315

	At September 30, 2013	At December 31, 2012	At December 31, 2011
	(unaudited)
Balance sheet data
Cash	$46,152	$185,587	$11,912
Other assets	$300,990	$138,304	$106,342
Total assets	$347,142	$323,891	$118,254
Total liabilities	$326,306	$361,294	$25,751
Total members’ equity (deficit)	$20,836	$(37,403)	$92,503

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Recent Developments

In the last three months of 2013 (i.e. from October 1, 2013 through December 31, 2013), the Company’s business has continued to operate on a basis consistent with performance during the earlier part of 2013. Based strictly on the Company’s own unaudited financial estimates, the Company had approximately $50,000 of cash, approximately $355,000 of total assets at December 31, 2013, approximately $365,000 of total liabilities and approximately ($10,000) of stockholders’ equity.

During the last quarter of 2013, the Company’s revenues continued its rising trajectory achieved earlier in 2013. Based strictly on the Company’s own unaudited financial estimates, the Company had revenues of $2.5 million for the last three months of 2013 alone (as compared to revenues of $1.9 million during the last three months of 2012, an increase of over 30% on a year-over-year basis for the last three months of the year) and posted an operating loss from operations of $8,132 (as compared to an operating loss of $66,273 for the last three months of 2012) and a net loss of approximately $30,000 (due to increased funding costs in the quarter) in the last three months of 2013 (as compared to a net loss of approximately $85,000 in the last three months of 2012).

The Company’s revenues increased by $592,991, or 30.97%, during the quarter ended December 31, 2013 as compared to the same period in 2012. The increase in revenues is due primarily to the addition of eight new customers during 2013.

  The Company’s cost of revenues increased by $489,394, or 30.08%, during the quarter ended December 31, 2013 as compared to the same period in 2012. The increase in cost of revenues is due to the increase in revenues for the period (primarily due to the additional labor cost associated with the growth in revenues.) The percentage increase in cost of revenues is consistent with the percentage increase in revenues.

The Company’s operating expenses increased by $45,455, or 12.83%, during the quarter ended December 31, 2013 as compared to the same period in 2012. The increase in operating expenses in 2013 was due to higher expenses associated with increases in internal administrative costs, insurance, and bank fees associated with the increase in additional workforce supplied to existing/new clients. In addition, professional fees increased due to the ongoing cost associated with taking the company public.

The Company’s independent registered public accounting firm has neither audited nor reviewed the financial information in this ‘Recent Developments’ section of the prospectus.

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of the Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer. In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the Shares.

The Company has generated revenues, but limited profits, to date.

The Company has generated limited profits to date. The business model of the Company involves significant costs of services, resulting in a low gross margin on revenues. Coupling this fact with operating expenses incurred by the Company, the Company has only generated a small amount of total profits in the past. The Company hopes that as its business expands that the scale of the enterprise would result in a higher gross margin and net margin.

No assurance of continued market acceptance.

There is no assurance that the Company’s services or solutions will continued to meet with market acceptance. Moreover, there is no assurance that these services and solutions will continue to have any competitive advantages. Also, there is no assurance that the market reception will be positive. The Company’s industry is characterized by a large and fragmented group of competitors, and as such, there can be no guarantee that the Company will not lose business to its existing or potential new competitors.

The Company is an early-stage company with a limited operating history, and as such, any prospective investor may have difficulty in assessing the Company’s profitability or performance.

Because the Company is an early-stage company with a limited operating history, it could be difficult for any investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential. As a company still in the early stages of its life, the Company may in the future experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early-stage business. An investor will be required to make an investment decision based solely on the Company management’s history, its projected operations in light of the risks, the limited operations and financial results of the Company to date, and any expenses and uncertainties that may be encountered by one engaging in the Company’s industry.

The Company is an early-stage organization and has a correspondingly small financial and accounting organization. Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

The Company is an early-stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope.. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company's business, financial condition and results of operations.

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These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Company is an early-stage company and has little experience in being a public company.

The Company is an early-stage company and as such has little experience in managing a public company. Such lack of experience may result in the Company experiencing difficulty in adequately operating and growing its business. Further, the Company may be hampered by lack of experience in addressing the issues and considerations which are common to growing companies. If the Company’s operating or management abilities consistently perform below expectations, the Company’s business is unlikely to thrive.

The Company’s independent auditors have issued a report raising a substantial doubt of the Company’s ability to continue as a going concern.

The Company’s independent auditors have issued a comment that unless the Company is able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to its ability to continue as a going concern.

The Company’s business depends on the ability to attract and retain qualified temporary employees that possess the skills demanded by clients, and intense competition may limit the ability to attract and retain such qualified temporary employees.

The success of the Company depends on the ability to attract and retain qualified temporary employees who possess the skills and experience necessary to meet the requirements of clients or to successfully bid for new client projects. The ability to attract and retain qualified temporary employees could be impaired by improvement in economic conditions resulting in lower unemployment, increases in compensation, or increased competition. During periods of economic growth, the Company faces increasing competition from other staffing companies for retaining and recruiting qualified temporary employees, which in turn leads to greater advertising and recruiting costs and increased salary expenses. If the Company cannot attract and retain qualified temporary employees, the quality of its services may deteriorate and the financial condition, business, and results of operations may be materially adversely affected.

Any significant or prolonged economic downturn could result in clients using fewer temporary employees and the other services which the Company offers, terminating their relationship with the Company, or becoming unable to pay for services on a timely basis, or at all.

Because demand for temporary staffing services is sensitive to changes in the level of economic activity, the Company’s business has in the past and may in the future suffer during economic downturns. Demand for temporary staffing is highly correlated to changes in the level of economic activity and employment. Consequently, as economic activity begins to slow down, it has been the Company’s experience that companies tend to reduce their use of temporary employees, resulting in decreased demand for temporary employees and the other services the Company offers. Significant declines in demand, and thus in revenues, would likely result in lower profit levels. In addition, the Company may experience pricing pressure during economic downturns which could have a negative impact on the results of operations.

The deterioration of the financial condition and business prospects of clients could reduce their need for temporary staffing services and result in a significant decrease in the Company’s revenues and earnings derived from these clients. In addition, during economic downturns, companies may slow the rate at which they pay their vendors, seek more flexible payment terms or become unable to pay their debts as they become due

State unemployment insurance expense is a direct cost of doing business in the temporary staffing industry. State unemployment tax rates are established based on a company’s specific experience rate of unemployment claims and a state’s required funding formula on covered payroll. Economic downturns have in the past, and may in the future, result in a higher occurrence of unemployment claims resulting in higher state unemployment tax rates. Due to the recent economic downturn, states have increased, and may continue to increase, unemployment tax rates to employers, regardless of the employer’s specific experience. This would result in higher direct costs to us. In addition, many state unemployment funds have been depleted during the recent economic downturn and many states have borrowed from the federal government under the Title XII loan program. Employers in all states receive a credit against their federal unemployment tax liability if the employer’s federal unemployment tax payments are current and the applicable participating state is also current with its Title XII loan program. If a state fails to repay such loans within a specific time period, employers in such states may lose a portion of their tax credit.

8

The Company is exposed to employment-related claims and costs as well as periodic litigation that could materially adversely affect the Company’s financial condition, business, and results of operations.

The temporary staffing business entails employing individuals and placing such individuals in clients’ workplaces. The ability to control the workplace environment of clients is limited. As the employer of record of temporary employees, the Company incurs a risk of liability to temporary employees and clients for various workplace events, including:

-claims of misconduct or negligence on the part of employees;

-discrimination or harassment claims against employees, or claims by employees of discrimination or harassment by clients or the Company;

- immigration-related claims;

-claims relating to violations of wage, hour, and other workplace regulations;

-claims related to wrongful termination or denial of employment;

-violation of employment rights related to employment screening or privacy issues;

-claims relating to employee benefits, entitlements to employee benefits, or errors in the calculation or administration of such benefits; and

-possible claims relating to misuse of clients’ confidential information, misappropriation of assets, or other similar claims.

The Company may incur fines and other losses and negative publicity with respect to any of these situations. Some of the claims may result in litigation, which is expensive and distracts attention from the operations of ongoing business.

The temporary staffing industry is affected by seasonal fluctuations which make management of working capital more challenging and could adversely impact the Company’s financial position and the market price of its common stock.

The business of the Company is seasonal in nature. Client demand for temporary staffing services is highest in the second half of a year, primarily due to demands of the holiday season. Typically, earnings are lower in the first quarter of each year than in other quarters due to reduced seasonal demand for temporary staffing services and due to lower gross margins during such period associated with the front-end loading of certain taxes associated with payroll paid to employees.

The Company assumes the obligation to make wage, tax, and regulatory payments for our temporary employees, and, as a result, are exposed to client credit risks.

The Company generally assumes responsibility for and manage the risks associated with temporary employees’ payroll obligations, including liability for payment of salaries, wages, and certain taxes. These obligations are fixed, whether or not clients make payments as required by services contracts, which exposes the Company to credit risks of clients.

Workers’ compensation costs for temporary employees may rise and reduce our margins and require more liquidity.

The Company is responsible for and pays workers’ compensation costs for regular staff and temporary employees. At times, these costs have risen substantially as a result of increased claims and claim trends, general economic conditions, changes in business mix, increases in healthcare costs, and government regulations. Although the Company carries insurance, unexpected changes in claim trends, including the severity and frequency of claims, actuarial estimates, and medical cost inflation could result in costs that are significantly different than initially reported. If future claims-related liabilities increase due to unforeseen circumstances, or if new laws, rules, or regulations are passed, costs could increase significantly. There can be no assurance that the Company will be able to increase the fees charged to clients in a timely manner and in a sufficient amount to cover increased costs as a result of any changes in claims-related liabilities.

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The failure or inability to perform under client contracts could result in damage to the Company’s reputation and give rise to legal claims against the Company.

If clients are not satisfied with the level of performance, the reputation of the Company in the industry may suffer, which could have a material adverse effect on the business, financial condition, results of operations, and cash flows of the Company.

The Company may not successfully consummate or initiate acquisitions.

The ability of the Company to grow through acquisitions (as planned) will depend on a number of factors, including competition for acquisitions, the availability of capital and other resources to consummate acquisitions, and the ability to successfully integrate and train additional staff, including the staff of an acquired company. There can be no assurance that the Company will continue to be able to establish and expand its market presence or to successfully identify suitable acquisition candidates and complete acquisitions on favorable terms.

In addition to facing competition in identifying and consummating successful acquisitions, such acquisitions could involve significant risks, including:

-difficulties in the assimilation of the operations, services, and corporate culture of acquired companies, and higher-than-anticipated costs associated with such assimilation;

-over-valuation of acquired companies or delays in realizing or a failure to realize the benefits, revenues, cost savings, and synergies that were anticipated;

-difficulties in integrating the acquired business into information systems, controls, policies, and procedures;

-failure to retain key personnel, business relationships, reputation, or clients of an acquired business;

-the potential impairment of acquired assets;

-diversion of management’s attention from other business activities;

-insufficient indemnification from the selling parties for legal liabilities incurred by the acquired companies prior to acquisition;

-the assumption of unknown liabilities and additional risks of the acquired business; and

-unforeseen operating difficulties that require significant financial and managerial resources that would otherwise be available for the ongoing development or expansion of existing operations.

In addition, future acquisitions could materially and adversely affect the Company’s business, financial condition, results of operations, and liquidity. Possible impairment losses on goodwill and intangible assets, or restructuring charges could occur. These risks could have a material adverse effect on the business because they may result in substantial costs to the Company and disrupt its business.

The temporary staffing industry is highly competitive with limited barriers to entry, which could limit the Company’s ability to maintain or increase our market share or profitability.

The temporary staffing industry is highly competitive with limited barriers to entry. The Company competes in national, regional, and local markets. Price competition in the staffing industry, particularly from our smaller competitors in local and regional markets, is intense, and pricing pressures from competitors and clients are increasing. Pricing pressure in the past has negatively impacted the Company’s results of operations. There are new competitors entering various markets which may further increase pricing pressures.

Clients have continued to competitively bid new contracts, and this trend is expected to continue for the foreseeable future. The Company also faces significant competition in attracting and retaining qualified personnel.

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Client relocation of positions may have a material adverse effect on the financial condition, business, and results of operations of the Company.

Many companies have built or moved their operations or outsourced certain functions to other countries that have lower employment costs. If clients relocate positions we filled, this would have a material adverse effect on the financial condition, business, and results of operations of the Company.

Reliance on third party agreements and relationships is necessary for development of the Company's business.

The Company will need strong third party relationships and partnerships in order to develop and grow its business. The Company will be substantially dependent on these strategic partners and third party relationships.

 Improper disclosure of employee and client data could result in liability and harm to the reputation of the Company.

The business of the Company involves the use, storage, and transmission of information about employees and clients. It is possible that security controls over personal and other data and practices that the Company follows may not prevent the improper access to, or disclosure of, personally identifiable or otherwise confidential information. Such disclosure could harm the reputation of the Company and subject the Company to liability under contracts and the laws that protect personal data and confidential information, resulting in increased costs or loss of revenue. Further, data privacy is subject to frequently changing rules and regulations, which sometimes conflict among the various jurisdictions in which the Company provides services. The failure to adhere to or successfully implement processes in response to changing regulatory requirements in this area could result in legal liability or impairment to the reputation of the Company in the marketplace.

The Company expects to incur additional expenses and may ultimately never be profitable.

The Company is an early-stage company and has a limited history of its operations. The Company will need to continue generating revenue in order to maintain sustained profitability. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may have difficulty in generating revenues or remaining profitable.

The Company’s officers and directors beneficially own and will continue to own a majority of the Company’s common stock and, as a result, can exercise control over stockholder and corporate actions.

The officers and directors of the Company currently beneficially own approximately 86% of the Company’s outstanding common stock and assuming sale of all the Shares, will still own 77% of the Company's then outstanding common stock upon closing of the offering. As such, they will be able to control most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their shares.

Executive officers and directors of the Company will retain voting control after the offering, which will allow them to exert substantial influence over major corporate decisions.

The Company anticipates that its executive officers and directors will, in the aggregate, beneficially own approximately 77% of its issued and outstanding capital stock following the completion of this offering, assuming the sale of all Shares hereby offered. Accordingly, the present shareholders, by virtue of their percentage share ownership and certain procedures established by the certificate of incorporation and by-laws of the Company for the election of its directors, may effectively control the board of directors and the policies of the Company. As a result, these stockholders will retain substantial control over matters requiring approval by the Company’s stockholders, such as (without limitation) the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

The Company does not have any independent directors.

All of the directors of the Company are executive officers and/or employees of the Company. As such, the Company does not have any independent oversight or administration of its management and operations. The Company’s decision-making may suffer from the lack of an independent set of directors, since only officers and employees of the Company will make all important decisions regarding the Company.

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The Company depends on its management team to manage its business effectively.

The Company's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company's business plan. The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, and as such would negatively impact the Company's possible overall development.

The Company’s officers and directors were recently employed through entities that became bankrupt.

The Company’s officers and directors were previously employed by Easy Staffing Services Inc. (formerly known as Excel Staffing Service, Inc. prior to 2008). In March of 2009, Lumea, Inc. purchased Easy Staffing Services Inc., and the Company’s current officers and directors remained employed by Easy Staffing Services Inc. following the acquisition. Later, Lumea, Inc. filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code on August 17, 2011 and dissolved all of its operations in August 2012.

Government regulation could negatively impact the business.

The Company’s business segments may be subject to various government regulations in the jurisdictions in which they operate. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

A substantial portion of the assets of the Company are pledged as collateral under its factoring agreements.

The Company utilizes factoring in its business, and in connection therewith it pledges various assets as collateral. The lenders have a right to proceed against this collateral under certain circumstances. As part of its factoring arrangements, the Company has granted a continuing first position perfected priority security interest in collateral which includes all of the Company’s accounts receivables, inventory, equipment and investment property. The lenders can collect proceeds against this collateral and liquidate the collateral under a variety of circumstances, a fact that poses a significant potential risk to the Company. In the event of a default by the Company under the factoring/lending arrangement, all outstanding obligations of the Company could be accelerated, resulting in significant damage to the Company’s business, operations and relationship with key clients. Events of default include: the non-performance of the Company of its obligations under the factoring agreement; breach by the Company of any representation or warranty under the factoring agreement; the Company or any guarantor becomes subject to bankruptcy or similar debt relief proceedings; any guarantor of the Company’s obligations fails to perform its obligations or notifies the Company of its intent to rescind, terminate or modify any guarantee obligations (or any guarantee ceases to be in effect for any reason); or the factoring party deems itself to be insecure for any reason with respect to the prospect of repayment and performance of the Company’s obligations.

There has been no prior public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company. The Company intends to work with market-makers for its securities that will apply for quotation of its common stock on the OTC Bulletin Board.. However, the Company does not know if any such application will be made and whether it will be successful if made, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board. If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so. If the application for quotation on the OTC Bulletin Board is not successful, the Company may seek to have its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.

Shares of common stock in the Company are subject to resale restrictions imposed by Rule 144 of the Securities and Exchange Commission.

The shares of common stock held by current shareholders are “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities can be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. Shares of the Company’s common stock are subject to Rule 144 resale restrictions, and accordingly, investors are subject to such resale limitations.

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Rule 144(i) restrictions regarding the Company’s shares have recently expired, and shares subject to those restrictions may be sold outside of this offering, which could depress the share price of the securities registered in this offering

Due to the Company’s previous status as a shell company, shareholders could not previously rely upon Rule 144 for resales of the Company’s securities (pursuant to Rule 144(i)). As such, certain shares of common stock had no ability for resale or transfer until the Company meets the requirements of Rule 144(i)(2) of the Securities and Exchange Commission.

Rule 144 establishes specific criteria for determining whether a person is not engaged in a distribution of securities. Among other things, Rule 144 creates a safe harbor whereby a person satisfying the applicable conditions of the Rule 144 safe harbor is deemed not to be engaged in a distribution of the securities and therefore not an underwriter of the securities. A purchaser of securities that is able to rely upon Rule 144 can sell securities without them being registered in reliance upon Rule 144 for reselling the securities.

Pursuant to Rule 144(i), reliance upon Rule 144 is typically available for the resale of restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company (or an issuer that has been at any time previously a reporting or non-reporting shell company) only if the following conditions are met:

•	The issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;
•	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;
•	The issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	At least one year has elapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company.

The restriction regarding the use of Rule 144, due to the provisions of Rule 144(i), has recently expired with respect to the Company’s shares. As such, shares not registered in this offering may be sold pursuant to Rule 144, which could have the effect of depressing the share price (as a result of an excess number of shares being sold in the marketplace through Rule 144 concurrently with shares being sold in this offering).

The Company does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends but anticipates that it will retain future earnings for funding the Company’s growth and development. Therefore, investors should not expect the Company to pay dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops. Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company's common stock may be below $5.00 per share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

The Company's election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

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The recently enacted JOBS Act will also allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd- Frank Act relating to compensation of its chief executive officer;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

The Company may face significant competition from companies that serve its industries.

The Company may face competition from other companies that offer similar solutions. Some of these potential competitors may have longer operating histories, greater brand recognition, larger client bases and significantly greater financial, technical and marketing resources than the Company possesses. These advantages may enable such competitors to respond more quickly to new or emerging trends and changes in customer preferences. These advantages may also allow them to engage in more extensive market research and development, undertake extensive far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers, employees and strategic partners. The Company believes that its current and anticipated solutions are, and will be, sufficiently different from existing competition, and that there is limited to no competition in its local area. However, it is nevertheless possible that potential competitors may have or may rapidly acquire significant market share. Increased competition may result in price reductions, reduced gross margin and loss of market share. The Company may not be able to compete successfully, and competitive pressures may adversely affect its business, results of operations and financial condition.

No formal market survey has been conducted.

No independent marketing survey has been performed to determine the potential demand for the Company’s services over the longer term. The Company has conducted no marketing studies regarding whether its business would continue to be marketable. No assurances can be given that upon marketing, sufficient customer markets and business segments can be developed to sustain the Company's operations on a continued basis.

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The Company has authorized the issuance of preferred stock with certain preferences and has already designated a series of 2,000,000 shares of preferred stock

The board of directors of the Company is authorized to issue up to 20,000,000 shares of $0.0001 par value preferred stock. The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of shares of common stock. The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock. Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Company.

To date, the board of directors has designated a series of 2,000,000 of these shares with specific rights and preferences. While only 2,000,000 preferred shares have been designated to date as a series by the board of directors of the Company, further preferred shares or preferences may be issued at any later time, subject to the sole discretion of the board of directors.

The Series A preferred stock designated by the board of directors has substantial rights and preferences that are senior to and above the common stock of the Company

At present, the board of directors has designated one series of shares of preferred stock consisting of 2,000,000 such shares. On July 31, 2013, the board of directors designated such shares as Series A preferred stock. Each share of Series A preferred stock is entitled to 25 votes on all matters on which shareholders are entitled to vote. While there is no fixed time when the designated shares of preferred stock will be issued, the Company currently anticipates that it will issue these shares to its current officers and directors promptly following the effectiveness of the instant registration statement (i.e. within 90 days).

Except as required by law, the affirmative vote of shareholders of a majority of the issued and outstanding shares of the Series A preferred stock shall decide any matter submitted to such holders, including with respect to amending the certificate of incorporation, a merger of the Company or disposing of the Company’s assets. The Series A preferred stock ranks senior and above the common stock of the Company with respect to payment of dividends, redemption payments and rights upon liquidation, dissolution or winding up of the Company. The board of directors may, at its discretion, vote to declare dividends to holders of the Series A preferred stock at a rate and at a time to be fixed by the board of directors. In the event of any liquidation, dissolution or winding up of the Company, the holders of Series A preferred stock will be entitled to receive a pro rata distribution of the Company’s funds or assets based upon voting rights of each such shares held by holders of the Series A preferred stock and any other capital stock of the Company.

The Series A preferred stock is designed to give voting control over the Company to its officers and directors

The Company anticipates issuing Series A preferred stock to its officers and directors in order to retain voting control of the Company. The Company’s board of directors has the ability to give itself and the Company’s officers voting control over the Company through any such issuances of preferred stock.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

Intellectual property and/or trade secret protection may be inadequate.

The Company has not applied for any intellectual property or trade secret protection on any aspects of its business. The Company has no current plans on attempting to obtain patents, copyright, trademarks and/or service marks on any of its solutions and services. There can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar solutions and services.

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The Company is subject to the potential factors of market and customer changes.

The business of the Company is susceptible to rapidly changing preferences of the marketplace and its customers. The needs of customers are subject to constant change, as staffing needs are as quick to change as are the businesses of customers. Although the Company intends to continue to develop and improve its services to meet changing customer needs of the marketplace, there can be no assurance that funds for such expenditures will be available or that the Company's competition will not develop similar or superior capabilities or that the Company will be successful in its internal efforts. The future success of the Company will depend in part on its ability to respond effectively to rapidly changing trends, industry standards and customer requirements by adapting and improving the features and functions of its services. In the Company’s industry, failure by a business to adapt to the changing needs and demands of customers is likely to render the business obsolete.

The offering price of the Shares has been arbitrarily determined by the Company and such offering should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.

The Company may complete a primary public offering (or private placement) for Shares in parallel with or immediately following this offering.

The Company may conduct a primary public offering (or private placement) for Shares to raise proceeds for the Company. Such an offering may be conducted in parallel with or immediately following this offering. Sales of additional Shares will dilute the percentage ownership of shareholders in the Company.

Forward-Looking Statements

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the price at which the Shares are being offered has been arbitrarily determined by the Company. This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company but represents solely the arbitrary opinion of management of the Company.

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

SELLING SHAREHOLDER SALES

This prospectus relates to the sale of 1,600,000 outstanding shares of the Company’s common stock by the holders of those shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $2.00 per share  for the duration of the offering.

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares.

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PLAN OF DISTRIBUTION

The Company and the selling shareholders are seeking an underwriter, broker-dealer or selling agent to sell the Shares. Neither the Company nor the selling shareholders have entered into any arrangements with any underwriter, broker-dealer or selling agent as of the date of this prospectus. At the time of this prospectus, neither the Company nor the selling shareholders has located a broker-dealer or selling agent to sell the Shares. If, and when, a suitable broker-dealer, underwriter or selling agent is located, the Company would plan to disclose the same in this prospectus through an amendment to its Form S-1 registration statement to include such information herein.

The Company intends to maintain the currency and accuracy of this prospectus and to permit offers and sales of the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

The offering will terminate 24 months following the date of the initial effectiveness of the registration statement to which this prospectus relates, unless earlier closed.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Resales of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker). The resale of such Shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

Selling Shareholders

The selling shareholders will offer their shares at a price of $2.00 per share  for the duration of the offering. The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders' Shares. Of the 1,600,000 Selling Shareholder Shares included in the registration statement of which this prospectus is a part, 600,000 Selling Shareholder Shares are held by officers, affiliates or directors of the Company.

DESCRIPTION OF SECURITIES

Capitalization

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 7,000,000 shares are outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 20,000,000 shares of preferred stock, par value $0.0001, of which no shares were outstanding as of the date of the registration statement, of which this prospectus is a part. However, the board of directors of the Company has already designated a series of 2,000,000 shares of preferred stock.

The following statements relating to the capital stock set forth the material terms of the securities of the Company, however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

The Company is registering up to 1,600,000 shares of common stock for sale to the public by the holders thereof at a price of $2.00 per Share. The Company is not directly offering any Shares for sale.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

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Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder's share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Company, except that no holder of preferred stock shall have preemptive rights. Any shares of preferred stock so issued would typically have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

At present, the board of directors has designated one series of shares of preferred stock consisting of 2,000,000 such shares. On July 31, 2013, the board of directors designated such shares as Series A preferred stock. Each share of Series A preferred stock is entitled to 25 votes on all matters on which shareholders are entitled to vote. While there is no fixed time when the designated shares of preferred stock will be issued, the Company currently anticipates that it will issue these shares to its current officers and directors at some time following the effectiveness of the instant registration statement (i.e. within 90 days). The shares are expected to be issued as follows: (a) 333,335 shares to Cliff Blake; (b) 333,333 shares to each of the following individuals: (i) Devon Galpin; (ii) Julie Galpin; (iii) Michael Mautz; (iv) Joy Mautz; and (iv) Terry Blake.

The purpose of the issuance of the Series A preferred stock would be to retain control of the Company for the current officers and directors. Even though such officers and directors presently control a majority of the common stock of the Company, their majority holdings may become diluted through additional shares issued by the Company from to time for completing acquisitions or securing financing or outside capital. The effect of issuing all such Series A preferred stock would result in the Company’s officers and directors having almost 97% voting control power of the Company assuming all of the shares were sold in this offering (in lieu of 77% voting control without the 25:1 voting rights of the Series A preferred stock being in effect).

Except as required by law, the affirmative vote of shareholders of a majority of the issued and outstanding shares of the Series A preferred stock shall decide any matter submitted to such holders, including with respect to amending the certificate of incorporation, a merger of the Company or disposing of the Company’s assets. The Series A preferred stock ranks senior and above the common stock of the Company with respect to payment of dividends, redemption payments and rights upon liquidation, dissolution or winding up of the Company. The board of directors may, at its discretion, vote to declare dividends to holders of the Series A preferred stock at a rate and at a time to be fixed by the board of directors. In the event of any liquidation, dissolution or winding up of the Company, the holders of Series A preferred stock will be entitled to receive a pro rata distribution of the Company’s funds or assets based upon voting rights of each such shares held by holders of the Series A preferred stock and any other capital stock of the Company.

Other than the Series A preferred stock noted above, the Company currently has no plans to issue any other preferred stock or adopt any other series, preferences or other classification of preferred stock. The additional issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to work with market-makers for its securities that will apply for quotation of its common stock on the OTC Bulletin Board. However, the Company does not know if any such application will be made and whether it will be successful if made, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board.

The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

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In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc. In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Transfer Agent

It is anticipated that Globex Transfer, LLC of Deltona, Florida will act as transfer agent for the common stock of the Company.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends to common stockholders in the foreseeable future. However, the board of directors may, at its discretion, vote to declare dividends to holders of the Series A preferred stock at a rate and at a time to be fixed by the board of directors.

THE BUSINESS

Background

First Rate California and First Rate Nevada commenced operations out of a desire of its founders to offer clients a better solution in the staffing industry. Although all employees have extensive experience in the staffing industry, the goal is to bring together only the best employees and clients that create a service unrivaled in the staffing industry.

Summary

The Company provides recruiting and staffing services for temporary positions in light industrial, distribution center, assembly, and clerical businesses. The Company’s client customization model allows it to integrate its services to its client-specific needs and thereby providing clients with the highest level of customer service. The Company strives to devote adequate time and attention to understand both the needs of its clients and the capabilities of its employees so that the Company can identify the best suitable matches between client needs and employee abilities. The Company is dedicated to achieving a high level of service for all of its clients and considers itself to be a loyal partner to meeting client demands. In this regard, the Company seeks to position itself not only as a pool of employee for its clients, but also as a dedicated business partner that understands its clients’ businesses and needs.

Services provided to clients by the Company include recruiting, payroll, all state and federal taxes, worker’s compensation coverage, and screening and managing of clients’ contingent work force. The Company provides comprehensive screening and electronic verification (for federal employment eligibility requirements) for all employees. The Company also conducts reference checks of employees to ensure that the employers receive accurate and useful descriptions of employees’ backgrounds and experiences. The Company also operates a risk management department that helps client mitigate losses by implementing sound and effective risk management procedures at client sites. Clients receive these risk management services at no cost, helping them to reduce their own business risks and expenses.

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The Company offers recruiting, human resources, workers’ compensation services, and risk management at no additional charge as part of the overall mark-up inclusive with the standard mark-up rate for temporary placement of employees. For example, a client may have a need for a certain number of temporary employees that fulfill a specific function. The Company recruits, screens, tests, and verifies employment eligibility for these individuals based on the requirements of the client. The Company also ensures that the employees are certified/licensed based on the equipment and facility that they will be operating within. The Company considers safety to be a very important priority since accidents directly impact workers’ compensation cost. Generally, workers’ compensation costs usually run from 6-10% of total costs. Risk management services, such as safety audits, certifications, and safety training, are typically provided at no additional charge (i.e. inclusive in the mark-up rate) to clients.

In the future, the Company plans to launch two new subsidiaries. These planned initiatives include a factoring subsidiary and a workers’ compensation captive. These two subsidiaries would dramatically reduce the cost of financing the Company’s operations as well as reducing its overall workers’ compensation costs.

The Business: Staffing

The industry is divided into three major segments: temporary help services (about 50 percent of industry revenue), professional employer organizations (about 40 percent), and placement agencies (about 10 percent). Temporary help services provide workers for customers for limited periods, often to substitute for absent permanent workers or to help during periods of peak demand. These workers, who are employees of the temporary help agency, will generally fill clerical, technical, or industrial positions. Professional employer organizations (PEOs), sometimes known as employee leasing agencies, contract to provide workers to customers for specific functions, often related to human resource management. In many cases, customers’ employees are hired by a PEO and then leased back to the customer. Placement agencies, sometimes referred to as executive recruiters or headhunters, find workers to fill permanent positions at customer companies. These agencies may specialize in placing senior managers, midlevel managers, technical workers, or clerical and other support workers.

The Company considers itself to be a temporary staffing company within the broader staffing industry. However, the Company does conduct permanent placements at the request of existing clients.

Staffing companies identify potential employees through advertising and referrals, and the companies interview, test, and counsel workers before sending them to the customer for approval. Pre-employment screening can include skills assessment, drug tests, and criminal background checks. Most staffing agencies provide some sort of training, often involving data entry and basic computer skills. The personnel staffing industry has been radically changed by the Internet. Many employers list available positions with one or several Internet personnel sites like monster.com or jobs.com, and on their own site. Personnel agencies operate their own sites and often still work as intermediaries by helping employers accurately describe job openings and screening candidates who submit applications.

Job growth drives demand for the personnel staffing industry. The profitability of individual companies depends on good marketing and availability of qualified employees. Large companies enjoy economies of scale in marketing and back-office operations. Small companies can compete successfully by specializing in an industry or a job function. The industry is labor-intensive: average annual revenue per worker is about $80,000.

To a great extent, client follow the seasonal retail cycles but precede them by 2-3 months. What occurs are two distinct “peak” seasons which fall in August-October, preceding Halloween, Thanksgiving, and Christmas. The second is April-May, preceding the summer season. Both provide extended spikes to the baseline revenue average of companies in the sector.

Major end-use customers include businesses from a wide range of industries. Nine of 10 large US businesses have used a staffing agency, according to the American Staffing Association. Wholesale, retail, and service industries are most likely to use temporary help services. Marketing involves direct sales presentations, referrals from existing clients, and advertising. Agencies compete both for customers and workers. Depending on market supply and demand at any given time, agencies may allocate more resources either to finding potential employers or potential workers. Permanent placement agencies work either on a retainer or a contingency basis, often 30 percent of annual salary. Clients may retain an agency for a specific job search or on contract for a specific period. Temporary help services charge customers a fixed price per hour or a standard markup on prevailing hourly rates. When a temporary employee is hired for a regular position within a company, the customer pays

For many staffing companies, demand is lower late in the fourth quarter and early in the first quarter, partly because of holidays, and higher during the rest of the year. Staffing companies may have high receivables from customers. Temp agencies and PEOs must manage a high cash flow and may maintain high cash balances because they funnel payroll payments from employers. Agencies invest periodically in computer systems. Large agencies may lease substantial amounts of office space.

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Staffing companies are regulated by the US Department of Labor (DOL) and the Equal Employment Opportunity Commission (EEOC), and often by state authorities. At issue is the relationship between the agency and the temporary employees, or employee candidates. Many federal anti-discrimination rules regulate the type of information that employment firms can request from candidates or provide to customers about candidates. PEOs are often considered co-employers along with the client, but the PEO is responsible for employee wages, taxes, and benefits. State regulation aims to ensure that PEOs provide the benefits they promise to workers.

Demand for personnel staffing services is strongest in areas with strong employment growth, and geographic location can determine an agency's success in attracting employees and employers. Customers generally prefer a staffing service that can provide workers for all of their office locations. Temporary employee candidates are often unwilling to relocate for a position.

Average hourly wages for placement agencies are slightly higher than the national average. Wages for PEOs are moderately higher than the national average. Wages for temporary help services workers are moderately lower than the national average, in part because the industry places a large number of workers in clerical and light industrial positions. The injury rate for the personnel staffing industry as a whole is about 40 percent lower than the national average.

The revenue of personnel agencies depends on the number of jobs they fill, which in turn depends on economic growth. During economic slowdowns, many client companies stop hiring altogether. In years of good economic growth, the number of jobs in the US economy grows 1 to 2 percent per year. Internet employment sites expand companies' ability to find workers without the help of traditional agencies. Personnel agencies often work as intermediaries, helping employers accurately describe job openings and screen candidates. Increasing the use of sophisticated, automated job description and candidate screening tools could make many traditional functions of personnel agencies obsolete. Free social networking sites such as LinkedIn and Facebook are also becoming a common way for recruiters and employees to connect without the assistance of a staffing agency.

To avoid large placement agency fees, big companies may use in-house personnel staff, current employee referrals, or human resources consulting companies to find and hire new personnel. Because placement agencies typically charge a fee based on a percentage of the first year's salary of a new worker, companies with many jobs to fill have a large financial incentive to avoid agencies.

Most personnel agencies are small and may depend heavily on a few big customers for a large portion of revenue. Large customers may lead to increased revenues, but also expose agencies to higher risks. When major accounts experience financial hardships, and have less need for temporary employment services, agencies stand to lose large portions of revenue.

The loss of a staff member who handles a large volume of business can result in a large loss of revenue for an agency. Individual staff members, rather than the agency itself, usually develop strong relationships with customers. Staff members who move to another agency are often able to move customers with them.

Some of the best opportunities for temporary employment are in industries traditionally active in seasonal cycles, such as construction, wholesale, and retail. Demand for staffing services is generally lower in the first and fourth quarters of the year. However, seasonal demand for workers creates cash flow fluctuations throughout the year. Cash flow imbalances also occur because agencies must pay workers even though they haven't been paid by customers.

Many personnel firms have been accused of employment discrimination based on age, race, religion, or sex. Age discrimination is the fastest-growing type of employment charge filed with the US EEOC. Allegations of discrimination by temporary workers results in high insurance costs for staffing agencies.

Because worker leasing and the large-scale use of temporary workers are relatively new phenomena, federal and state labor laws don’t directly address many of the issues these employer-employee relationships create. However, because clients have used PEOs to evade labor laws in the past, regulations are being tightened. PEOs are regulated in an increasing number of states, including Florida and Texas, where a significant number operate.

Trends in the Staffing Business

Startup costs for a personnel agency are very low. Individual offices can be highly profitable, but consolidation is driven mainly by the opportunity for large agencies to develop national relationships with big customers. Some agencies expand by starting new offices in promising markets, but most prefer to buy existing independent offices with proven staff and an existing customer roster.

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Temporary workers are becoming such a large factor at some companies that personnel agency staff sometimes work at the customer's site to recruit, train, and manage. Onsite training is designed to serve only that customer. Agencies try to match the best qualified employees for the customer's needs, but often provide additional training specific to that company, such as instruction in the use of proprietary software.

Some personnel consulting firms and human resource departments are increasingly using psychological tests to evaluate potential job candidates. Psychological, or liability, testing has gained popularity due to fraud scandals. In addition to stiffer background checks, headhunters check the credit of prospective employees.

The trends of outsourcing entire departments and dependence on temporary and leased workers will expand opportunities for personnel agencies. Taking advantage of their expertise in assessing worker capabilities, some agencies manage clients’ entire human resource functions. Human resources outsourcing (HRO) may include management of payroll, tax filings, and benefit administration services. HRO may also include recruitment process outsourcing (RPO), where an agency manages all recruitment activities for a client. The US RPO market is estimated to grow about 25 percent in 2011, according to GlobalData.

New online technology is improving staffing efficiency. For example, some online applications coordinate workflow for staffing agencies, their clients, and temporary workers, and allow agencies and customers to share work order requests, submit and track candidates, approve timesheets and expenses, and run reports. Interaction between candidates and potential employers is increasingly being handled online. Clients are also increasingly expecting online services on-the-go. Mobility is an important feature of many staffing agency technology solutions.

Initially viewed as rivals, some Internet job-search companies and traditional employment agencies are now collaborating. While some Internet sites don't allow agencies to use their services to post jobs or look through resumes, others find that agencies are their biggest customers, earning the sites a large percentage of their revenue. Some staffing companies contract to help client employers find workers online.

The Market

The output of US employment services is forecast to grow at an annual compounded rate of 4 percent between 2011 and 2016, based on industry data published in October 2011.

The global staffing services industry generates about $280 billion in annual revenue, according to the International Confederation of Private Employment Agencies. As the global economy recovers and employment improves, revenue could exceed $320 billion by 2015, according to Global Industry Analysts. Major staffing services providers include Adecco (headquartered in Switzerland), Randstad (the Netherlands), and Manpower (US). Overall, Europe is the largest regional staffing services market, representing about 40 percent of annual revenue. The US and Japan each account for about 20 percent of global revenue. The UK accounts for about 15 percent. There are about 70,000 private employment services agencies in the world, with the top 10 companies accounting for about a third of industry sales, according to the International Confederation of Private Employment Agencies. The industry is growing fastest among nations in the Asia-Pacific region.

The US personnel staffing agencies industry includes about 32,000 companies with combined annual revenue of about $215 billion. Major companies include ADP TotalSource, Insperity (formerly Administaff), Kelly Services, Manpower, and the US operations of Adecco. The industry is fragmented: the 50 largest companies generate about 40 percent of industry revenue. The global staffing services industry generates about $280 billion in annual revenue, according to the International Confederation of Private Employment Agencies. Major staffing services providers based outside the US are Adecco (Switzerland) and Randstad (the Netherlands). Large staffing services markets include the EU, the US, Japan, and the UK. US corporate profits, an indicator of corporate demand for staffing services, rose 7.9 percent in the third quarter of 2011 compared to the same period in 2010. US personal income, a measure of overall employment trends, rose 3.9 percent in October 2011 compared to the same month in 2010. Total US revenue for employment services rose 6.5 percent in the third quarter of 2011 compared to the same period in 2010.

Government policies often shape the staffing services industry and determine growth potential. In Europe and Asia, employment services providers must register and obtain licenses from government agencies. In the US and the UK, employment service firms are considered the legal employer of temporary and contract workers and must abide by additional regulations. Some countries, such as France, have restrictions on the use of temporary workers.

Rapid growth in the IT industry is benefiting US staffing firms, especially those with an IT focus. Two-thirds of staffing firms say that IT is the most sought after skill set, according to Staffing Industry Both permanent and contingent IT employees are in high demand. Recruiters are having a harder time finding high-skilled workers, such as enterprise architects, cloud architects, and security specialists. As a result, companies are more likely to turn to staffing agencies to find employees. Sixty percent of the fastest growing agencies and most sought after for acquisitions are IT staffing firms. The segment shows no signs of slowing down. IT staffing demand is expected to grow about 12 percent annually in 2011 and 2012, according to Staffing Industry Analysts.

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Higher wages and employment may indicate recovery for the staffing industry. Employment at staffing agencies increased 7.5 percent in August 2011 compared to August 2010. August employment was the highest monthly employment in the industry since October 2008. Year-over-year wages increased more than 3 percent in August 2011. Top executive salaries are also on the rise. Median executive compensation at the top public staffing agencies increased about 25 percent in 2010 from the previous year, according to a recent report by Equilar. The growth in executive pay is a shift from lower compensation in 2008 and 2009. For the first time since the late 2000s recession began, executive compensation, including salaries, stock options, and bonuses, is on the rise, a trend that is expected to continue, according to industry experts.

The Company’s Presence in the Market

Currently, the Company operates in California (the greater Los Angeles area) and Arizona (the greater Phoenix area). The presence in these two regions is due partly from the previous experience of the Company and its officers in these marketplaces, but also because of the heavy focus these two metropolitan areas have on the Company’s particular specialty niche in staffing; light industrial. In the past 18 months, the Company has seen the market trending upward with respect to its current client base, as evidenced in clients’ billing amounts increasing, and their overall need for labor assistance increasing. According to the American Staffing Association, a leader in industry analysis, temporary labor saw a year-over-year third quarter increase of 4.3% and a total year over year increase of 5.9%.

Los Angeles mirrors the Phoenix market as the Company sees a majority of its business in the form of unloading and re-packaging of bulk quantity goods that arrive through the Port of Long Beach. These goods vary from food products to retail items. Many have seasonal increases but the Company has a mainstay of labor that is employed throughout the year. Several clients operate in both Los Angeles and Phoenix and the Company provides its services in both locations to these clients. The Company does not currently operate in Nevada.

At present, the Company’s source of revenue is through its contracts with clients. The Company markets itself primarily through business to business relationships. Sales people are utilized to create relationships with the key decision makers at each potential client site so that the company can participate in upcoming RFP, RFQ, or open bidding process. Each client is scrutinized for credit worthiness, reputation, and exposure to potential injuries.

The Company matches specifically skilled workers with clients, saving businesses time and money, while providing for its employees with honesty and honor. This requires a high level of communication. It means asking open-ended questions and listening, not talking. This means knowing the local market so that the Company can really serve each client and employee. The Company believes that staffing goes beyond simply providing employees for labor.

Based upon metrics taken from the current client base, Company maintains a 95%+ fill and retention rate. This translates into orders filled on time with low incidents of turnover. Success in this area is predicated on stringent screening process and dedication to keeping hard working and high performing employees working. The Company calculates its fill and retention rates in its software tracking system. Each time a client places an order, the order is entered into the system with the details of the positions required and the start date. Once the order is entered the Company’s staff will assign employees to the order number. If an employee is not a desirable fit for the client, that individual is removed from the order assignment and replaced. The system is sophisticated enough that the Company generates reports that show when the order was placed, when it was filled, and if any replacements were needed. The Company can also obtain in-depth information, such as how many calls were made to place one individual or how many calls were placed to fill the entire order. The system has the ability to calculate the metrics. The turnover ratio is also calculated through the system using basic computations. Clients depend on having the requested amount of labor to complete their projects. Often, the Company will send extra people to offset the “human element” that cannot be controlled, such as when employees do not arrive to the worksite or the employee is not a suitable fit for the particular job.

The Company also maintains a ready pool of candidates each day to meet clients’ “asap orders” that need immediate attention. This practice, along with the Company’s 24-hour “on call” access, means every order will be acknowledged, received, and filled when needed. The pool of candidates varies based upon the time of year and based upon the roster and needs of clients. When clients are in a busy season, the Company will have 100+ people ready for “asap” orders and for next-day orders. During the first quarter of each year, which is typically the slowest time of year for the Company, the size of the pool would typically be lower (e.g. limited to only 20 people in the ready pool). The Company always seeks to balance having sufficient personnel to complete orders, but not having too many workers such that the Company discourages workers who take the time to apply and test but never get placed for a job by the Company.

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The Company plans to grow organically in this manner as a participant in the broader staffing sector. In the future, the Company also plans to build its business and industry reputation through growth via acquisitions. Growth will be primarily achieved through internal growth and the acquisition strategy. On the organic growths side, the Company currently believes that the majority of the companies that it works with currently only use the Company for only a portion of their temporary staffing needs. Improved relations with these clients along with the increase comfort level that the Company can handle more their needs will stimulate internal growth. With respect to acquisitions, by targeting small to medium size staffing companies, the Company can provide key benefits to the owners of these companies. This includes an operational economy of scale that they would not be able to obtain as a individual operating entity. Centralized processing allowing the acquisition (acquired business owner(s) to concentrate on retaining and adding new clients. Single funding source for all entities provides leverage that lowers funding cost and improves earnings. These value improvements are not normally obtainable by these small companies.

Governmental Regulations

The Company does not need or require any approval from government authorities or agencies in order to operate its regular business and operations. However, the proposed expansion to the Company’s business would require government approvals.

As an employment firm, the Company’s business is impacted from governmental regulations in the ordinary course of business. These regulations concern employment laws and rules. The Company must comply with all applicable federal and state wage and employment laws and rules. These regulations include, but are not limited to, the following: The Fair Labor Standards Act (FLSA), Occupational Safety and Health Act (OSH), The Consumer Credit Protection Act (CPCA as it pertains to wage garnishment), The Family and Medical Leave Act (FMLA), and Work Authorization. In addition, as employment laws and regulations are constantly changing, the Company must regularly evaluate if any new legislation requires it to comply with other or different laws.

Services

The Company prides itself on client customization by developing the service around its clients current operating procedures. The Company creates and maintains a fluid work environment between the client and the Company. In addition, the company also provides businesses with a high-caliber of employee available for project or permanent work. The Company listens to individual needs and customizes personnel solutions for both businesses and workers. The Company has designed an extensive service package with an emphasis on recruiting and risk management which is incorporated into its client customization model.

The Company maintains its high-caliber workforce though several important mechanism. First, the Company employs extensive screening and testing of employees before assigning employees. Employees must successfully pass the initial interview process with staffing coordinators where potential candidates must adeptly articulate their previous work experience and what skill-sets they have to offer. Second, if the employee passes the initial interview, he/she will be asked to complete secondary testing. This testing measures the employee’s ability in competency, math, and ability to follow instructions. This examination is time-constrained in order to also test for efficiency. Third, if the employee passes this portion of the screening he/she will be asked to take a safety exam. Fourth, if the safety exam is passed, the employee is then processed through E-Verify for employment eligibility and placed on an available list. Fifth, and finally, if the employee rejects the first assignments offered without valid cause, the employee will then be inactivated and placed as ineligible. This mechanism securely keeps the Company’s pool of qualified candidates as individuals ready and able to accept project assignments.

The Company does not apply one model to all situations, and instead maintains a fluid environment so that the Company can change as needed. Each team member is highly cross trained in all aspects of staffing. This allows each member to assist clients and employees with any situation. From operations to risk management to payroll, team members can handle client needs. Every employee is “guaranteed” from Company – meaning that if the employee does not meet the quality and/or performance standards of our client, we will refund the cost of that individual up to 8 hours. The “guarantee” is offered by the Company without specific conditions or limitations. Instead the Company evaluates the “guarantee” on a case-by-case basis as there are many scenarios where the Company could elect to refund or categorize the time worked as a ‘non-billable’ event. Examples of previous ‘non-billable’ events are: sales promotion (i.e. the Company offers that new clients who sign up to do business with the Company will not be charged for the first 200 hours) and customer satisfaction or goodwill (i.e. if an employee dramatically under-performed the standards of the Company or of the customer).

Customized recruitments match client specific needs with the pool of available candidates. The Company refreshes this pool weekly, which allows the Company to provide only the best candidates in time effective manner. In addition, the Company attempts to reduce injuries and create a safer and more productive worksite, in that the Company will perform site safety evaluations, implement an early intervention program, perform safety training, OSHA Compliance, case management, claims review, back to work programs, and accident investigation.

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Among the Company’s human resources services, the Company specifically provides each of the following specific set of services:

-Employees are thoroughly screened and tested to be sure they understand acceptable workplace practices.

-Employees are E-Verified to insure only legal workers are employed.

-Harassment and safe practices training is provided to all employees prior to hire.

-Full harassment trainings as needed by clients are also offered.

-Custom employee handbooks can be issued for specific locations.

-The Company carries out disciplinary action and employee improvement plans for workplace infractions.

Risk Management Program

The Company designed and created an industry-leading risk management and safety program. This program starts with the initial risk assessment of client sites. The Company’s risk management team will present a risk analysis to a new or potential client showing exposures and recommendations for correction. The Company’s risk management includes in the risk assessment proper training techniques for all employees to follow before being placed at the client site. This training incorporates the Company’s client required training as part of its customization model. Risk management also created a step by step “in case of injury” protocol to be followed which allows the Company to manage the claim from beginning to end to ensure the best possible chance that the claim remains first aid (non-recordable). If the claim does become a recordable injury, this program allows the Company to have the best possible chance to get the employee back to work and avoid litigation. The Early Intervention Nurse Program is one of the Company’s unique services that give the company a competitive edge on the competition. This program allows a medical professional to assist the employee via phone at the client site immediately when the injury occurs. First Rate Risk Management maintains relationships with all treating clinics where employees are seen in an attempt to get the clinic doctors to understand our treating philosophy.

The Company’s management believes, based on its knowledge and experience of the industry and its competitors, that its risk management and safety program is a leader in the industry. Workers’ compensation insurance is typically the highest cost associated with temporary staffing firms. As such, it is also the main contributor to the failure of temporary staffing firms. Many of the strategies and programs provided by the Company are not offered by its competitors. These novel initiatives include safety audits, accident prevention programs, 24/7 on-call risk managers, early intervention nursing programs, modified duty for injured workers, risk analysis (including restriction on employees performing duties outside of their job description or training), client site risk analysis and ongoing reporting. This collective effort in the area of risk management and safety has allowed the Company to secure contracts and keep its workers’ compensation insurance costs relatively low.

Early Intervention Program: The Company contracts with Risk Solutions to provide a unique on call nurse 24 hours a day. This practice allows the Company to diagnose injuries at the site to determine the extent of the injury and if the employee needs further medical treatment. If further medical treatment is needed, the nurse provides the risk management team with valuable information so we can insure that proper treatment is being administered by our contract clinic. The risk management team provides an extensive safety program to clients free of charge. From annual risk analysis to accident investigation, the risk management team is here to support clients.

Service Contracts

The Company enters into written service contracts with its customers. Among other things, these contracts provide that the Company will have various duties, including the following: (i) recruiting, screening, testing, qualifying, reference checking, and hiring employees; (ii) ensuring that Employment and Eligibility Verification form (I-9) is completed; (iii) maintaining all personnel files and payroll records for its employees; and (iv) withholding, paying, reporting all taxes, and issuing employee W-2 forms at the end of each year with respect to each employee provided to the customer as required by law. The Company also maintains workers’ compensation coverage for each of its employees. The Company also administers all unemployment claims with respect to each employee provided to customers. There are also obligations and requirements upon customers to ensure that the working relationship between the Company and its customers is smooth, efficient and successful.

Pricing

Pricing for services is dependent on several variables ranging from credit, risk exposure, payment terms, payment methods, volume, and potential for growth. Applicable pricing is specified in customer services agreements. The Company typically charges client by marking up the pay of employees or through other bill rates (i.e. the Company charges the client an hourly rate that is a premium (mark-up) to the hourly wage that the Company pays to the employee).

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The mark-up charged by the Company on temporary staff varies for a number of reasons. For example, in some arrangements, the marked-up rate charged to the client includes compensation, all taxes, unemployment charges, workers’ compensation costs and a profit for the Company. Notably, unemployment withholding and other charges vary by State and these differences impact this mark-up. In addition, workers’ compensation cost codes are assigned to the employee based on the job description, which is a significant variable in costs (for example, a clerical worker may have s rate of $00.80- $1.50 per hundred dollars of payroll while a fork lift driver may cost $5.00-$7.00 per hundred dollars of payroll). The Company might charge a higher mark-up to compensate for situations with higher workers’ compensation costs (i.e. in the instance of the fork-lift driver in the preceding example). Pricing and the rate of mark-up is also impacted by the relationship of the Company with the applicable customer. Clients that provide a large volume of business (typically over 75 employees) would generally receive discounted rates. On the other hand, clients at which employees have consistently incurred injuries or clients which have a history of injuries in their business will generally be charged an additional mark-up rate to counteract this expected cost and potential liability. Finally, the Company also offers clients discounts when clients refer new employees to the Company.

Competition

The staffing industry is characterized by a large number of competing companies in a fragmented sector. Major competitors also exist across the sector, but as the industry affords low barriers to entry, new entrants are constantly introduced to the marketplace. Currently there are approximately 18,000 staffing companies in the United States, and this number represents a significant decrease from the approximately 33,000 staffing companies that existed prior to 2010.

Currently, direct competitors of the Company include, but are not limited to, Kimco Staffing, Tri-State Staffing, Diamond Staffing, Ascend Staffing, Job Brokers, Select Staffing, Kelly Services, Personnel Plus. There are additional competitors that include any staffing company that would choose to compete in the light industrial arena or clerical business and in the current locations of the Company. The direct competitors listed above are currently servicing many of the same clients that the Company services and rely upon. The criteria for which these companies compete are based on price and service levels.

Within the staffing industry, the Company is in a middle tier position of the competitive matrix. The top layer of competitors is a few large corporate staffing and employment companies which have revenues of $75 million or more. The next (middle) layer of the competition consists of medium-sized entities (such as the Company) with revenues of $1 million or more. The largest portion of the marketplace is the bottom rung of this competitive landscape consisting of small individual-sized or family-run operations. As barriers to entry are low, sole proprietors, partnerships and small entities routinely enter the industry.

Strategic Partners and Suppliers

The Company believes that strategic partnerships will be a major component of the Company’s operating strategy and path to success. The Company hopes to work with several strategic partners in important areas of its business and operations. However, currently, the Company has no such strategic partners. The Company believes that the most important strategic partnerships will be expanded relationships that it can form with its existing customers. The Company’s management believes that adding more value to existing clients is the most efficient and useful route to building the Company’s business in a very competitive industry.

Examples of valuable strategic partnerships would include partnerships or ventures with existing clients. For example, the Company would seek to undertake a client referral program, by which existing clients would refer new clients to the Company that already work with the existing client This relationship would provide current customers with the reliability that their business contacts will benefit from the strong customer focus and service of the Company. Additionally, the Company would offer rate discounts to existing clients for providing the new business referrals to the Company. Another type of relationship that would benefit the Company would be the affiliation with the Company’s contemplated factoring company once this entity can be established. Numerous clients of the Company that rely on outside financing to operate their business, so these clients would now have the option to use the Company’s factoring facility. This relationship would result in the reduction of overall financing cost for both the clients of the Company and the Company’s new factoring entity. A third example of a beneficial strategic partnership would involved providing existing clients an opportunity to join the workers’ compensation captive that the Company would like to ultimately build. By offering this workers’ compensation program to clients, the costs for workers’ compensation would be lowered across-the-board, resulting in lower charges on account of workers’ compensation for both the Company and its clients. Moreover, the new workers’ compensation captive’s business would be bolstered, also allowing it to build a larger suite of coverage and lowering per-employee operating costs.

The Company does work with several important suppliers/vendors that are important for its operations and success:

Arizona Bio & Safety Supply Co., LLC, located in Glendale, Arizona, provides the Company with personal protective equipment used in the Company’s operations.

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The Company uses online recruiting sources, among other recruiting tools, including common websites, such as Careerbuilder.com.

Insurance is an important part of the Company’s overall operations, and Company maintains insurance for workers’ compensation matters and general liability.

The Company relies heavily on its software provider to manage payroll, factoring and other related human resources issues. Currently, the Company relies on Tempworks Software, but in the future, the Company may also consider other suitable software and service options.

Customers

The Company has a diverse array of customers across sectors. Key customers include the following (each of which comprises at least 5% or more of the Company’s sales): Essentials Packaging; States Logistics; Direct Chassis; Essentials, Inc.; Phillips Industries; and Premier Packaging. The Company also has many other customers, and plans to continue to grow its customer base.

Marketing and Sales

The Company has conducted limited advertising and marketing to date to reach new clients. To date, advertising and marketing has been centered on reaching potential employees. In all locations, the Company has used multiple resources to drive in potential new temporary employees. These tactics range from advertisements in newspapers, job boards, unemployment assist centers, as well as online advertisements. The Company also utilizes CareerBuilder to recruit for professional placements.

The Company has, however, given substantial attention to constructing the marketing strategy and plans that it will use in order to grow its business and expand its customers. The Company eventually anticipates a significant budget and need for marketing activities. The primary focus of marketing campaigns will be designed to help the Company find new customers and to increase awareness of the Company’s services and competitive solutions. A variety of marketing approaches, emphasizing the competitive advantages and key differentiators of the Company’s services, are expected to be used in order to attract new customers and entice existing customers to do larger volumes of business with the Company.

The Company expects that its sales team will work closely with the marketing team to convert prospects into new customers. The sales team will be structured to align with target markets based on territory and customer patterns.

Operations

The Company requires that all potential employment candidates are required to complete an application process which screens for experience and work history. Upon completion, each candidate is interviewed by the Company’s staffing coordinators and is asked a series of questions based on the company’s local clientele's needs. The candidate is then given a sequence of competency testing to complete within an undisclosed timeframe to test for analytical and instruction following skills. At this point, the staffing coordinators make a determination to which client(s) the candidate is best suited based upon the most commonly filled positions. In the continued effort to provide the best candidates to clients, all employees are E-verified for employment eligibility. All employees are also subjected to additional testing (math and competency). The objective is to ensure that only the most qualified candidates fit current clients’ needs so that the Company can provide the highest level of service possible.

Revenues and Losses

The Company has posted revenues from operations based on its billings to, and services for, customers. The Company posted revenues of approximately $2.5 million during the partial-year 2010, approximately $6.1 million in the full-year 2011 and approximately $6.9 million in the full-year 2012. During the nine months ended September 30, 2013, the Company posted revenues of $6.7 million, as compared to revenues of $5.0 million posted for the nine months ended September 30, 2012.

The Company has a mixed record of net losses and profits. The Company posted net losses of $575 during the partial-year 2010, net profits of $21,315 in the full-year 2011 and net losses of $120,195 in the full-year 2012. During the nine months ended September 30, 2013, the Company posted net profits of $58,239, as compared to net losses of $47,689 posted for the nine months ended September 30, 2012.

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Equipment Financing

The Company has no existing equipment financing arrangements.

THE COMPANY

Change of Control

The Company was incorporated in the State of Delaware in April 2011, and was formerly known as Moosewood Acquisition Corporation. In May 2012, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the Company changed its name from Moosewood Acquisition Corporation to First Rate Staffing Corporation.

Mergers

On November 9, 2012, the Company entered into merger agreements with each of First Rate Staffing, LLC, a California limited liability company (“First Rate California”), and First Rate Staffing, Inc., a Nevada corporation (“First Rate Nevada”), in separate mergers (collectively, and together, the “Mergers”) that were concurrently completed on November 13, 2012. The purpose of the Mergers was to facilitate and prepare the Company for a registration statement and/or public offering of securities. Prior to the Mergers, First Rate California and First Rate Nevada were under common control of the same group of shareholders.

The Mergers were effectuated by the Company through the exchange of (i) all of the outstanding membership interests of First Rate California for 2,000,000 shares of common stock of the Company, and (ii) all of the outstanding shares of First Rate Nevada for 2,000,000 shares of common stock of the Company. Accordingly, a total of 4,000,000 shares were issued in the Mergers.

Prior to the Mergers, Moosewood had no ongoing business or operations and was established for the purpose of completing a business combination with target companies, such as First Rate California and First Rate Nevada. As a result of the Mergers, each of First Rate California and First Rate Nevada has merged into and become a part of the Company. The Company, as the surviving entity from the Mergers, has taken over the respective operations and business plans of each of both First Rate California and First Rate Nevada.

Relationship with Tiber Creek Corporation

In April 2012, the Company (through First Rate Staffing) entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance to the Company in effecting transactions for the Company to combine with a public reporting company, including: transferring control of such reporting company to First Rate Staffing; preparing the business combination agreement; effecting the business combination; causing the preparation and filing of forms, including a registration statement, with the Securities and Exchange Commission; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers.

Tiber Creek received cash fees from the Company of $45,000 and will receive an additional $20,000 at such time when the securities of the Company begin trading on the market. In addition, the Company’s then-current shareholders, Tiber Creek and MB Americus, LLC, a California limited liability company (“MB Americus”), were permitted to retain the aggregate total of 500,000 shares. The engagement agreement also provides that the shares held by Tiber Creek and MB Americus shall be included in the registration statement (i.e. this registration statement) to be filed by the Company. The engagement agreement further provides that the Company will not at any time take or allow any action (whether by reverse stock split or otherwise) which would have the effect of reducing the absolute number of Shares held by Tiber Creek and MB Americus.

In general, Tiber Creek holds interests in inactive Delaware corporations which may be used by issuers (such as the Company) to reincorporate their business in the State of Delaware and capitalize the issuer at a level and in a manner (i.e. the number of authorized shares and rights and preferences of shareholders) that is appropriate for a public company. Otherwise, these corporations, such as Moosewood Acquisition, are inactive, and Tiber Creek does not conduct any business in such corporations.

James Cassidy and James McKillop (who is the sole owner of MB Americus, an affiliate of Tiber Creek) serve only as interim officers and directors of these corporations (such as Moosewood Acquisition) until such time as the changes of control in such corporations are effectuated to the ultimate registering issuers. As the role of Tiber Creek is essentially limited to preparing the corporate structure and organizing the Company for becoming a public company, the roles of Mr. Cassidy and Mr. McKillop are generally limited to facilitating such change of control and securities registration transactions.

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Promissory Notes

The Company has promissory notes outstanding of $183,563 (as of September 30, 2013) from monies advanced by Mr. Cliff Blake, an officer and director of the Company, to the Company. The original issuance of these notes was in the following amounts:

•	Three-year Promissory Note, as of March 2012, for $50,000, at 6.00% simple interest rate, maturing in April 2015.
•	Three-year Promissory Note, as of April 2012, for $45,000, at 6.00% simple interest rate, maturing in April 2015.
•	Three-year Promissory Note, as of April 2012, for $15,600, at 6.00% simple interest rate, maturing in April 2015.
•	Three-year Promissory Note, as of June 2012, for $109,826, at 6.00% simple interest rate, maturing in June 2015.
•	Three-year Promissory Note, as of June 2012, for $15,600, at 6.00% simple interest rate, maturing in June 2015.
•	Three-year Promissory Note, as of December 2012, for $100,652 at 6.00% simple interest rate, maturing in December 2015.

Factoring Facilities

The Company uses factoring of accounts receivables in its business, and in conjunction with such factoring facilities, the Company pledges assets as collateral. Currently, the Company has factoring credit facilities with TAB Bank under multi-year agreements entered into by First Rate California and First Rate Nevada, respectively. Previously, the Company worked with another lender; however, as the Company’s business has grown and its operations have expanded, the Company established the new credit facilities with TAB Bank in August 2012.

Factoring is based only on the accounts receivables that are selected by the Company for sale to the lender. The lender purchases the selected accounts receivable and owns those receivables. The lender charges interest at about 9% per annum until the receivables are collected. The lender typically advances 90% of the amount of the receivable at the time of sale to the lender and then holds the other 10% in reserve pending collection of the receivable (i.e. as the lender collects the receivables, the lenders return the 10% reserve amount to the Company). If the lender cannot collect all or part of the receivable, the lender will charge the reserve account of the Company.

The collateral pledged to the lender is the actual accounts receivables. As part of its factoring arrangements, the Company has granted a continuing first position perfected priority security interest in collateral which includes all of the Company’s accounts receivables, inventory, equipment and investment property. The lenders can collect proceeds against this collateral and liquidate the collateral under certain circumstances. In the event of a default by the Company under the factoring/lending arrangement, all outstanding obligations of the Company could be accelerated, resulting in significant damage to the Company’s business, operations and relationship with key clients.

Intellectual Property

At present, the Company does not possess any intellectual property protection. The Company may decide in the future to pursue efforts to protect its intellectual property, trade secrets and proprietary methods and processes.

Research and Development

The Company has not to date undertaken, and does not currently plan to undertake, any material research and development activities.

Employees and Organization

The Company presently has approximately 225 employees.

Most employees receive health benefits. The Company may offer additional fringe and welfare benefits in the future as the Company’s profits grow and/or the Company secures additional outside financing.

The Company considers its employees to be a prime strategic asset of its overall business and operations, and the Company strives to operate its business in a lean and cost-effective manner. The Company operates its business through the use of staffing coordinators, operation managers, sales managers, and senior management, all of which are integral to the success of the Company’s organization and operations. The Company’s model for its employment organization is based on the ratio of one employee for approximately every $1,000,000 in sales. The Company believes that this model compares favorably to an industry average based on one employee to every approximately $800,000 in sales.

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Property

The Company currently has two physical locations: Santa Fe Springs, California and Phoenix, Arizona.

The Santa Fe Springs location consists of 1,000 square feet and is a monthly lease that is located in an office park on a major thoroughfare for southern Los Angeles County, California. The monthly lease cost is $1,015, and annually the Company expends $12,700 for such lease. This location is almost filled at capacity and offers limited street visibility.

The Phoenix location consists of 1,600 square feet and is a yearly lease and is located at an intersection of a major thoroughfare for Phoenix, Arizona. The Phoenix location offers street visibility and room for growth. The monthly lease cost is $1,757, and annually the Company expends $20,750 for such lease.

The Company also anticipates opening an official corporate location in Irvine, California in the near future.

Subsidiaries

The Company has no subsidiaries.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies.

(A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

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The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

Reports to Security Holders

The Company has filed a registration statement on Form S-1, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of its common stock. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. Reference is made to the Company’s registration statement and each exhibit attached to it for a more detailed description of matters involving the Company. A potential investor may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission, along with any other filings of the Company, as described below.

In June 2011, the Company (as Moosewood Acquisition Corporation) filed a Form 10-12G general registration of securities pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant such Act and files with the Securities and Exchange Commission quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company's documents filed with the Securities and Exchange Commission may be inspected at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001522215.

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PLAN OF OPERATION

Business Plan

The basic business plan of the Company consists of providing employees to its clients and earning fees from these service agreements with clients. Expansion for the Company will come from several sources: first, organic growth with clients who open new facilities which will allow the company to have a presence in a new area if the Company can remain their employee services provider. Second, the Company plans to bid for new contracts that would have enough volume which would warrant opening a new location in an area where the Company was not previously represented. Third, the Company plans acquisitions of staffing companies which would give the Company an immediate presence in new territories. Finally, the Company does not currently operate overseas, but international expansion may present additional expansion opportunities in the future.

Potential Revenue

The Company expects to earn potential revenue from existing client services engagements whereby employees are placed at these clients. The Company prospects for new clients on an ongoing basis and also seeks additional revenue enhancement opportunities from existing clients.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The Company was incorporated in the State of Delaware in April 2011. Each of First Rate Staffing, LLC, a California limited liability company (“First Rate California”), and First Rate Staffing, Inc., a Nevada corporation (“First Rate Nevada”), merged into the Company in separate mergers (collectively, and together, the “Mergers”) that were concurrently completed in November 2012. References to the financial condition and performance of the Company below in this section “Management’s Discussions and Analysis of Financial Condition and Results of Operation” include First State California and First State Nevada, collectively.

The Company’s independent auditors have expressed substantial doubt as to the ability of the Company to continue as a going concern. Unless the Company is able to generate sufficient cash flow from operations and/or obtain additional financing, there is a substantial doubt as to the ability of the company to continue as a going concern.

Revenues and Losses

The Company has posted revenues from operations based on its billings to, and services for, customers. The Company posted revenues of approximately $2.5 million during the partial-year 2010, approximately $6.1 million in the full-year 2011 and approximately $6.9 million in the full-year 2012. During the nine months ended September 30, 2013, the Company posted revenues of $6.7 million, as compared to revenues of $5.0 million posted for the nine months ended September 30, 2012.

The Company has a mixed record of net losses and profits. The Company posted net losses of $575 during the partial-year 2010, net profits of $21,315 in the full-year 2011 and net losses of $120,195 in the full-year 2012. During the nine months ended September 30, 2013, the Company posted net profits of $58,239, as compared to net losses of $47,689 posted for the nine months ended September 30, 2012.

Equipment Financing

The Company has no existing equipment financing arrangements.

Pricing

Pricing for services is dependent on several variables ranging from credit, risk exposure, payment terms, payment methods, volume, and potential for growth. Applicable pricing is specified in customer services agreements. The Company typically charges client by marking up the pay of employees or through other bill rates (i.e. the Company charges the client an hourly rate that is a premium (mark-up) to the hourly wage that the Company pays to the employee).

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The mark-up charged by the Company on temporary staff varies for a number of reasons. For example, in some arrangements, the marked-up rate charged to the client includes compensation, all taxes, unemployment charges, workers’ compensation costs and a profit for the Company. Notably, unemployment withholding and other charges vary by State and these differences impact this mark-up. In addition, workers’ compensation cost codes are assigned to the employee based on the job description, which is a significant variable in costs (for example, a clerical worker may have s rate of $00.80- $1.50 per hundred dollars of payroll while a fork lift driver may cost $5.00-$7.00 per hundred dollars of payroll). The Company might charge a higher mark-up to compensate for situations with higher workers’ compensation costs (i.e. in the instance of the fork-lift driver in the preceding example). Pricing and the rate of mark-up is also impacted by the relationship of the Company with the applicable customer. Clients that provide a large volume of business (typically over 75 employees) would generally receive discounted rates. On the other hand, clients at which employees have consistently incurred injuries or clients which have a history of injuries in their business will generally be charged an additional mark-up rate to counteract this expected cost and potential liability. Finally, the Company also offers clients discounts when clients refer new employees to the Company.

Potential Revenue

The Company expects to earn potential revenue from existing client services engagements whereby employees are placed at these clients. The Company prospects for new clients on an ongoing basis and also seeks additional revenue enhancement opportunities from existing clients.

Alternative Financial Planning

The Company has no alternative financial plans at the moment. If the Company is not able to successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to expand its business plan or strategy over the next two years will be jeopardized.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Capital Resources

As of September 30, 2013, the Company had cash available of $46,152 and held accounts receivable of $83,523.

The Company’s proposed expansion plans and business process improvements over the next two years will necessitate additional capital and financing. Accordingly, the Company plans to raise between $2 million and $4 million of outside funding in the next one year, for the purposes of funding its own accounts receivable factoring company, establishing and operating its own worker’s compensation captive unit, and acquiring competitors and complementary service providers in its sector. Of this amount, the Company expects that it will need funding of $1.0 million to $1.5 million to achieve its expanded growth and profit objectives in its existing core business over the next two years.

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The Company anticipates that it will require approximately $700,000 to $1.0 million to establish and fund its factory facility. These amounts would be used to fund payroll and taxes up to the point that these amounts are collect from the client. Factoring internally would mean self-financing, resulting in a savings to the Company. No additional material or regulatory costs would be incurred at this point. If the Company were to offer factoring to other entities (i.e. outside of the Company) then Company would be subject to all the rules and regulations surrounding the operations of a finance company. Once the factoring entity is successfully set-up, the Company expects to realize ongoing savings from the reduced factoring costs.

The Company expects that establishing and funding its workers’ compensation captive will separately require funding of approximately $500,000 to $1.0 million, which will include a substantial deposit to establish the captive as a self-insured funding unit. The costs include a deposit needed of $500,000 or more, set-up costs of $50,000 to $60,000, and administrative fees of approximately $15,000 to $20,000 per year. Legal requirements for the formation of a captive vary by State. Currently, Hawaii and Nevada offer the most favorable requirements for establishing a captive for the Company. Any captive would still require catastrophic coverage beyond the normal coverage provided by the captive. There are numerous companies which provide direction and assistance for establishing a captive, and the Company would plan to engage such an advisory company. These companies are primarily responsible for ensuring that the captive meets the regulatory requirements initially and annually in the applicable State of formation. These advisors also assist in risk assessment, legal deposit requirements and claims administration. An impact on the Company’s current business from the captive would be the ability to retain the large deposit amounts required by insurance providers to remain in the control of the Company. As with the factoring entity, once the workers’ compensation captive is successfully set-up, the Company expects to realize ongoing savings from the reduced workers’ compensation costs.

There can be no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its contemplated business plans and operations (including its goals of establishing a factoring entity and workers’ compensation captive) unless it obtains additional financing or otherwise is able to generate sufficient revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

To date, the Company has not suffered from a liquidity issue, based on expected recurring operations. Any liquidity issues in the past were experienced as a result of non-recurring expenses and charges associated with preparing for the public offering of securities through this registration statement. In 2012, the Company expended a total of $105,780 in connection with the public of the Company’s securities ($45,000 paid to Tiber Creek, $42,000 for audit work and $18,780 for other professional fees). These amounts are non-recurring in nature, and without incurring such amounts, the Company would have finished 2012 with a cash balance of $291,367. Instead, the Company finished the year ended 2012 with a cash balance of $185,587. Although the Company incurred net loans of $231,493 from related parties in 2012, the Company would have still been cash-positive at the end of 2012 if the non-recurring expenses had not arisen (hence, not needing the related party loan). As a result, the Company did not experience cash flow or liquidity issues in 2012 from its recurring nature of actual business operations.

In 2013, the Company expects to expend approximately $50,000 for meeting various public company reporting and related requirements. These types of costs are expected to continue, although the aggregate amount of such expenses may vary from year to year depending on the reporting work and costs involved in any particular work.

However, the Company nevertheless expects to be cash-positive during 2013, because the Company entered into a new factoring agreement in September of 2012, which has a substantially lower interest rate charged to the Company (0.90% per month as opposed to the previous level of 2.74% per month). The Company expects that the new factoring agreement will result in reduced expenditures and cash savings to the Company of between $100,000 and $125,000 in 2013 vis-à-vis 2012. The Company utilizes a factoring facility to manage working capital and to ensure reasonable availability of access to cash.

As discussed above, the main liquidity issue was addressed when the Company entered into new factoring agreements that went into effect September 1, 2012. The Company expects to save more than $100,000 annually from this new arrangement (the difference resulting mainly from the lower interest rate charged by the new factor). The Company entered into a new agreement with TAB Bank, effective September 1, 2012, with a $1,000,000 factor commitment.

As the Company grows in size, the savings from this new factoring arrangement will continue to accrue and enhance the Company’s profitability and cash flow. The Company anticipates a marketing and ongoing public company reporting budget of approximately $40,000 to $50,000 per year (consisting of corporate governance associated expenses, professional legal and accounting fees). Based on this budget and the projected operations of the Company, there are no currently anticipated liquidity issues which would pose a threat to the current business and operations (as-is) of the Company.

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The Company anticipates a significant budget for marketing activities during 2012 and 2013, which will consist of two levels of marketing: client marketing and acquisition marketing.  Client marketing costs are associated with sales staff whose sole purpose is to market to current and potential clients that fit the Company model. The Company uses a ‘boots on the ground’ approach leaving behind brochures and informative packages in an attempt to secure the contract.  Additionally, the Company incurs client relations costs.  For client acquisitions the Company incurs costs for investor relations, travelling, expenses for client acquisitions, and case by case joint marketing material for specific acquisitions as they occur.

Cash flow can vary in the operation of a staffing business. Factors that can cause unexpected changes in cash flow include annual workers’ compensation deposits, seasonal variations in the Company’s temporary work force and holiday and vacation pay paid by the Company. In addition, the Company has non-recurring or extraordinary charges from time to time, such as the expenses associated with the public offering, attorney’s fees and accounting fees. To meet unexpected costs or variability in cash flow, the Company has relied from time to time on financing from its related parties. As the Company expands and its sustained profitability and cash flow improves, the Company expects that any such reliance on financing from third parties would become obviated. Currently, the financing from related parties to the Company consists of loans from related parties to the Company. These loans are three-year loans with simple interest payments of six percent (6.0%) per annum. The loans have balloon payments due at the end of the loan term. Currently, the Company has related party loans outstanding consisting of promissory notes outstanding of $183,563 (as of September 30, 2013) from monies advanced by Mr. Cliff Blake, an officer and director of the Company, to the Company. The original issuance of these notes was in the following amounts:

•	Three-year Promissory Note, as of March 2012, for $50,000, at 6.00% simple interest rate, maturing in April 2015.
•	Three-year Promissory Note, as of April 2012, for $45,000, at 6.00% simple interest rate, maturing in April 2015.
•	Three-year Promissory Note, as of April 2012, for $15,600, at 6.00% simple interest rate, maturing in April 2015.
•	Three-year Promissory Note, as of June 2012, for $109,826, at 6.00% simple interest rate, maturing in June 2015.
•	Three-year Promissory Note, as of June 2012, for $15,600, at 6.00% simple interest rate, maturing in June 2015.
•	Three-year Promissory Note, as of December 2012, for $100,652 at 6.00% simple interest rate, maturing in December 2015.

The Company does not plan to continue borrowing monies from related parties. In the past, such loans were necessary in order to fund non-recurring expenses, such as costs associated with this registration statement. In addition, as the Company obtained a new factoring/financing facility in 2012 which lowered its costs of capital, the Company expects to realize significant cost savings (and corresponding improvement to cash flow) from obtaining this new facility.

The promissory notes were issued primarily in order to provide capital that was anticipated to be needed for costs associated with the planned initial public offering of securities by the Company. As part of the initial public offering process, the Company estimated expenses that may be required in conjunction with such process. As part of estimating these expenses, the Company erred on the side of providing a cash cushion, so the aggregate amount of promissory notes issued has exceeded the total amount actually used for expenses related to its public offering of securities. In essence, the Company received more monies through the promissory notes than it has needed to date for the public offering expenses to date.

As discussed above, the Company incurred $105,780 of costs in 2012 in connection with the public offering, and the Company continues to incur ongoing costs in completing the initial public offering process (such as, without limitation, accounting fees, printing and Edgar costs, etc., associated with replying to comments of the Commission and filing amended documents). The Company currently estimates that it will require an expenditure of approximately $159,000 during 2013 in connection with the public offering (of which approximately $50,000 could be considered of a recurring type associated with meeting various public company reporting and related requirements). The following details an estimate of the costs that the Company intends to expend in 2013 in connection with its public offering of securities:

The Company estimates that the following costs will be expended in 2013 in connection with its public offering of securities:

Filing fees:	$6,000
Edgar fees:	$8,000
Transfer agent fees:	$10,000
Public relations fees:	$12,000
Attorney’s fees:	$25,000
Audit/Pre Audit/Review:	$76,000
Travel and Entertainment (broker roadshow):	$22,000

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The costs associated with the public offering of securities will necessarily be increased (due to costs of Edgar fees, accounting review fees, etc.) until the Company completes the process of the public offering of securities.

Separately, as discussed above, the Company anticipates a marketing and ongoing public company reporting budget of approximately $40,000 to $50,000 per year (consisting of corporate governance associated expenses, professional legal and accounting fees).

The Company believes that certain trends, events, demands, commitments and uncertainties may reasonably be expected to have an impact on the Company’s operations and capital resources:

Workers’ compensation costs: Applicable workers’ compensation rates may increase, which would have a significant impact on the Company’s costs and profitability. The Company believes that there is an ongoing trend by workers’ compensation insurance carriers to migrate outside of California. This general trend causes significant upward pressure on insurance rates for other carriers and customers (such as the Company) that operate in California. In terms of the Company specifically, the Company also may experience increased costs from workers’ compensation based on its loss experience. As workers’ compensation rates and premiums are calculated based on the experience of the Company, increased losses by the Company could result in higher insurance premium rates in future years.

General economic environment: The current economic recovery may end, and the general economic environment may experience significant fluctuations or changes. The Company’s business is very dependent on general economic conditions, and changes in the general economic environment may have a significant impact on the Company’s business and cash flow.

PPACA: The impact of the Patient Protection and Affordable Care Act (PPACA) may be significant. The Company believes that there may be a significant positive or negative impact ultimately on the Company and other businesses in its sector based on the implementation of PPACA. On the positive side, PPACA will require more administrative work for customers of the Company, thereby increasing potential service and revenue opportunities for the Company. However, on the negative side, some customers of the Company may decide to cease using the Company’s services and may choose to migrate functions in-house due to the complexity and time involved in PPACA compliance.

Discussion of the Nine Months ended September 30, 2013

The Company generated revenues during the nine months ended September 30, 2013 of $6,669,893, as compared to revenues of $5,022,392 posted for the nine months ended September 30, 2012, an increase of approximately 33% on a year-over-year comparable period basis. The increase in revenues is primarily due to the addition of new customers during 2013.

During the nine months ended September 30, 2013, the Company posted operating income of $73,882 and net income of $58,239, as compared to an operating loss of $35,842 and a net loss of $47,689 for the nine months ending September 30, 2012. The Company continues to incur professional fees in connection with its merger and public company activities (including the costs associated with the Company’s status as a public company and its conducting of an initial public offering of securities).

During the nine months ended September 30, 2013, the Company used cash of $30,769 in its operations. During such period, the Company also used cash in financing activities in the amount of $71,565.

The Company incurred capital expenditures during the nine months ended September 30, 2013 in the amount of $28,713 to purchase property and equipment.

Discussion of Year ended December 31, 2012

The Company generated revenues during the year ended December 31, 2012 of $6,937,349, as compared to revenues during the year ended December 31, 2011 of $6,099,042. Revenues increased on a year-over-year basis by approximately 14% due to the addition of new clients, consisting primarily of eight new customers.

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During the year ended December 31, 2012, the Company posted an operating loss of $109,662 and net loss of $120,195, as compared to an operating profit of $95,556 and net profit of $21,315 for the year ended December 31, 2011. A major contributor to the year-over-year decrease in profitability was the professional fees and costs of preparing for the Company’s status as a public company and conducting an initial public offering of securities. The Company incurred significant accounting, legal and other fees. Professional fees during the year ended December 31, 2012 were $105,780 as compared to professional fees of only $550 in the year ended December 31, 2011, an increase largely driven by the fees required to prepare for conducting a public offering of securities. In addition, the Company experienced increased workers’ compensation costs (reflected in its costs of goods sold), due to the increase in revenues as well as rate increases that occurred during 2012. Also, employee salaries and payroll costs necessarily rise as revenues rise, as was the case in 2012 compared to the prior year. The increase in workers’ compensation costs is based on the payroll of the Company; hence the costs rise as the payroll of the Company rises. Operating fees from insurance increased 22% from $278,495 in the year ended December 31, 2011 to $338,604 in the year ended December 31, 2012. The increase in these costs was primarily attributable to an increase in workers’ compensation premiums by $60,108 on a year-over-year basis. The increase in workers’ compensation costs is based on the payroll of the company; hence the costs rise as the payroll of the company revenues rises. Workers’ compensation insurance costs represent the majority of this increase in insurance costs. Liability insurance, which is tied directly to the Company’s annual revenues, increased because of the increase in revenues. In addition, workers’ compensation costs for the period of May 2012 to at least December of 2012 were calculated by the insurance carrier using the incorrect modification score for the Company, resulting in an amount of $41,105 being additionally expensed for workers’ compensation costs due to this error than would have otherwise been correct.

On an aggregate basis, the Company increased operating expenses by approximately 70% from 2011 to 2012. However, it should be noted that revenues also increased by 13.5%, and the Company required additional expense to meet the growth. Hence, in addition to the professional fees associated with the public offering ($105,780), the Company experienced additional operating expenses related directly to increased revenue growth on a year-over-year basis.

For the year ended December 31, 2012, the Company used cash of $53,970 in its operations. During such period, the Company also obtained cash from financing activities totaling $231,493. During the year ended December 31 2011, the Company used cash of $6,861 from operations and generated cash of $6,123 in financing activities.

The Company incurred capital expenditures of $3,848 during the year ended December 31, 2012, but did not incur any capital expenditures during the year ended December 31, 2011.

The Company expects the primary trend of increasing revenues to continue. As a result, payroll costs will continue to increase, and the addition of sales personnel will impact future sale increases. Continued improvement in the economy should also have a positive impact via existing clients doing more business with the Company. In addition, the Company expects to lower workers’ compensation costs based on lower rates.

Discussion of Year ended December 31, 2011

The Company generated revenues during the year ended December 31, 2011 of $6,099,042, as compared to revenues of $2,495,135 for the year ended December 31, 2010, an increase of approximately 144% on a year-over-year basis.

During the year ended December 31, 2011, the Company posted operating income of $95,556 and net income of 21,315, as compared to operating income of $31,132 and net loss of $575 for the year ending December 31, 2010. Operating fees from insurance increased 139% from $116,286 in the year ended December 31, 2010 to $278,495 in the year ended December 31, 2011. The increase in these costs was primarily attributable to an increase in workers’ compensation premiums by $161,458 on a year-over-year basis. The increase in workers’ compensation costs is based on the payroll of the Company; hence, the costs rise as the payroll of the Company rises.

During the year ended December 31, 2011, the Company used cash of $6,861 in its operations. During such period, the Company also obtained cash from financing activities totaling $6,123.

The Company did not incur any capital expenditures during the year ended December 31, 2011.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its officers:

Name	Age	Position	Year Commenced

Cliff Blake	58	Chief Executive Officer and Director	2012
Devon Galpin	34	Chief Operating Officer and Director	2012
Michael Mautz	46	Vice President and Director	2012
Joy Mautz	37	Vice President and Director	2012
Julie Galpin	35	Secretary and Director	2012

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Explanatory Note

The Company’s officers and directors were previously employed by Easy Staffing Services Inc. (formerly known as Excel Staffing Service, Inc. prior to 2008). In March of 2009, Lumea, Inc. purchased Easy Staffing Services Inc. Mr. Blake was retained as President and CEO of Easy Staffing Services Inc. by Lumea, Inc. The entity Lumea, Inc. was a subsidiary of Green Planet Group, Inc. The President and CEO of Green Planet Group, Inc., and its Chief Financial Officer, retained the full financial control of Lumea, Inc. after the acquisition of Easy Staffing Services Inc. by Lumea, Inc.

Mr. Blake resigned from his employment with Easy Staffing Services Inc. in April 2010 after suspecting that the Lumea entities were not properly paying certain tax obligations. Mr. Blake was also concerned that Lumea, Inc. had defaulted on promissory notes due to Easy Staffing Services Inc. in March 2010. Under the advice of legal counsel and the consideration of these factors, Mr. Blake believed that it was prudent for him to resign. Each of the other officers and directors of the Company thereafter resigned from their employment with Easy Staffing Services Inc. based on factors similar to those prompting Mr. Blake to resign (including that customers of Lumea, Inc. and its affiliates began learning in 2010 about the potential tax problems, and these customers were accordingly terminating their respective relationships with Lumea, Inc. and its affiliates).

Other than Mr. Blake, no other officer or director of the Company was party to any employment agreement with Lumea, Inc. or any of its affiliated entities. Mr. Blake was a party to any employment agreement with Lumea, Inc. and its affiliated entities, but such agreement was terminated when Mr. Blake resigned in 2010. A non-compete clause in Mr. Blake’s employment agreement expired on April 30, 2012.

Prior to, and during, 2012, Lumea, Inc. and its affiliates threatened and pursued civil litigation against Mr. Blake. However, at present, no such litigation against Mr. Blake is pending or threatened, and Lumea, Inc. filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code on August 17, 2011 and dissolved all of its operations in August 2012. There are no pending or threatened legal actions against Mr. Blake or the Company arising from or related to Lumea, Inc. or any of its affiliated

Cliff Blake

Cliff Blake serves as Chief Executive Officer, President and Treasurer of the Company, and is a director of the Company. Mr. Blake has over 22 years of experience in business and management, including in starting, building and operating numerous businesses, including over 12 years in owning and operating staffing businesses. Mr. Blake founded and built his own staffing company, Easy Staffing Services, Inc. (formerly known as Excel Staffing Service, Inc. prior to 2008), based in Scottsdale, Arizona, in 1999, and he served as its President and CEO from 1999 to 2009. Through the direction of Mr. Blake, the company started with an idea and was built in to a successful company employing over 50 internal employees and thousands of more temporary employees. The company was a major competitor in several states across the United States with ending annual revenues of over $104 million in 2009. The company was sold in 2009. From March 2009 to April 2010, Mr. Blake was employed as President and CEO of Easy Staffing Services, Inc. by Lumea, Inc., which acquired Easy Staffing Services, Inc. (formerly known as Excel Staffing Service, Inc. prior to 2008). From May 2010 to 2012 (when Mr. Blake joined the Company as an officer and director), Mr. Blake was self-employed. During this time, Mr. Blake conducted research on the staffing marketplace and helped design the business plan and model for the Company. Mr. Blake also provided advice and consultation (including with respect to workers’ compensation insurance, sales and marketing ,customer targeting and retention, risk management techniques, accounts receivable management, financing strategies and options, data processing, staffing industry relationships and operational management) to each of First Rate California and First Rate Nevada, respectively, and prepared the Company and these entities for potential merger and acquisition and going-public transactions. Mr. Blake was not directly employed by, or an officer or director of, First Rate Staffing, Inc. or First Rate Staffing LLC; however, he served as a valuable business advisor and consultant for these entities from 2010 to 2012. Mr. Blake did not receive any monetary compensation for his advisory role with First Rate Staffing, Inc. and First Rate Staffing LLC, however, he was provided with health care benefits. Mr. Blake received a Bachelor of Science degree from Louisiana Tech University in 1974 and a Master of Business Administration degree in Finance from Florida State University in 1975.

Devon Galpin

Devon Galpin serves as Chief Operating Officer, and is a director of the Company. Mr. Galpin supervises all operations of these entities, which includes all office locations, recruiting, internal staffing, order fulfillment, payroll, invoicing compliance, along with client management. Mr. Galpin served in the staffing industry since 2004 holding positions beginning in August 2005 at Easy Staffing Services, Inc. (formerly known as Excel Staffing Service, Inc. prior to 2008). Mr. Galpin joined Lumea Staffing of California, Inc. in March 2009 in sales, account management and operations. At the time he left Easy Staffing Services, Inc. and Lumea Staffing of California, Inc. in April 2010, Mr. Galpin oversaw the operations and management of $30 million is staffing business encompassing California and Arizona. In 2010, Mr. Galpin was a co-founder and officer of each of First Rate California and First Rate Nevada, respectively, a position in which he served until those entities merged into the Company. Upon such merger in 2012, Mr. Galpin became a part of the management of the Company. Mr. Galpin worked hand in hand with all senior members of his company to procure business and develop better operations for current and future clients. Mr. Galpin was also in charge of overseeing all payroll matters, delegating and hiring/terminating positions, evaluating profitability of clients, and accounts renewals. Mr. Galpin received a Bachelor of Arts degree in Political Science from Chapman College.

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Michael Mautz

Michael Mautz serves as Vice President of Risk Management, and is a director of the Company. Mr. Mautz supervises all risk management activities of these entities, including the worker’s compensation program of the companies. Mr. Mautz is an OSHA-certified risk manager. Mr. Mautz has been involved in the staffing industry for 12 years with his primary focus on risk management and loss prevention. His previous tenure with rapidly growing staffing companies, Easy Staffing Services, Inc. (formerly known as Excel Staffing Service, Inc. prior to 2008) and Lumea Staffing Inc., allowed him to gain critical knowledge on how to grow a business in a safe and productive manner. Because of the steady growth of the company, the risk management department had to be very aggressive and effectively design programs that protected the employees, thereby creating a more profitable business environment for the company. Mr. Mautz was with Easy Staffing Services, Inc. (formerly known as Excel Staffing Service, Inc. prior to 2008) and Lumea Staffing Inc. from Janury 2004 to April 2010, just prior to Mr. Mautz becoming a co-founder and officer of each of First Rate California and First Rate Nevada, respectively, a position in which he served until those entities merged into the Company. Upon such merger in 2012, Mr. Mautz became a part of the management of the Company. During his time at Easy Staffing Services, Inc. (January 2004 to March 2009), Mr. Mautz served first as a staffing coordination, then as a risk manager and later as a loss prevention specialist. Mr. Mautz continued in his capacity as a loss prevention specialist with Lumea Staffing, Inc. from March 2009 to April 2010.

Joy Mautz

Joy Mautz serves as Vice President of Finance, and is a director of the Company. Ms. Mautz heads all accounting functions, including cash flow management, state and federal tax compliance, financial modeling, forecasting and Sarbanes-Oxley compliance. Ms. Mautz has served in the staffing industry since 2005 holding positions as Controller and Assistant Controller of private and public companies, including Easy Staffing Services, Inc. (formerly known as Excel Staffing Service, Inc. prior to 2008) during the period June 2005 to March 2010. Ms. Mautz was employed by Lumea Staffing, Inc. as an accountant from 2009 to 2012, after Lumea Staffing, Inc. acquired Excel Staffing Services, Inc. As Assistant Controller and Controller, she worked with the daily cash management and treasury management for a multitude of business accounts. She worked directly with all banking relationship managers and directly with funding companies preparing daily funding requests and other daily and quarterly reports. Ms. Mautz assisted outside auditors with audit processes for private and public companies. She performed cash flow analysis, monthly financial statements and other miscellaneous management ad hoc reports. She analyzed business performance to maximize operations and prepared budgets, payroll, and cash flow reports. Also, Ms. Mautz performed monthly reconciliations for all bank accounts for management and for auditing purposes, and she researched and resolved any out of balances. Ms Mautz managed accounts receivables and made collection calls when needed. She also assisted with accounts payable and provided solutions to any deficiencies. In 2010, Ms. Mautz was a co-founder and officer of each of First Rate California and First Rate Nevada, respectively, a position in which she served until those entities merged into the Company. Upon such merger in 2012, Ms. Mautz became a part of the management of the Company. Ms. Mautz received a Bachelor of Arts degree from the California State University at Fullerton in 2004.

Julie Galpin

Julie Galpin serves as Secretary, and is a director of the Company. In this capacity, she also performs accounting and finance duties for these companies. For the past several years, Ms. Galpin has worked in similar accounting roles and capacities, including at Easy Staffing Services, Inc. (formerly known as Excel Staffing Service, Inc. prior to 2008), where she worked during the period April 2008 to April 2010. Ms. Galpin has served in the staffing industry since 2005, holding the position of accounting manager. In 2010, Ms. Galpin was a co-founder and officer of each of First Rate California and First Rate Nevada, respectively, a position in which he served until those entities merged into the Company. Upon such merger in 2012, Ms. Galpin became a part of the management of the Company. Her skills are in accounts receivables, reconciliations, and banking relationships. Ms. Galpin received a Bachelor of Arts degree in Psychology from the University of California, Irvine in 2005.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company's board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that there are no independent directors.

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Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

Legal Proceedings

Other than ongoing and routine employee claims for worker’s compensation that arise during the ordinary course of the business of the Company, there are currently no pending, threatened or actual legal proceedings of a material nature in which the Company is a party.

Devon Galpin, an officer of the Company, was named as a defendant (along with First Rate California) in a civil lawsuit filed in the Superior Court of California, County of Los Angeles, by Lumea Inc. and Lumea Staffing of California, Inc. in 2010. Subsequently, the parties entered into a mutual settlement and release agreement, and the case was dismissed in 2011. Mr. Galpin is no longer a party to any such litigation, and no such litigation is currently pending or threatened against Mr. Galpin.

None of the officers and directors of the Company are presently involved in material legal proceedings. Moreover, during the past ten years, none of the officers and directors of the Company have been involved in material legal proceedings of the nature described in Item 401(f) of Regulation S-K)

EXECUTIVE COMPENSATION

Remuneration of Officers: Summary Compensation Table

Description of Compensation Table

				Aggregate				All	Annual
		Annual	Annual	Accrued			Comp-	Other	Comp-
		Earned	Payments	Salary Since		Stock and	-ensation	Comp-	ensation
Name/Position	Year	Salary	Made	Inception	Bonus	Options	Plans	ensation	Total

Cliff Blake	2013	$0	$0	$0	$0	$0	$0	$0	$0
CEO and Director	2012	$0	$0	$0	$0	$0	$0	$0	$0

Devon Galpin	2013	$41,100	$41,100	$0	$0	$0	$0	$0	$41,100
COO and Director	2012	$41,100	$41,100	$0	$0	$0	$0	$0	$41,100

Michael Mautz	2013	$41,100	$41,100	$0	$0	$0	$0	$0	$41,100
Vice President & Director	2012	$41,100	$41,100	$0	$0	$0	$0	$0	$41,100

Joy Mautz	2013	$41,650	$41,650	$0	$0	$0	$0	$0	$41,650
Vice President & Director	2012	$41,650	$41,650	$0	$0	$0	$0	$0	$41,650

Julie Galpin	2013	$41,650	$41,650	$0	$0	$0	$0	$0	$41,650
Secretary and Director	2012	$41,650	$41,650	$0	$0	$0	$0	$0	$41,650

The compensation shown above is presented for the calendar/fiscal years and 2013 and 2012, respectively, and represents salaries and compensation payable to the officers noted above in connection with their services for First Rate California and First Rate Nevada. The officers noted above also received profits participation and earnings from their ownership interest in the equity of each of First Rate California and First Rate Nevada; as such profits participation and earnings represent returns to these officers by virtue of their equity ownership of these businesses, any such profits participation are not reflected in the table above.

As of December 31, 2013, there was no accrued compensation that was due to the Company’s employees or officers. Upon successful completion by the Company of a primary public offering in the future (or the completion of other financing or funding), however, the Company may compensate officers and employees as is discussed below in “Anticipated Officer and Director Remuneration.”

Each of the officers has received certain shares of common stock in the Company in connection with the change of control of the Company and/or the Mergers. Accordingly, the Company has not recorded any compensation expense in respect of any shares issued to the officers as such shares do not represent compensation that was paid to any officer.

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There are no current plans to pay or distribute any cash or non-cash bonus compensation to officers of the Company, until such time as the Company is profitable, experiences positive cash flow or obtains additional financing. However, the Board of Directors may allocate salaries and benefits to the officers in its sole discretion. No officer is subject to a compensation plan or arrangement that results from his or her resignation, retirement, or any other termination of employment with the Company or from a change in control of the company or a change in his or her responsibilities following a change in control. The members of the Board of Directors may receive, if the Board so decides, a fixed fee and reimbursement of expenses, for attendance at each regular or special meeting of the Board, although no such program has been adopted to date. The Company currently has no retirement, pension, or profit-sharing plan covering its officers and directors; however, the Company plans to implement certain such benefits after sufficient funds are realized or raised by the Company (see “Anticipated Officer and Director Remuneration” below.)

Employment Agreements

The Company enters into and maintains customary employment agreements with each of its officers and employees.

Anticipated Officer and Director Remuneration

The Company pays reduced levels of compensation to its officers and director at present. The Company intends to pay regular, competitive annual salaries to all its officers and will pay an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities and/or the Company reaches greater profitability, experiences larger and more sustained positive cash flow and/or obtains additional funding. At such time, the Company anticipates offering additional cash and non-cash compensation to officers and directors. In addition, although not presently offered, the Company anticipates that its officers and directors will be provided with additional fringe benefits and perquisites at subsidizes rates, or at the sole expense of the Company, as may be determined on a case-by-case basis by the Company in its sole discretion. In addition, the Company may plan to offer 401(k) matching funds as a retirement benefit at a later time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

				Percent of Class
			Percent of	After
		Number of Shares of	Class Before	Offering
Name	Position	Common Stock	Offering (1)	(2)

Cliff Blake	CEO and Director	1,000,000	14%	13%

Devon Galpin	COO and Director	1,000,000	14%	13%

Michael Mautz	Vice President and Director	1,000,000	14%	13%

Joy Mautz	Vice President and Director	1,000,000	14%	13%

Julie Galpin	Secretary and Director	1,000,000	14%	13%

Terry Blake	5% shareholder	1,000,000	14%	13%
33 Tall Oak
Irvine, CA 92603

Total owned by officers and directors (3)		6,000,000	86%	77	%(4)

* Less than 1%

(1) Based upon 7,000,000 shares outstanding as of the date of this offering.

(2) Assumes sale of all 1,600,000 Shares offered, and 7,000,000 shares outstanding following the offering.

(3) Ms. Blake is the spouse of Mr. Cliff Blake, the CEO and a director of the Company. Ms. Blake’s shares are accordingly presented above as part of the total ownership by officers of the Company, due to the relationship of Ms. Blake with Mr. Blake.

(4) The Company’s board of directors has designated and plans to issue one series of shares of Series A preferred stock consisting of 2,000,000 such shares. Each share of Series A preferred stock is entitled to 25 votes on all matters on which shareholders are entitled to vote. While there is no fixed time when the designated shares of preferred stock will be issued, the Company currently anticipates that it will issue these shares to its current officers and directors promptly following the effectiveness of the instant registration statement (i.e. within 90 days). The shares are expected to be issued as follows: (a) 333,335 shares to Cliff Blake; (b) 333,333 shares to each of the following individuals: (i) Devon Galpin; (ii) Julie Galpin; (iii) Michael Mautz; (iv) Joy Mautz; and (iv) Terry Blake. The purpose of the issuance of the Series A preferred stock would be to retain control of the Company for the current officers and directors. Even though such officers and directors presently control a majority of the common stock of the Company, their majority holdings may become diluted through additional shares issued by the Company from to time for completing acquisitions or securing financing or outside capital. The effect of issuing all such Series A preferred stock would result in the Company’s officers and directors having almost 97% voting control power of the Company assuming all of the shares were sold in this offering (in lieu of 77% voting control without the 25:1 voting rights of the Series A preferred stock being in effect).

41

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Cassidy, a partner in the law firm which acts as counsel to the Company, is the sole owner and director of Tiber Creek Corporation which owns 250,000 shares of the Company's common stock. Tiber Creek has received consulting fees of $45,000 to date from the Company (and is eligible to receive an additional $20,000) and also holds shares in the Company. Tiber Creek and its affiliate, MB Americus LLC, a California limited liability company, each currently hold 250,000 shares in the Company.

James Cassidy and James McKillop, who is the sole officer and owner of MB Americus, LLC, were both formerly officers and directors of the Company. As the organizers and developers of Moosewood, Mr. Cassidy and Mr. McKillop were involved with the Company prior to the Mergers. In particular, Mr. Cassidy provided services to the Company without charge, including preparation and filing of the charter corporate documents and preparation of the instant registration statement. Each of Mr. Cassidy and Mr. McKillop are considered promoters of the Company. Tiber Creek received cash fees from the Company of $45,000 and will receive an additional $20,000 at such time when the securities of the Company begin trading on the market.

Prior to the Merger, from time to time First Rate California advanced amounts to, as well as received payments from, First Rate Nevada, an affiliate company under common control by the same shareholders of First Rate California for working capital needs. Similarly, prior to the Merger, from time to time First Rate Nevada advanced amounts to, as well as received payments from, First Rate California, an affiliate company under common control by the same shareholders of First Rate Nevada for working capital needs. The reason for these transactions between the affiliated entities (First Rate California and First Rate Nevada, and vice-versa) is due to the manner in which the entities were originally organized. At the time that First Rate California and First Rate Nevada were initially formed, these two separate entities were organized; however, in actuality, First Rate California and First Rate Nevada operated together and under common control. The subsequent Mergers of these entities with the Company confirm the working relationship that the entities had prior to the Mergers. Prior to the Mergers, deposits and expenses were sometimes interrelated between the two entities, and transfers had to be made between the two companies to settle these transfers. The inter-company transfers are no longer needed, due to the Mergers (as the entities are combined into the Company), and these transfers are not expected to continue on a going forward basis.

The Company has promissory notes outstanding of $183,563 (as of September 30, 2013) from monies advanced by Mr. Cliff Blake, an officer and director of the Company, to the Company. The original issuance of these notes was in the following amounts:

•	Three-year Promissory Note, as of March 2012, for $50,000, at 6.00% simple interest rate, maturing in April 2015.
•	Three-year Promissory Note, as of April 2012, for $45,000, at 6.00% simple interest rate, maturing in April 2015.
•	Three-year Promissory Note, as of April 2012, for $15,600, at 6.00% simple interest rate, maturing in April 2015.
•	Three-year Promissory Note, as of June 2012, for $109,826, at 6.00% simple interest rate, maturing in June 2015.
•	Three-year Promissory Note, as of June 2012, for $15,600, at 6.00% simple interest rate, maturing in June 2015.
•	Three-year Promissory Note, as of December 2012, for $100,652 at 6.00% simple interest rate, maturing in December 2015.

Certain officers, directors and five percent shareholders have family relationships amongst them:

•	Cliff Blake, an officer and director of the Company, and Terry Blake, a five percent shareholder of the Company, are married. Mr. and Mrs. Blake are also parents/step-parents of Joy Mautz, an officer and director of the Company, and Julie Galpin, an officer and director of the Company.
•	Michael Mautz, an officer and director of the Company, is married to Joy Mautz.
•	Devon Galpin, an officer and director of the Company, is married to Julie Galpin.

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 1,600,000 shares of common stock held by such shareholders. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $2.00 per share for the duration of the offering.

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be "underwriters" under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

42

The following table sets forth ownership of shares held by each person who is a selling shareholder.

Name	Shares Owned Before Offering (1)		Offered Herein	Shares Owned After Offering (2)
	Number	Percentage	Number	Number	Percentage

Cliff Blake
CEO and Director	1,000,000	14%	100,000	900,000	13%

Devon Galpin
COO and Director	1,000,000	14%	100,000	900,000	13%

Michael Mautz
Vice President and Director	1,000,000	14%	100,000	900,000	13%

Joy Mautz
Vice President and Director	1,000,000	14%	100,000	900,000	13%

Julie Galpin
Secretary and Director	1,000,000	14%	100,000	900,000	13%

Terry Blake
5% shareholder	1,000,000	14%	100,000	900,000	13%

Teri and Daryl Baldridge	13,888	*	13,888	0	*

Sarah and Nino Barette	13,889	*	13,889	0	*

Bob Blake	10,000	*	10,000	0	*

Camille Blake	10,000	*	10,000	0	*

Katy Blake	10,000	*	10,000	0	*

Tim and Tracy Brown	10,000	*	10,000	0	*

Toni and Tammy Canzone	10,000	*	10,000	0	*

James Cassidy (3) Promoter	250,000	4%	250,000	0	*

Carla Cole	13,889	*	13,889	0	*

Janet Dickenson	13,889	*	13,889	0	*

Eric Escalante	13,889	*	13,889	0	*

Spiros Galpin	27,778	*	27,778	0	*

Spiros Galpin II	13,889	*	13,889	0	*

Tanya Galpin	13,888	*	13,888	0	*

Brian Gorman	13,889	*	13,889	0	*

Randy and Vicki Haringa	13,889	*	13,889	0	*

Edward Hartely	10,000	*	10,000	0	*

Randy and Dee Haynes	13,889	*	13,889	0	*

Karl Hempel	10,000	*	10,000	0	*

Mackie Hempel	10,000	*	10,000	0	*

Heidi Hermreck	13,889	*	13,889	0	*

Brad and Linda Ills	13,889	*	13,889	0	*

Dick and Karen Ills	13,889	*	13,889	0	*

Debbie Johns	10,000	*	10,000	0	*

Mike Johns	36,668	*	36,668	0	*

Doris Knox	10,000	*	10,000	0	*

Jan Mautz	13,889	*	13,889	0	*

James McKillop (4) Promoter	250,000	4%	250,000	0	*

Kathy McArdle	13,889	*	13,889	0	*

David Mejia	13,889	*	13,889	0	*

Marty and Patty Pflum	13,889	*	13,889	0	*

Jen and Kevin Puebla	13,888	*	13,888	0	*

Don and Barbara Rodgers	10,000	*	10,000	0	*

Troy and Lisa Schweers	13,889	*	13,889	0	*

Mike Tafoya	13,888	*	13,888	0	*

Nancy and Dan Tafoya	13,889	*	13,889	0	*

Rob Tafoya	13,889	*	13,889	0	*

Rebecca Zabel	10,000	*	10,000	0	*

Steve Zabel	10,000	*	10,000	0	*

* Less than 1%

(1) Based upon 7,000,000 shares outstanding as of the date of this offering.

(2) Assumes sale of all 1,600,000 Shares offered, and 7,000,000 shares outstanding following the offering.

(3) Includes 250,000 shares held by Tiber Creek Corporation, a Delaware corporation, which provided certain services to the Company as discussed herein. Mr. Cassidy is the president and sole shareholder of Tiber Creek Corporation. Mr. Cassidy is a promoter of the Company.

(4) Includes 250,000 shares held by MB Americus, LLC, a California limited liability company. Mr. McKillop also works with Tiber Creek Corporation from time to time. Mr. McKillop is an officer and the sole shareholder of MB Americus, LLC. Mr. McKillop is a promoter of the Company.

43

The Selling Shareholder Shares were acquired as follows:

o	James Cassidy acquired the 250,000 shares offered herein on April 20, 2011 for net consideration of $25.00.

o	James McKillop acquired the 250,000 shares offered herein on April 20, 2011 for net consideration of $25.00.

o	Cliff Blake acquired the 100,000 shares offered herein on March 23, 2012 for net consideration of $10.00.

o	The selling shareholders listed below acquired the respective number of shares offered herein for the consideration shown. These shares were acquired from July 1, 2012 through October 31, 2012.

Shareholder Name	Consideration	Number of Shares

Teri and Daryl Baldridge	$1.39	13,888
Sarah and Nino Barette	$1.39	13,889
Bob Blake	$1.00	10,000
Camille Blake	$1.00	10,000
Katy Blake	$1.00	10,000
Tim and Tracy Brown	$1.00	10,000
Toni and Tammy Canzone	$1.00	10,000
Carla Cole	$1.39	13,889
Janet Dickenson	$1.39	13,889
Eric Escalante	$1.39	13,889
Spiros Galpin	$2.78	27,778
Spiros Galpin II	$1.39	13,889
Tanya Galpin	$1.39	13,888
Brian Gorman	$1.39	13,889
Randy and Vicki Haringa	$1.39	13,889
Edward Hartely	$1.00	10,000
Randy and Dee Haynes	$1.39	13,889
Karl Hempel	$1.00	10,000
Mackie Hempel	$1.00	10,000
Heidi Hermreck	$1.39	13,889
Brad and Linda Ills	$1.39	13,889
Dick and Karen Ills	$1.389	13,889
Debbie Johns	$1.00	10,000
Mike Johns	$3.67	36,668
Doris Knox	$1.00	10,000
Jan Mautz	$1.39	13,889
Kathy McArdle	$1.39	13,889
David Mejia	$1.39	13,889
Marty and Patty Pflum	$1.39	13,889
Jen and Kevin Puebla	$1.39	13,888
Don and Barbara Rodgers	$1.00	10,000
Troy and Lisa Schweers	$1.39	13,889
Mike Tafoya	$1.39	13,888
Nancy and Dan Tafoya	$1.39	13,889
Rob Tafoya	$1.39	13,889
Rebecca Zabel	$1.00	10,000
Steve Zabel	$1.00	10,000

o	Each of the shareholders named below acquired shares in the Company that are offered herein on November 13, 2012 in connection with the Mergers. These shares were issued in consideration for stock and membership interests originally held in First Rate Nevada and First Rate California, respectively, by these shareholders since 2010.

Shareholder Name	Shares Offered Herein

Devon Galpin	100,000
Julie Galpin	100,000
Joy Mautz	100,000
Michael Mautz	100,000

44

o	Terry Blake acquired the 100,000 shares offered herein on November 13, 2012 for no consideration (the shares were issued pursuant to a previously agreed-upon arrangement relating to the change of control of the Company that occurred in March 2012).

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 7,000,000 shares of common stock outstanding of which 6,000,000 shares are owned by officers, directors and five percent shareholders of the Company.

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company's securities.

Rule 144 establishes specific criteria for determining whether a person is not engaged in a distribution of securities. Among other things, Rule 144 creates a safe harbor whereby a person satisfying the applicable conditions of the Rule 144 safe harbor is deemed not to be engaged in a distribution of the securities and therefore not an underwriter of the securities. If a purchaser of securities is unable to rely upon Rule 144 to sell securities, then the securities must be registered or another exemption from registration must be found in order for the distribution of securities to be made.

Pursuant to Rule 144(i), reliance upon Rule 144 is typically available for the resale of restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company (or an issuer that has been at any time previously a reporting or non-reporting shell company) only if the following conditions are met:

•	The issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;
•	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;
•	The issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	At least one year has elapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company.

The restriction regarding the use of Rule 144, due to the provisions of Rule 144(i), has recently expired with respect to the Company’s shares. As such, shares not registered in this offering may be sold pursuant to Rule 144, which could have the effect of depressing the share price (as a result of an excess number of shares being sold in the marketplace through Rule 144 concurrently with shares being sold in this offering).

LEGAL MATTERS

Cassidy & Associates, Beverly Hills, California (“Cassidy & Associates”), has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company. A member of the law firm of Cassidy & Associates is an officer and director of Tiber Creek Corporation and may be considered the beneficial owner of the 250,000 shares of common stock of the Company owned by Tiber Creek Corporation.

Interest of Counsel

Cassidy & Associates, counsel for the Company, who has given an opinion upon the validity of the securities being registered and upon other legal matters in connection with the registration or offering of such securities, had, or is to receive in connection with the offering, a substantial interest in the Company and was connected with the Company through Moosewood Acquisition. James Cassidy, a partner of Cassidy & Associates, was a director and officer of Moosewood Acquisition prior to its change of control and subsequent business combination with First Rate California and First Rate Nevada.

EXPERTS

Anton & Chia, LLP, an independent registered public accounting firm, has audited the balance sheets of First Rate Staffing Corporation as of December 31, 2012 and December 31, 2011, and the related statements of operations, changes in members’ equity (deficit), and cash flows for the years ended December 31, 2012 and December 31, 2011, respectively. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of April 10, 2013, given their authority as experts in accounting and auditing.

45

Anton & Chia, LLP, an independent registered public accounting firm, has audited Moosewood Acquisition Corporation’s (a development stage company) balance sheets as of December 31, 2011, and the related statements of operations, stockholders’ equity and cash flows for the period from April 20, 2011 (Inception) through December 31, 2011. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of March 28, 2012, given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation includes an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders or others by reason of a breach of the director’s fiduciary duty or otherwise, except under certain limited circumstances.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act. However, the indemnification provided in the certificate of incorporation is broad and should be considered to be of a broad scope and wide extent.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

46

FINANCIAL STATEMENTS

FIRST RATE STAFFING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2013	2012
	(Unaudited)
Assets

Current assets
Cash	$46,152	$185,587
Accounts receivable, net	83,523	53,578
Total current assets	129,675	239,165

Equipment, net	28,127	4,209
Notes receivable - related party	8,388	-
Deposit and other assets	180,952	80,517
Total assets	$347,142	$323,891

Liabilities and Stockholders' Equity (Deficit)

Current liabilities
Accounts payable	$47,764	$30,658
Other current liabilities	94,979	75,508
Total current liabilities	142,743	106,166
Notes payable - related parties	183,563	255,128
Total liabilities	326,306	361,294

Stockholders' equity (deficit)
Preferred stock, $0.0001 par value, 20,000,000 shares authorized, zero shares issued and outstanding	-	-

Common stock, $0.0001 par value, 100,000,000 shares authorized, 7,000,000 shares issued and oustanding at September 30, 2013 and December 31, 2012	700	700
Additional paid-in capital	61,352	61,352
Accumulated deficit	(41,216)	(99,455)
Total stockholders' equity (deficit)	20,836	(37,403)
Total liabilities and stockholders' equity (deficit)	$347,142	$323,891

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

47

FIRST RATE STAFFING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012

Revenues	$2,496,288	$1,706,647	$6,669,893	$5,022,392
Cost of revenues	2,195,043	1,450,537	5,931,641	4,469,109
Gross profit	301,245	256,110	738,252	553,283
Operating expenses	239,895	180,081	664,370	589,125
Income (loss) from operations	61,350	76,029	73,882	(35,842)
Interest and other expense, net	5,271	10,496	15,643	11,847
Income (loss) before income tax	56,079	65,533	58,239	(47,689)
Income tax expense	-	-	-	-
Net income (loss)	$56,079	$65,533	$58,239	$(47,689)

Net income (loss) per share:
Basic and diluted	$0.01	$0.02	$0.01	$(0.01)

Weighted average shares outstanding:
Basic and diluted	7,000,000	4,000,000	7,000,000	4,000,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

48

FIRST RATE STAFFING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended
	September 30,
	2013	2012

Operating activities
Net income (loss)	$58,239	$(47,689)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation expense	4,795	-
Changes in operating assets and liabilities:
Accounts receivable	(29,945)	(22,625)
Prepaid expense	-	(51,561)
Deposits and other assets	(100,435)	(70,459)
Accounts payable	17,106	(2,233)
Other current liabilities	19,471	55,239

Net cash used in operating activities	(30,769)	(139,328)

Investing activities
Borrowings on notes receivable - related party	(8,388)	-
Payments from acquisition of property and equipment	(28,713)	-

Net cash used in investing activities	(37,101)	-

Financing activities
Change in bank overdraft	-	(4,803)
Proceeds from note payable - related party	-	236,026
Payments on note payable - related party	(71,565)	-
Proceeds from shareholder contributions	-	147,590
Distributions to members	-	(157,500)

Net cash (used in) provided by financing activities	(71,565)	221,313

Net change in cash	(139,435)	81,985
Cash, beginning of the year	185,587	11,912
Cash, end of the year	$46,152	$93,897

Supplemental disclosure of cash flow information:
Interest paid	$15,657	$6,461

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

49

FIRST RATE STAFFING CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. ORGANIZATION AND BUSINESS

First Rate Staffing Corporation (“First Rate” or “the Company”), formerly known as Moosewood Acquisition Corporation (“Moosewood”) was incorporated on April 20, 2011 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

On May 22, 2012, the shareholders of the corporation and the Board of Directors unanimously approved the change of the Registrant’s name to First Rate Staffing Corporation and filed such change with the State of Delaware. On May 22, 2012, new officers and directors were appointed and elected and the prior officers and directors resigned.

On November 9, 2012, First Rate, entered into merger agreements with each of First Rate Staffing, LLC, a California limited liability company (“First Rate California”), and First Rate Staffing, Inc., a Nevada corporation (“First Rate Nevada”), in separate mergers (collectively, and together, the “Mergers”) that were concurrently completed on November 13, 2012. The purpose of the Mergers was to facilitate and prepare the Company for a registration statement and/or public offering of securities. Prior to the Mergers, First Rate California and First Rate Nevada were under common control by the same group of shareholders.

The Mergers were affected by the Company through the exchange of (i) all of the outstanding membership interests of First Rate California for 2,000,000 shares of common stock of the Company, and (ii) all of the outstanding shares of First Rate Nevada for 2,000,000 shares of common stock of the Company. Accordingly, a total of 4,000,000 shares were issued in the Mergers.

First Rate California was formed in April 2010 in the State of California. Since its inception, First Rate California has provided recruiting and staffing services for temporary positions in light industrial, distribution center, assembly, and clerical businesses to clients in California.

First Rate Nevada was formed in March 2010 in the State of Nevada and is registered toconduct business in the State of Arizona. Since its inception, First Rate Nevada has provided recruiting and staffing services for temporary positions in light industrial, distribution center, assembly, and clerical businesses to clients in Arizona.

As a result of the Mergers, each of First Rate California and First Rate Nevada has merged into and become a part of the Company. The Company, as the surviving entity from the Mergers, has taken over the respective operations and business plans of each of both First Rate California and First Rate Nevada.

The Company provides recruiting and staffing services for temporary positions in the light industrial, distribution center, assembly, and clerical areas to its clients in Arizona, with an option for the clients and candidates to choose the most beneficial working arrangements.

2. BASIS OF PRESENTATION

The accompanying condensed consolidated balance sheet as of December 31, 2012, which has been derived from the Company’s audited financial statements as of that date, and the unaudited condensed consolidated financial information of the Company as of September 30, 2013 and for the three and six months ended September 30, 2013 and 2012, has been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 8-03 of Regulation S-X. In the opinion of management, such financial information includes all adjustments considered necessary for a fair presentation of the Company’s financial position at such date and the operating results and cash flows for such periods. Operating results for the interim period ended September 30, 2013 are not necessarily indicative of the results that may be expected for the entire year.

50

Certain information and footnote disclosure normally included in financial statements in accordance with generally accepted accounting principles have been omitted pursuant to the rules of the United States Securities and Exchange Commission (“SEC”). These unaudited financial statements should be read in conjunction with our audited financial statements and accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed on April 11, 2013.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s consolidated financial statements. Such consolidated financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements.

Use of Estimates

In preparing these condensed consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Reclassifications

Certain prior year amounts have been reclassified to conform with the current year presentation.  The reclassifications have not impacted the previously reported results of operations or total assets, liabilities or stockholders’ deficit.

Cash

The Company considers all highly-liquid investments with original maturities of three months or less when purchased to be cash equivalents.

Accounts Receivable and Factoring

Accounts receivable are carried at the original amount less an estimate made for doubtful accounts based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering each customer’s financial condition and credit history, as well as current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. The allowance for doubtful accounts as of September 30, 2013 and December 31, 2012 was $0.

During 2012, the Company entered into a new accounts receivable factoring arrangement with a non-related third party financial institution (the “Factor”). Pursuant to the terms of the arrangement, the Company, from time to time, shall sell to the Factor certain of its accounts receivable balances on a non-recourse basis for credit approved accounts. The Factor remits 90% of the accounts receivable balance to the Company, with the remaining balance, less fees, to be forwarded to the Company once the Factor collects the full accounts receivable balance from the customer. An administrative fee of 0.015% per diem is charged on the gross amount of accounts receivables assigned to Factor, plus interest to be calculated at 0.011806% per day. The total amount of accounts receivable factored was $777,717 (unaudited) and $586,867 at September 30, 2013 and December 31, 2012, respectively.

51

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on the Company’s principal or, in the absence of a principal, most advantageous market for the specific asset or liability.

GAAP provides for a three-level hierarchy of inputs to valuation techniques used to measure fair value, defined as follows:

•	Level 1 — Inputs that are quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity can access.
•	Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability, including:

–	Quoted prices for similar assets or liabilities in active markets

–	Quoted prices for identical or similar assets or liabilities in markets that are not active
–	Inputs other than quoted prices that are observable for the asset or liability
–	Inputs that are derived principally from or corroborated by observable market data by correlation or other means

•	Level 3 — Inputs that are unobservable and reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability based on the best information available in the circumstances (e.g., internally derived assumptions surrounding the timing and amount of expected cash flows). The Company did not measure any financial instruments presented on the Consolidated Balance Sheets at fair value on a recurring basis using significantly unobservable inputs (Level 3) during the nine months ended September 30, 2013 and 2012.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company places its cash with high quality banking institutions. From time to time, the Company may maintain cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit. Historically, the Company has not experienced any losses on deposits.

The Company’s policy is to maintain an allowance for doubtful accounts, if any, for estimated losses resulting from the inability of its customer to pay. However, if the financial condition of the Company’s customers were to deteriorate rapidly, resulting in nonpayment, the Company could be required to provide for additional allowances, which would decrease operating results in the period that such determination was made.

Equipment

Equipment is presented at cost less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets. Betterments, renewals, and extraordinary repairs that extend the life of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation and amortization applicable to retired assets are removed from the Company’s accounts, and the gain or loss on dispositions, if any, is recognized in the consolidated statements of operations

Equipment are recorded at cost and depreciated using the straight-line method over an estimated useful life of 5 years.

52

Revenue Recognition

The Company’s revenue is derived from providing temporary staffing services to its clients. The Company recognizes revenue in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) No. 605, Revenue Recognition. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

Cost of Revenue

Cost of revenue consists of wages, related payroll taxes, workers compensation, and employee benefits of the Company’s employees while they work on contract assignment as temporary staff of the Company’s customers.

Net Income (Loss) Per Share

Basic net income (loss) per share is computed by using the weighted-average number of common shares outstanding during the period. Diluted net income per share is computed giving effect to all dilutive potential common shares that were outstanding during the period. The Company had no dilutive common shares during the three or nine months ended September 30, 2013 or 2012.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases as well as operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The likelihood of realizing the tax benefits related to a potential deferred tax asset is evaluated, and a valuation allowance is recognized to reduce that deferred tax asset if it is more likely than not that all or some portion of the deferred tax asset will not be realized. Deferred tax assets and liabilities are calculated at the beginning and end of the year; the change in the sum of the deferred tax asset, valuation allowance and deferred tax liability during the year generally is recognized as a deferred tax expense or benefit. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

The Company evaluates the accounting for uncertainty in income tax recognized in its financial statements and determines whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit is recorded in its financial statements. For those tax positions where it is “not more likely than not” that a tax benefit will be sustained, no tax benefit is recognized. Where applicable, associated interest and penalties are also recorded. The Company has not accrued for any such uncertain tax positions as of September 30, 2013 or December 31, 2012.

Recent Accounting Pronouncements

There are no recently issued accounting pronouncements that the Company has yet to adopt that are expected to have a material effect on its financial position, results of operations, or cash flows.

Litigation

As of September 30, 2013, the claim with Marisol Lopez vs. First Rate Staffing LLC and RA Phillips Industries was settled for the total amount of $71,250. Phillips covered First Rate Corporation for $20,000 to be paid back out of First Rates invoices in $5,000.00 increments. First Rate was responsible for $5,000.00 paid to Lopez immediately in the form of a check to have taxes taken out. Lastly, the Company paid a total of $10,625 to Lopez in care of her attorneys.

53

4. GOING CONCERN

The Company has accumulated deficit of $41,216 since inception. This accumulated deficit is primarily the result of increased operating expenses during 2012 associated with professional fees necessary to complete the merger transaction in November 2012, as described in Note 1. Going forward, the Company expects these annual expenses to be lower. In addition, in September of 2012, the Company entered into a new factoring agreement with TAB Bank which reduced financing costs from an average APR of 24% to 12%. We expect this will generate an annual savings of approximately $40,000 to $70,000.

The Company’s continuation as a going concern is dependent on management’s ability to develop profitable operations, and / or obtain additional financing from its shareholders and / or other third parties. In order to address the need to satisfy its continuing obligations and realize its long term strategy, management’s plans include continuing to fund operations with cash received from financing activities.

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so. The condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

5. EQUIPMENT

Property and equipment consisted of the following as of September 30, 2013 and December 31, 2012.

	September 30,	December 31,
	2013	2012
	(Unaudited)

Furniture and equipment	$5,658	$4,945
Vehicles	28,000	-
	33,658	4,945

Less: accumulated depreciation	5,531	736

	$28,127	$4,209

Depreciation expense for the three months ended September 30, 2013 and 2012 amounted to $1,671 and $0, respectively. Depreciation expense for the nine months ended September 30, 2013 and 2012 amounted to $4,795 and $0, respectively.

6. NOTES RECEIVABLE – RELATED PARTY

In March 2013, the Company issued a series of unsecured notes receivables to an officer of the Company. The borrowings are due in one lump payment in March 2015 and earn interest at a rate of 15% per annum.

7. NOTES PAYABLE - RELATED PARTIES

During 2012, the Company obtained unsecured promissory notes payables from one of its shareholders on various dates between March 2012 and December 2012. The total aggregate amounts outstanding as of September 30, 2013 and December 31, 2012 amounted to $183,563 (unaudited) and $255,128, respectively. The notes bear interest at a rate of 6% per annum and are due in full in one lump payment 3 years from the issuance dates. All notes are payable at various dates ranging from March through December 2015. During the reporting period, there were no financial covenant requirements under the notes.

54

FIRST RATE STAFFING CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012 and 2011

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of

First Rate Staffing Corporation:

We have audited the accompanying consolidated balance sheets of First Rate Staffing Corporation (the “Company”) as of December 31, 2012 and 2011, and the related consolidated statements of operations, changes in shareholders’ equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to the above present fairly, in all material respects, the consolidated financial position of First Rate Staffing Corporation as of December 31, 2012 and 2011, and the consolidated results of their operations and cash flows for the year ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements, the Company has incurred an accumulated deficit of $99,455 from inception to December 31, 2012. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are described in Note 4. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, California

April 10, 2013

F-2

FIRST RATE STAFFING CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31, 2012	December 31, 2011
ASSETS

Current Assets
Cash	$185,587	$11,912
Accounts receivables, net	53,578	63,959
Total current assets	239,165	75,871

Deposits and other assets	84,726	42,383

Total Assets	$323,891	$118,254

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Bank overdraft	$-	$13,924
Accounts payable	30,658	8,462
Other current liabilities	75,508	3,365
Total current liabilities	106,166	25,751
Note Payable-related parties	255,128	-
Total Liabilities	361,294	25,751

Commitments

Shareholders' Deficit
Preferred stock; $0.0001 par value; 20,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2012 and 2011	-	-
Common stock; $0.001 par value; 100,000,000 shares authorized, 7,000,000 and 4,000,000 shares issued and outstanding as of December 31, 2012 and 2011	700	400
Additional paid-in capital	61,352	71,363
Retained Earnings (accumulated deficit)	(99,455)	20,740
Total Shareholders' Deficit	(37,403)	92,503

Total Liabilities and Shareholders' Deficit	$323,891	$118,254

(1) The December 31, 2011 capital accounts of the Company have been retroactively restated to reflect the equivalent number of common shares based on the exchange ratio of the merger transaction. See Note 1.

The accompanying notes are an integral part of these consolidated financial statements.

F-3

FIRST RATE STAFFING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended	For the year ended
	December 31, 2012	December 31, 2011

Revenues	$6,937,349	$6,099,042
Cost of revenues	6,251,249	(5,534,023)
Gross profit	686,100	565,019

Operating expenses	795,762	469,463
Income (loss) from operations	(109,662)	95,556

Other income (expenses):
Interest expense	(10,533)	(67,596)
Other income	—	200
	(10,533)	(67,396)
Income (loss) before income tax	(120,195)	28,160

Income tax expense	—	6,845

Net Income (loss)	$(120,195)	$21,315

Net income (loss) per share:
Basic and diluted	$(0.02)	$0.01

Weighted average shares outstanding:
Basic and diluted	5,465,929	4,000,000

(2) The capital accounts of the Company have been retroactively restated to reflect the equivalent number of common shares based on the exchange ratio of the merger transaction in determining the basic and diluted weighted average shares. See Note 1.

The accompanying notes are an integral part of these consolidated financial statements.

F-4

FIRST RATE STAFFING CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

					Additional		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Shareholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)

Balance, December 31, 2010	-	$-	4,000,000	$400	$68,262	$(575)	$68,087

Proceeds from shareholders	-	-	-	-	3,101	-	3,101
Net loss	-	-	-	-	-	21,315	21,315

Balance, December 31, 2011	-	-	4,000,000	400	71,363	20,740	92,503

Return of capital	-	-	-	-	(9,911)	-	(9,911)
Common stock issued to management and related parties at a discount	-	-	2,000,000	200	(100)	-	100
Common stock issued to unrelated investors for cash	-	-	1,000,000	100	-	-	100
Net loss	-	-	-	-	-	(120,198)	(120,198)

Balance, December 31, 2012	-	$-	7,000,000	$700	$61,352	$(99,455)	$(37,403)

(3) The December 31, 2011 and 2010 capital accounts of the Company have been retroactively restated to reflect the equivalent number of common shares based on the exchange ratio of the merger transaction. See Note 1.

The accompanying notes are an integral part of these consolidated financial statements.

F-5

FIRST RATE STAFFING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended	For the year ended
	December 31, 2012	December 31, 2011

Operating Activities:
Net income (loss)	$(120,195)	$21,315
Adjustments to reconcile net loss to net cash used by operating activities:
Provision for doubtful accounts receivable	-	29,824
Depreciation and amortization	736	-
Changes in operating assets and liabilities
Accounts receivable	10,381	(45,167)
Prepaid expense	-	30,524
Deposits and other assets	(39,232)	(31,260)
Accounts payable	22,197	(260)
Tax payable	-	(6,800)
Other current liabilities	72,143	(5,037)
Net cash used in operating activities	(53,970)	(6,861)

Investing Activities:
Purchase of equipment	(3,848)	-
Net cash used by investing activities	(3,848)	-

Financing Activities:
Cash acquired from reverse merger transaction	200	-
Changes in bank overdraft	(13,924)	3,022
Proceeds from note-payable-related party	255,128	-
Payments to shareholders for return of capital	(9,911)	3,101
Net cash provided by financing activities	231,493	6,123

Net change in cash	173,675	(738)
Cash, beginning of period	11,912	12,650
Cash, end of period	$185,587	$11,912

Supplemental disclosure of cash flow information:
Cash paid for interest	$6,461	$67,304
Cash paid for taxes	$190	$13,645

The accompanying notes are an integral part of these consolidated financial statements.

F-6

FIRST RATE STAFFING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS

First Rate Staffing Corporation ("First Rate" or "the Company"), formerly known as Moosewood Acquisition Corporation ("Moosewood") was incorporated on April 20, 2011 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

On May 22, 2012, the shareholders of the corporation and the Board of Directors unanimously approved the change of the Registrant's name to First Rate Staffing Corporation and filed such change with the State of Delaware. On May 22, 2012, new officers and directors were appointed and elected and the prior officers and directors resigned.

On November 9, 2012, First Rate, entered into merger agreements with each of First Rate Staffing, LLC, a California limited liability company (“First Rate California”), and First Rate Staffing, Inc., a Nevada corporation (“First Rate Nevada”), in separate mergers (collectively, and together, the “Mergers”) that were concurrently completed on November 13, 2012. The purpose of the Mergers was to facilitate and prepare the Company for a registration statement and/or public offering of securities. Prior to the Mergers, First Rate California and First Rate Nevada were under common control by the same group of shareholders.

The Mergers were affected by the Company through the exchange of (i) all of the outstanding membership interests of First Rate California for 2,000,000 shares of common stock of the Company, and (ii) all of the outstanding shares of First Rate Nevada for 2,000,000 shares of common stock of the Company. Accordingly, a total of 4,000,000 shares were issued in the Mergers.

First Rate California was formed in April 2010 in the State of California. Since its inception, First Rate California has provided recruiting and staffing services for temporary positions in light industrial, distribution center, assembly, and clerical businesses to clients in California.

First Rate Nevada was formed in March 2010 in the State of Nevada and is registered to do conduct business in the State of Arizona. Since its inception, First Rate Nevada has provided recruiting and staffing services for temporary positions in light industrial, distribution center, assembly, and clerical businesses to clients in Arizona.

As a result of the Mergers, each of First Rate California and First Rate Nevada has merged into and become a part of the Company. The Company, as the surviving entity from the Mergers, has taken over the respective operations and business plans of each of both First Rate California and First Rate Nevada.

The Company provides recruiting and staffing services for temporary positions in the light industrial, distribution center, assembly and clerical areas to its clients in Arizona, with an option for the clients and candidates to choose the most beneficial working arrangements.

2. BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and include all the notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation of the consolidated financial statements have been included.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s consolidated financial statements. Such consolidated financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements.

F-7

FIRST RATE STAFFING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Use of Estimates

In preparing these consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly-liquid investments with maturities of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of December 31, 2012 or 2011. Under the terms of the Company’s bank agreements, outstanding checks in excess of the cash balances in the Company’s primary disbursement accounts create a bank overdraft liability. Bank overdrafts were $0 and $13,924 at December 31, 2012 and December 31, 2011, respectively.

Accounts Receivable and Factoring

Accounts receivable are carried at the original amount less an estimate made for doubtful accounts based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering each customer's financial condition and credit history, as well as current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. The allowance for doubtful accounts as of December 31, 2012 and 2011 were zero and $29,824.

During 2012, the Company entered into a new accounts receivable factoring arrangement with a non-related third party financial institution (the "Factor"). Pursuant to the terms of the arrangement, the Company, from time to time, shall sell to the Factor certain of its accounts receivable balances on a non-recourse basis for credit approved accounts. The Factor remits 90% of the accounts receivable balance to the Company, with the remaining balance, less fees, to be forwarded to the Company once the Factor collects the full accounts receivable balance from the customer. An administrative fee of 0.015% per diem is charged on the gross amount of accounts receivables assigned to Factor, plus interest to be calculated at 0.011806% per day. The total amount of accounts receivables factored was $586,867 and $571,330 at December 31, 2012 and December 31, 2011, respectively.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on the Company’s principal or, in the absence of a principal, most advantageous market for the specific asset or liability.

GAAP provides for a three-level hierarchy of inputs to valuation techniques used to measure fair value, defined as follows:

•	Level 1 — Inputs that are quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity can access.
•	Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability, including:
–	Quoted prices for similar assets or liabilities in active markets

–	Quoted prices for identical or similar assets or liabilities in markets that are not active

F-8

FIRST RATE STAFFING CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

–	Inputs other than quoted prices that are observable for the asset or liability

–	Inputs that are derived principally from or corroborated by observable market data by correlation or other means

•	Level 3 — Inputs that are unobservable and reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability based on the best information available in the circumstances (e.g., internally derived assumptions surrounding the timing and amount of expected cash flows). The Company did not measure any financial instruments presented on the Consolidated Balance Sheets at fair value on a recurring basis using significantly unobservable inputs (Level 3) during the years ended December 31, 2012 and 2011, although the disclosed fair value of certain assets that are not carried at fair value, as presented later in this Note, are classified within Level 3.

The following table summarizes the Company’s financial assets and financial liabilities measured at fair value on a recurring basis, categorized by GAAP’s valuation hierarchy (as described in the preceding paragraphs), as of December 31:

	2012			2011
	Total	Level 1	Level 2	Total	Level 1	Level 2
Assets:
Accounts Receivable	53,578		53,578	63,959		63,959
Total assets	53,578	-	53,578	63,959	-	63,959

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company places its cash with high quality banking institutions. From time to time, the Company may maintain cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit. Historically, the Company has not experienced any losses on deposits.

The Company’s policy is to maintain an allowance for doubtful accounts, if any, for estimated losses resulting from the inability of its customer to pay. However, if the financial condition of the Company’s customers were to deteriorate rapidly, resulting in nonpayment, the Company could be required to provide for additional allowances, which would decrease operating results in the period that such determination was made.

Revenue Recognition

The Company’s revenue is derived from providing temporary staffing services to its clients. The Company recognizes revenue in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) No. 605, Revenue Recognition. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

Cost of Revenue

Cost of revenue consists of wages, related payroll taxes, workers compensation, and employee benefits of the Company’s employees while they work on contract assignment as temporary staff of the Company’s customers.

Net Income (Loss) Per Share

Basic net income (loss) per share is computed by using the weighted-average number of common shares outstanding during the period. Diluted net income per share is computed giving effect to all dilutive potential common shares that were outstanding during the period. The Company had no dilutive securities outstanding as of December 31, 2012 or 2011.

F-9

FIRST RATE STAFFING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. Accordingly, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740. Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Recent Accounting Pronouncements

Adopted

Effective January 2012, the Company adopted ASU No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (ASU 2011-04). ASU 2011-04 represents the converged guidance of the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board (IASB) on fair value measurement. A variety of measures are included in the update intended to either clarify existing fair value measurement requirements, change particular principles requirements for measuring fair value or for disclosing information about fair value measurements. For many of the requirements, the FASB does not intend to change the application of existing requirements under Accounting Standards Codification (ASC) Topic 820, Fair Value Measurements. ASU 2011-04 was effective for interim and annual periods beginning after December 15, 2011. The adoption of this update did not have a material impact on the consolidated financial statements.

Effective January 2012, the Company adopted ASU No. 2011-05, Presentation of Comprehensive Income (ASU 2011-05). ASU 2011-05 is intended to increase the prominence of items reported in other comprehensive income and to facilitate convergence of accounting guidance in this area with that of the IASB. The amendments require that all nonowner changes in shareholders’ equity be presented in a single continuous statement of comprehensive income or in two separate but consecutive statements. In December 2011, the FASB issued ASU No. 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05 (ASU 2011-12). ASU 2011-12 defers the provisions of ASU 2011-05 that require the presentation of reclassification adjustments on the face of both the statement of income and statement of other comprehensive income. Amendments under ASU 2011-05 that were not deferred under ASU 2011-12 will be applied retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2011. The adoption of this update did not have a material impact on the consolidated financial statements.

Not Adopted

In December 2011, the FASB issued ASU No. 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities (ASU 2011-11). The amendments in ASU 2011-11 require the disclosure of information on offsetting and related arrangements for financial and derivative instruments to enable users of its financial statements to understand the effect of those arrangements on its financial position. Amendments under ASU 2011-11 will be applied retrospectively for fiscal years, and interim periods within those years, beginning after January 1, 2013. The Company is evaluating the effect, if any, adoption of ASU 2011-11 will have on its consolidated financial statements.

F-10

FIRST RATE STAFFING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In February 2013, the FASB issued ASU No. 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive (ASU 2013-02). This guidance is the culmination of the FASB’s deliberation on reporting reclassification adjustments from accumulated other comprehensive income (AOCI). The amendments in ASU 2013-02 do not change the current requirements for reporting net income or other comprehensive income. However, the amendments require disclosure of amounts reclassified out of AOCI in its entirety, by component, on the face of the statement of operations or in the notes thereto. Amounts that are not required to be reclassified in their entirety to net income must be crossreferenced to other disclosures that provide additional detail. This standard is effective prospectively for annual and interim reporting periods beginning after December 15, 2012. The Company is evaluating the effect, if any, the adoption of ASU 2013-02 will have on its consolidated financial statements.

4. GOING CONCERN

The Company has sustained operating losses of $99,455 since inception. These losses are primarily the result of increased operating expenses during 2012 associated with professional fees necessary to complete the merger transaction in November 2012, as described in Note 1. During 2012, the Company incurred audit related fees of approximately $62,000, as well as $65,000 relating to professional’s fees incurred during the going public process. Going forward, the Company expects these annual expenses to be lower. In addition, in September of 2012, the Company entered into a new factoring agreement with TAB Bank which reduced financing costs from an average APR of 24% to 12%. We expect this will generate an annual savings of approximately $40,000 to $70,000.

The Company’s continuation as a going concern is dependent on management’s ability to develop profitable operations, and / or obtain additional financing from its shareholders and / or other third parties. In order to address the need to satisfy its continuing obligations and realize its long term strategy, management’s plans include continuing to fund operations with cash received from financing activities.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

5. ACCOUNTS RECEIVABLE

The Company’s accounts receivable consists of the following as of:

	December 31
	2012	2011
Account receivable	$581,758	$596,672
Factor reserve at 10%	58,687	68,442
	640,445	665,114
Less: factored accounts receivable	(586,867)	(571,330)
	53,578	93,784
Allowance for doubtful accounts	-	(29,824)
	$53,578	$63,960

F-11

FIRST RATE STAFFING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. OTHER ASSETS

The Company’s other assets consist of the following as of:

	December 31
	2012	2011
Deposit for insurance	$73,718	$38,155
Deposit on office lease and utilities	3,800	3,131
Other	3,000	-
Total	$80,518	$41,286

7. SHAREHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of December 31, 2012, 7,000,000 shares of common stock and no preferred stock were issued and outstanding.

On April 20, 2011, 10,000,000 shares of common stock were issued to Tiber Creek Corporation for total consideration paid of $1,000.00. Subsequently, in May 2012, the Company redeemed an aggregate of 9,750,000 of these shares for the redemption price of $975.

On April 20, 2011, 10,000,000 shares of common stock were issued to MB Americus, LLC for total consideration paid of $1,000.00. Subsequently, in May 2012, the Company redeemed an aggregate of 9,750,000 of these shares for the redemption price of $975.

On May 22, 2012, 1,000,000 shares of common stock were issued by the Company to Cliff Blake pursuant to the change of control in the Company. The aggregate consideration paid for these shares was $100.

From July 1, 2012 through October 31, 2012, 500,000 shares of common stock were issued by the Company to multiple shareholders pursuant to executed subscription agreements. The aggregate consideration paid for these shares was $50.

On November 13, 2012, the Company issued 4,000,000 shares of common stock to Devon Galpin, Julie Galpin, Joy Mautz and Michael Mautz, four management personnel in connection with the Mergers at a discount. The 4,000,000 shares were retroactively restated to reflect the recapitalization of common stock.

On November 13, 2012, the Company issued 1,000,000 shares of common stock at a discount to Terry Blake, wife of Cliff Blake, the Chief Executive Officer and sole director of the Company.

8. NOTES PAYABLE - RELATED PARTY

During 2012, the Company obtained unsecured promissory notes payables from one of its shareholders on various dates between March 2012 and December 2012. The total aggregate amounts outstanding as of December 31, 2012 amount to $255,128. The notes bear interest at a rate of 6% per annum and are due in full in one lump payment 3 years from the issuance dates. All notes are payable at various dates ranging from March through December 2015. During the reporting period, there were no financial covenant requirements under the notes.

F-12

FIRST RATE STAFFING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9. INCOME TAXES

The components of the provision for income taxes are summarized as follows for the years ended December 31:

	2012	2011

Current
Federal	$-	$-
State	50	45
Total current	50	45

Deferred
Federal	-	-
State	-	-
Total deferred	-	-
Total	$50	$45

Significant components of deferred income tax assets and liabilities are as follows:

	2012	2011

Net operating loss carryforwards	$24,904	$16,863
State income taxes	(1,195)	-
Allowance for doubful accounts	-	-
Depreciation and amortization	-	-
Other	17	-
Total, net	23,726	16,863
Valuation allowance	(23,726)	(16,863)
Deferred tax assets, net	$-	$-

At December 31, 2012, the Company has Federal and Arizona State net operating loss carryforwards ("NOL") available to offset future taxable income of approximately $62,909 and $50,445, respectively. These NOLs will begin to expire in the year ending December 31, 2030. These NOL's may be subject to various limitations on utilization based on ownership changes in the prior years under Internal Revenue Code Section 382. Based on its analysis, management does not believe that an ownership change has occurred that would trigger such a limitation.

The Company periodically evaluates the likelihood of the realization of deferred tax assets, and adjusts the carrying amount of the deferred tax assets by the valuation allowance to the extent the future realization of the deferred tax assets is not judged to be more likely than not. Management considers many factors when assessing the likelihood of future realization of the Company's deferred tax assets, including its recent cumulative earnings experience by taxing jurisdiction, expectations of future taxable income or loss, the carryforward periods available to the Company for tax reporting purposes, and other relevant factors.

F-13

FIRST RATE STAFFING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2012 and 2011, based on the weight of available evidence, management determined that it was unlikely that the Company's deferred tax assets would be realized and have provided for a full valuation allowance associated with the net deferred tax assets.

The Company periodically analyzes its tax positions taken and expected to be taken and has determined that since inception there has been no need to record a liability for uncertain tax positions. The Company classifies income tax penalties and interest, if any, as part of selling, general and administrative expenses in the accompanying consolidated statements of operations. There was no accrued interest or penalties as of December 31, 2012 or 2011.

The Company is neither under examination by any taxing authority, nor has it been notified of any impending examination. The Company's tax years for its Federal and State jurisdictions which are currently open for examination are the years of 2010 - 2012.

10. CONTINGENCIES

Litigation

During the ordinary course of the Company’s business, it is subject to various claims and litigation. As of December 31, 2012, the Company has an open claim involving a former employee, which is in the discovering phase. The estimate of potential loss cannot be made as of December 31, 2012 and April 10, 2013, the date then when the consolidated financial statement were issued.

F-14

FIRST RATE STAFFING, INC.

FINANCIAL STATEMENTS

June 30, 2012 and 2011

FIRST RATE STAFFING, INC.
BALANCE SHEETS

	June 30, 2012	December 31, 2011
	(unaudited)

ASSETS

Current Assets
Cash	$17,175	$116
Accounts receivables, net	24,848	7,397
Total current assets	42,023	7,513

Deposits and other assets	23,170	9,692

Total Assets	$65,193	$17,205

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities
Bank overdraft	$542	$456
Accounts payable	3,889	3,662
Due to affiliate company	53,580	23,198
Other current liabilities	2,395	265
Total current liabilities	60,406	27,581
Note payable - related party	31,200	-
Total Liabilities	91,606	27,581

Shareholders' Deficit
Common stock; $0.001 par value; 75,000,000 shares authorized,
Zero shares issued and outstanding	-	-
Additional paid-in capital	47,508	47,508
Accumulated deficit	(73,921)	(57,884)
Total Shareholders' Deficit	(26,413)	(10,376)

Total Liabilities and Shareholders' Deficit	$65,193	$17,205

Page 2	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, INC.
STATEMENTS OF OPERATIONS
(unaudited)

	For the Six Months Ended	For the Six Months Ended
	June 30, 2012	June 30, 2011

Revenues	$825,769	$763,892
Cost of revenues	(729,893)	(680,462)
Gross profit	95,876	83,430

Operating expenses	111,896	78,560
Income (loss) from operations	(16,020)	4,870

Other expenses:
Interest expense, net	17	89
Other expense	-	-
	17	89

Income (loss) before income tax	(16,037)	4,781

Income tax expense	-	-

Net income (loss)	$(16,037)	$4,781

Page 3	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, INC.
STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

			Additional		Total
	Common Stock		Paid-In	Accumulated	Shareholders'
	Shares	Amount	Capital	Deficit	Deficit

Balance, December 31, 2010	-	$-	$40,670	$(15,681)	$24,989

Proceeds from shareholders	-	-	6,838	-	6,838
Net loss	-	-	-	(42,203)	(42,203)

Balance, December 31, 2011	-	-	47,508	(57,884)	(10,376)

Net loss	-	-	-	(16,037)	(16,037)

Balance, June 30 2012 (unaudited)	-	$-	$47,508	$(73,921)	$(26,413)

Page 4	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, INC.
STATEMENTS OF CASH FLOWS
(unaudited)

	For the Six Months Ended	For the Six Months Ended
	June 30, 2012	June 30, 2011

Operating Activities:
Net income (loss)	$(16,037)	$4,781
Changes in operating assets and liabilities:
Accounts receivable	(17,451)	(2,753)
Accounts payable	227	(2,677)
Due to affiliate company	30,382	-
Other current liabilities	2,130	17,651
Deposits and other assets	(13,478)
Net cash provided by (used in) operating activities	(14,227)	17,002

Financing Activities:
Changes in bank overdraft	86	(1,504)
Proceeds from note payables	31,200	-
Proceeds from shareholders	-	1,952
Net cash provided by financing activities	31,286	448

Net change in cash	17,059	17,450
Cash, beginning of period	116	10,340
Cash, end of period	$17,175	$27,790

Supplemental disclosure of cash flow information:
Cash paid for interest	$19	$90
Cash paid for taxes	$190	$-

Page 5	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, INC.
NOTES TO FINANCIAL STATEMENTS
(unaudited)

1. ORGANIZATION

First Rate Staffing, Inc. (the “Company”), was incorporated on March 24, 2010 in Nevada as a C-Corporation, and is registered to do business in Arizona. The Company provides recruiting and staffing services for temporary positions for light industrial, distribution centers, assembly, and clerical to its clients in Arizona, with an option for the clients and candidates to choose the most beneficial working arrangements.

2. BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), and include all the notes required by generally accepted accounting principles for complete financial statements. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. The results of the six month periods ended June 30, 2012 are not necessarily indicative of the results to be expected for the full year ending December 31, 2012.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

In preparing these financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly-liquid investments with maturities of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of June 30, 2012 and December 31, 2011. Under the terms of the Company’s bank agreements, outstanding checks in excess of the cash balances in the Company’s primary disbursement accounts create a bank overdraft liability. Bank overdrafts were $542 and $456 at June 30, 2012 and December 31, 2011.

Page 6	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, INC.
NOTES TO FINANCIAL STATEMENTS
(unaudited)

Accounts Receivable and Factoring

Accounts receivable billed are carried at original amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful receivables by regularly evaluating individual customer receivables and considering a customer's financial condition, credit history, and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. The allowance for doubtful accounts as of June 30, 2012 and December 31, 2011 were zero.

The Company entered into an accounts receivable factoring arrangement with a non-related third party financial institution (the "Factor"). Pursuant to the terms of the arrangement, the Company, from time to time, shall sell to the Factor certain of its accounts receivable balances on a non-recourse basis for credit approved accounts. The Factor shall then remit 90% of the accounts receivable balance to the Company, with the remaining balance, less fees to be forwarded to the Company once the Factor collects the full accounts receivable balance from the customer. An administrative fee of 1.65% is charged on the gross amount of accounts receivables assigned to Factor, plus interest to be calculated at 0.075% per day on late invoices. The total amount of accounts receivables factored was $247,417 and $64,614 at June 30, 2012 and December 31, 2011, respectively.

Fair Value of Financial Instruments

The Company’s financial instruments include cash, accounts receivable, and accounts payable. The estimated fair value of these instruments approximates its carrying amount due to the short maturity of these instruments.

Management believes it is not practical to estimate the fair value of due to shareholders because the transactions cannot be assumed to have been consummated at arm’s length, the terms are not deemed to be market terms, there are no quoted values available for these instruments, and an independent valuation would not be practical due to the lack of data regarding similar instruments, if any, and the associated potential costs.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company places its cash with high quality banking institutions. From time to time, the Company may maintain cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit. Historically, the Company has not experienced any losses on deposits.

Page 7	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, INC.
NOTES TO FINANCIAL STATEMENTS
(unaudited)

The Company’s policy is to maintain an allowance for doubtful accounts, if any, for estimated losses resulting from the inability of its customer to pay. However, if the financial condition of the Company’s customers were to deteriorate rapidly, resulting in nonpayment, the Company could be required to provide for additional allowances, which would decrease operating results in the period that such determination was made.

Revenue Recognition

The Company’s revenue is derived from providing temporary staffing services to its clients. The Company records its transactions under the accrual method of accounting whereby revenue is recognized on arrangements in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. For the six months period ended June 30, 2012 and 2011, the Company generated revenue of $825,769 and $763,892, respectively.

Cost of Revenue

Cost of revenue consists of wages, related payroll taxes, workers compensation, and employee benefits of the Company’s employees while they work on contract assignment as temporary staff of the Company’s customers.

Income Taxes

As a result of the implementation of certain provisions of ASC 740, Income Taxes, (formerly FIN 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109), (“ASC 740”), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes.

In 2010, the Company adopted Accounting for Uncertain Income Taxes under the provisions of ASC 740. ASC 740 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company did not recognize any additional liability for unrecognized tax benefits as a result of the adoption of ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

Page 8	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, INC.
NOTES TO FINANCIAL STATEMENTS
(unaudited)

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position.  Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740.  In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740.  Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Our tax provision determined using an estimate of our annual effective tax rate using enacted tax rates expected to apply to taxable income in the years in which they are earned, adjusted for discrete items, if any, that are taken into account in the relevant period. Each quarter we update our estimate of the annual effective tax rate, and if our estimated tax rate changes, we make a cumulative adjustment. Income taxes payable as of June 30, 2012 and December 31, 2011 was zero.

Recent Accounting Pronouncements

Adopted

In May 2011, the Financial Accounting Standards Board ("FASB") issued a new accounting standard on fair value measurements that clarifies the application of existing guidance and disclosure requirements, changes certain fair value measurement principles and requires additional disclosures about fair value measurements. The standard is effective for interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. The adoption of this accounting standard did not have a material impact on our financial statements and related disclosures.

Not Adopted

In December 2011, the FASB issued ASU No. 2011-11: Balance Sheet (topic 210): Disclosures about Offsetting Assets and Liabilities, which requires new disclosure requirements mandating that entities disclose both gross and net information about instruments and transactions eligible for offset in the statement of financial position as well as instruments and transactions subject to an agreement similar to a master netting arrangement. In addition, the standard requires disclosure of collateral received and posted in connection with master netting agreements or similar arrangements. This ASU is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. Entities should provide the disclosures required retrospectively for all comparative periods presented. We are currently evaluating the impact of adopting ASU 2011-11 on the consolidated financial statements.

Page 9	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, INC.
NOTES TO FINANCIAL STATEMENTS
(unaudited)

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

4. GOING CONCERN

The Company has sustained operating losses of $73,921 since inception. The Company’s continuation as a going concern is dependent on management’s ability to develop profitable operations, and / or obtain additional financing from its shareholders and / or other third parties. In order to address the need to satisfy its continuing obligations and realize its long term strategy, management’s plans include continuing to fund operations with cash received from financing activities. Further, the Company currently plans to start the process to become a public company in the United States to increase its visibility to potential investors.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

5. ACCOUNTS RECEIVABLE

The Company’s accounts receivable consists of the following as of:

	June 30, 2012	December 31, 2011
Account receivable	$247,417	$64,614
Factor reserve at 10%	24,848	7,397
	272,265	72,011
Less: factored accounts receivable	(247,417)	(64,614)
	24,848	7,397
Allowance for doubtful accounts	-	-
	$24,848	$7,397

6. SHAREHOLDERS’ EQUITY

During the six months period ended June 30, 2012 and 2011, the Company had received capital injections from officers in the amount of $0 and $2,200, respectively.

As of June 30, 2012 and December 31, 2011, the Company has 75,000,000 shares of common stock authorized, $0.001 par value per share, and no share issued and outstanding.

Page 10	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, INC.
NOTES TO FINANCIAL STATEMENTS
(unaudited)

7. RELATED PARTY

From time to time, the Company advances amounts to, as well as receives payments from, a related party, an affiliate company under common control by the same shareholders of First Rate Staffing, Inc., for working capital needs. As of June 30, 2012 and December 31, 2011, the amount due to the affiliate company is $53,580 and $23,198, respectively.

In the first half of 2012, the Company obtained unsecured promissory notes from a related party in the amount of $31,200. These notes are due within three year and carry annual interest rate fixed at 6%. For the six months period ended June 30, 2012 and 2011, interest expense was $19 and $0, respectively. During the reporting period, there were no financial covenant requirements under the note facilities granted to the Company.

8. INCOME TAXES

The Company accounts for income taxes in accordance with the "liability" method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reflected on the balance sheet when it is determined that it is more likely than not that the asset will be realized.

This guidance also requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some or all of the deferred tax asset will not be realized.

Due to the existence of a full valuation allowance against deferred tax assets, future changes in our unrecognized tax benefits will not impact the Company’s effective tax rate.

As a corporation, the Company is primarily subject to U.S. federal and state income tax. The Company’s policy is to recognize interest and penalties related to income tax matters in income tax expense. As of June 30, 2012 and December 31, 2011, the Company had no accruals for interest or penalties related to income tax matters.

The components of the provision for income taxes are summarized as follows:

For the Six Months Ended
	June 30, 2012	June 30, 2011
Current tax provision	$-	$-
Deferred tax provision	-	-
	$-	$-

Page 11	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, INC.
NOTES TO FINANCIAL STATEMENTS
(unaudited)

The following reconciles income taxes reported in the financial statements to taxes that would be obtained by applying regular tax rates to income before taxes:

	June 30, 2012	December 31, 2011
Expected tax benefit using regular rates	$-	$(16,863)
Valuation allowance	-	16,863
	$-	$-

9. CONTINGENCIES

Litigation

During the ordinary course of the Company’s business, it is subject to various claims and litigation. Management believes that the outcome of such claims or litigation will not have a material adverse effect on the Company’s financial position, results of operations or cash flow.

10. SUBSEQUENT EVENTS

Management has evaluated subsequent events through September 30, 2012, the date upon which the financial statements were issued. Based on this evaluation, the Company has determined that no subsequent events have occurred which require disclosure through the date that these financial statements were issued.

Page 12	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, LLC

FINANCIAL STATEMENTS

June 30, 2012 and 2011

FIRST RATE STAFFING, LLC
BALANCE SHEETS

	June 30, 2012	December 31, 2011
	(unaudited)
ASSETS

Current Assets
Cash	$33,126	$11,796
Accounts receivables, net	56,124	56,562
Due from affiliate company	53,580	23,198
Prepaid expense	24,942	-
Total current assets	167,772	91,556

Deposits and other assets	86,523	32,691

Total Assets	$254,295	$124,247

LIABILITIES AND MEMBERS' EQUITY

Current Liabilities
Bank overdraft	$-	$13,468
Accounts payable	46,423	4,800
Other current liabilities	7,262	3,100
Total current liabilities	53,685	21,368
Note payable - related party	204,826	-
Total Liabilities	258,511	21,368

Members' Equity
Members' contributions	14,345	24,255
Retained earnings	(18,561)	78,624
Total Members' Equity	(4,216)	102,879

Total Liabilities and Members' Equity	$254,295	$124,247

Page 2	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, LLC
STATEMENTS OF OPERATIONS
(unaudited)

	For the Six Months Ended	For the Six Months Ended
	June 30, 2012	June 30, 2011

Revenues	$2,489,976	$2,163,448
Cost of revenues	(2,288,679)	(1,887,132)
Gross profit	201,297	276,316

Operating expenses	297,148	253,297
Income (loss) from operations	(95,851)	23,019

Interest expense, net	1,334	54

Income (loss) before income tax	(97,185)	22,965

Income tax provision	-	-

Net income (loss)	$(97,185)	$22,965

Page 3	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, LLC
STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

	Members'		Total Members'
	Interests	Retained Earnings	Equity

Balance, December 31, 2010	$27,992	$15,106	$43,098

Contributions	492,867	-	492,867
Distributions	(496,604)	-	(496,604)
Net income	-	63,518	63,518

Balance, December 31, 2011	24,255	78,624	102,879

Contributions	147,590	-	147,590
Distributions	(157,500)	-	(157,500)
Net loss	-	(97,185)	(97,185)

Balance, June 30, 2012 (unaudited)	$14,345	$(18,561)	$(4,216)

Page 4	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, LLC
STATEMENTS OF CASH FLOWS
(unaudited)

	For the Six Months Ended	For the Six Months Ended
	June 30, 2012	June 30, 2011

Operating Activities:
Net income (loss)	$(97,185)	$15,988
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for doubtful accounts	-	9,951
Changes in operating assets and liabilities:
Accounts receivable	438	(22,816)
Due from affiliate company	(30,382)	-
Prepaid expense	(24,942)	30,524
Accounts payable	41,623	(1,820)
Other current liabilities	4,162	37,135
Deposits and other assets	(53,832)	(34,274)
Net cash (used in) provided by operating activities	(160,118)	34,688

Financing Activities:
Changes in bank overdraft	(13,468)	(4,072)
Proceeds from note payable - related party	204,826	-
Contributions from members	147,590	66,500
Distributions to members	(157,500)	(62,700)
Net cash provided by (used in) financing activities	181,448	(272)

Net change in cash	21,330	34,416
Cash, beginning of period	11,796	2,310
Cash, end of period	$33,126	$36,726

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,337	$54
Cash paid for taxes	$-	$-

Page 5	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, LLC
NOTES TO FINANCIAL STATEMENTS
(unaudited)

1. ORGANIZATION

First Rate Staffing, LLC (the “Company”), was formed on April 2, 2010 as a limited liability company in California. The Company provides recruiting and staffing services for temporary positions for light industrial, distribution centers, assembly, and clerical to its clients in California, with an option for the clients and candidates to choose the most beneficial working arrangements.

2. BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), and include all the notes required by generally accepted accounting principles for complete financial statements. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. The results of the six month periods ended June 30, 2012 are not necessarily indicative of the results to be expected for the full year ending December 31, 2012.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

In preparing these financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Page 6	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, LLC
NOTES TO FINANCIAL STATEMENTS
(unaudited)

Cash and Cash Equivalents

The Company considers all highly-liquid investments with maturities of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of June 30, 2012 and December 31, 2010. Under the terms of the Company’s bank agreements, outstanding checks in excess of the cash balances in the Company’s primary disbursement accounts create a bank overdraft liability. Bank overdrafts were $0 and $13,468 at June 30, 2012 and December 31, 2011, respectively.

Accounts Receivable and Factoring

Accounts receivable billed are carried at original amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful receivables by regularly evaluating individual customer receivables and considering a customer's financial condition, credit history, and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. The allowance for doubtful accounts as of June 30, 2012 and December 31, 2011 are $29,824.

The Company entered into an accounts receivable factoring arrangement with a non-related third party financial institution (the "Factor"). Pursuant to the terms of the arrangement, the Company, from time to time, shall sell to the Factor certain of its accounts receivable balances on a non-recourse basis for credit approved accounts. The Factor shall then remit 90% of the accounts receivable balance to the Company, with the remaining balance, less fees to be forwarded to the Company once the Factor collects the full accounts receivable balance from the customer. An administrative fee of 1.65% is charged on the gross amount of accounts receivables assigned to Factor, plus interest to be calculated at 0.075% per day on late invoices. The total amount of accounts receivables factored was $482,734 and $506,718 at June 30, 2012 and December 31, 2011, respectively.

Fair Value of Financial Instruments

The Company’s financial instruments include cash, accounts receivable, and accounts payable. The estimated fair value of these instruments approximates its carrying amount due to the short maturity of these instruments.

Management believes it is not practical to estimate the fair value of due to shareholders because the transactions cannot be assumed to have been consummated at arm’s length, the terms are not deemed to be market terms, there are no quoted values available for these instruments, and an independent valuation would not be practical due to the lack of data regarding similar instruments, if any, and the associated potential costs.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company places its cash with high quality banking institutions. From time to time, the Company may maintain cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit. Historically, the Company has not experienced any losses on deposits.

Page 7	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, LLC
NOTES TO FINANCIAL STATEMENTS
(unaudited)

The Company’s policy is to maintain an allowance for doubtful accounts, if any, for estimated losses resulting from the inability of its customer to pay. However, if the financial condition of the Company’s customers were to deteriorate rapidly, resulting in nonpayment, the Company could be required to provide for additional allowances, which would decrease operating results in the period that such determination was made.

Revenue Recognition

The Company’s revenue is derived from providing temporary staffing services to its clients. The Company records its transactions under the accrual method of accounting whereby revenue is recognized on arrangements in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. For the six months period ended June 30, 2012 and 2011, the Company has generated revenue of $2,489,976 and $2,163,448, respectively.

Cost of Revenue

Cost of revenue consists of wages, related payroll taxes, workers compensation, and employee benefits of the Company’s employees while they work on contract assignment as temporary staff of the Company’s customers.

Members’ Equity, Personal Assets and Income Taxes

Net income, loss, capital gains and cash distributions pertaining to the Company are allocated to its members in accordance with the provisions of the Company’s operating agreements. The operating agreements provide that all items of net income, loss, capital gain and cash distributions be allocated among the members based upon their respective percentage interest. There is only one class of members’ interest, whose rights are governed and set forth in the operating agreements.

In accordance with the generally accepted method of presenting limited liability company financial statements, the financial statements do not include the personal assets and liabilities of the members, including their obligation for income taxes on their distributive shares of net income of the LLCs, or any provision for federal income taxes.

The Company is taxed as a limited liability company (“LLC”) under the provisions of federal and state tax codes. Under federal laws, taxes based on income of a limited liability company are payable by the LLC members individually. Accordingly, no provision for federal income taxes has been made in the accompanying consolidated financial statements. A provision for California franchise tax has been recorded in costs and expenses in the accompanying financial statements at a statutory amount based on gross receipts under California laws.

Page 8	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, LLC
NOTES TO FINANCIAL STATEMENTS
(unaudited)

Recent Accounting Pronouncements

Adopted

In May 2011, the Financial Accounting Standards Board ("FASB") issued a new accounting standard on fair value measurements that clarifies the application of existing guidance and disclosure requirements, changes certain fair value measurement principles and requires additional disclosures about fair value measurements. The standard is effective for interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. The adoption of this accounting standard did not have a material impact on our financial statements and related disclosures.

Not Adopted

In December 2011, the FASB issued ASU No. 2011-11: Balance Sheet (topic 210): Disclosures about Offsetting Assets and Liabilities, which requires new disclosure requirements mandating that entities disclose both gross and net information about instruments and transactions eligible for offset in the statement of financial position as well as instruments and transactions subject to an agreement similar to a master netting arrangement. In addition, the standard requires disclosure of collateral received and posted in connection with master netting agreements or similar arrangements. This ASU is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. Entities should provide the disclosures required retrospectively for all comparative periods presented. We are currently evaluating the impact of adopting ASU 2011-11 on the consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

Page 9	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, LLC
NOTES TO FINANCIAL STATEMENTS
(unaudited)

4. ACCOUNTS RECEIVABLE

The Company’s accounts receivable consists of the following as of:

	June 30, 2012	December 31, 2011
Account receivable	$488,327	$506,718
Factor reserve at 10%	49,013	60,457
Chargebacks	31,342	25,929
	568,682	593,104
Less: factored accounts receivable	(482,734)	(506,718)
	85,948	86,386
Allowance for doubtful accounts	(29,824)	(29,824)
	$56,124	$56,562

5. RELATED PARTY

From time to time, the Company advances amounts to, as well as receives payments from, a related party, an affiliate company under common control by the same shareholders of First Rate Staffing, LLC for working capital needs. As of June 30, 2012 and December 31, 2011, the amount due from the affiliate company is $53,580 and $23,198, respectively.

In the first half of 2012, the Company obtained unsecured promissory notes from a related party in the amount of $204,826. These notes are due within three year and carry annual interest rate fixed at 6%. For the six months period ended June 30, 2012 and 2011, interest expense was $1,337 and $0, respectively. During the reporting period, there were no financial covenant requirements under the note facilities granted to the Company.

6. CONTINGENCIES

Litigation

During the ordinary course of the Company’s business, it is subject to various claims and litigation. Management believes that the outcome of such claims or litigation will not have a material adverse effect on the Company’s financial position, results of operations or cash flow.

7. SUBSEQUENT EVENTS

Management has evaluated subsequent events through September 30, 2012, the date upon which the financial statements were issued. Based on this evaluation, the Company has determined that no subsequent events have occurred which require disclosure through the date that these financial statements were issued.

Page 10	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, INC.

FINANCIAL STATEMENTS

December 31, 2011 and 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of

First Rate Staffing, Inc.:

We have audited the accompanying balance sheets of First Rate Staffing, Inc. (the “Company”) as of December 31, 2011 and 2010, and the related statements of operations, changes in shareholders’ equity (deficit), and cash flows for the year ended December 31, 2011 and the period from March 24, 2010 (Inception) through December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to the above present fairly, in all material respects, the financial position of First Rate Staffing, Inc. as of December 31, 2011 and 2010, and the results of its operations and cash flows for the year ended December 31, 2011 and the period from March 24, 2010 (Inception) through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred an accumulated deficit of $57,884 from inception to December 31, 2011. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, California

June 25, 2012

FIRST RATE STAFFING, INC.
BALANCE SHEETS

	December 31, 2011	December 31, 2010

ASSETS

Current Assets
Cash	$116	$10,340
Accounts receivables, net	7,397	12,579
Total current assets	7,513	22,919

Deposits and other assets	9,692	9,692

Total Assets	$17,205	$32,611

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Bank overdraft	$456	$1,504
Accounts payable	3,662	3,662
Due to affiliate company	23,198	-
Other current liabilities	265	2,456
Total current liabilities	27,581	7,622
Total Liabilities	27,581	7,622

Shareholders' Equity (Deficit)
Common stock; $0.001 par value; 75,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2011 and 2010	-	-
Additional paid-in capital	47,508	40,670
Accumulated deficit	(57,884)	(15,681)
Total Shareholders' Equity (Deficit)	(10,376)	24,989

Total Liabilities and Shareholders' Equity (Deficit)	$17,205	$32,611

Page 2	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, INC.
STATEMENTS OF OPERATIONS

		From March 24, 2010
	For the year ended	(Inception) to
	December 31, 2011	December 31, 2010

Revenues	$1,324,497	$685,346
Cost of revenues	(1,177,761)	(616,188)
Gross profit	146,736	69,158

Operating expenses	171,963	77,321
Loss from operations	(25,227)	(8,163)

Other income (expenses):
Interest expense	(17,131)	(7,518)
Other income	200	-
	(16,931)	(7,518)
Loss before income tax	(42,158)	(15,681)

Income tax expense	45	-

Net loss	$(42,203)	$(15,681)

Page 3	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
For the period from March 24, 2010 (Inception) to December 31, 2011

			Additional		Total
	Common Stock		Paid-In	Accumulated	Shareholders'
	Shares	Amount	Capital	Deficit	Equity (Deficit)

Balance, March 24, 2010 (Inception)	-	$-	$-	$-	$-

Proceeds from shareholders	-	-	40,670	-	40,670
Net loss	-	-	-	(15,681)	(15,681)

Balance, December 31, 2010	-	-	40,670	(15,681)	24,989

Proceeds from shareholders	-	-	6,838	-	6,838
Net loss	-	-	-	(42,203)	(42,203)

Balance, December 31, 2011	-	$-	$47,508	$(57,884)	$(10,376)

Page 4	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, INC.
STATEMENTS OF CASH FLOWS

		From March 24, 2010
	For the year ended	(Inception) to
	December 31, 2011	December 31, 2010

Operating Activities:
Net loss	$(42,203)	$(15,681)
Changes in operating assets and liabilities:
Accounts receivable	5,182	(12,579)
Deposits and other assets	-	(9,692)
Accounts payable	(2,191)	3,662
Due to affiliate company	23,198	-
Other current liabilities	-	2,456
Net cash used in operating activities	(16,014)	(31,834)

Financing Activities:
Changes in bank overdraft	(1,048)	1,504
Proceeds from shareholders	6,838	40,670
Net cash provided by financing activities	5,790	42,174

Net change in cash	(10,224)	10,340
Cash, beginning of period	10,340	-
Cash, end of period	$116	$10,340

Supplemental disclosure of cash flow information:
Cash paid for interest	$17,131	$7,518
Cash paid for taxes	$45	$-

Page 5	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, INC.
NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

First Rate Staffing, Inc. (the “Company”), was incorporated on March 24, 2010 in Nevada as a C-Corporation, and is registered to do business in Arizona. The Company provides recruiting and staffing services for temporary positions for light industrial, distribution centers, assembly, and clerical to its clients in Arizona, with an option for the clients and candidates to choose the most beneficial working arrangements.

2. BASIS OF PRESENTATION

The accompanying audited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and include all the notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation of the financial statements have been included.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

In preparing these financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly-liquid investments with maturities of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of December 31, 2011 and 2010. Under the terms of the Company’s bank agreements, outstanding checks in excess of the cash balances in the Company’s primary disbursement accounts create a bank overdraft liability. Bank overdrafts were $456 and $1,504 at December 31, 2011 and 2010.

Page 6	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, INC.
NOTES TO FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable and Factoring

Accounts receivable billed are carried at original amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful receivables by regularly evaluating individual customer receivables and considering a customer's financial condition, credit history, and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. The allowance for doubtful accounts as of December 31, 2011 and 2010 are zero.

The Company entered into an accounts receivable factoring arrangement with a non-related third party financial institution (the "Factor"). Pursuant to the terms of the arrangement, the Company, from time to time, shall sell to the Factor certain of its accounts receivable balances on a non-recourse basis for credit approved accounts. The Factor shall then remit 90% of the accounts receivable balance to the Company, with the remaining balance, less fees to be forwarded to the Company once the Factor collects the full accounts receivable balance from the customer. An administrative fee of 1.65% is charged on the gross amount of Accounts Receivables assigned to Factor, plus interest to be calculated at 0.075% per day on late invoices. The total amount of accounts receivables factored was $64,614 and $70,842 at December 31, 2011 and 2010, respectively.

Fair Value of Financial Instruments

The Company’s financial instruments include cash, accounts receivable, and accounts payable. The estimated fair value of these instruments approximates its carrying amount due to the short maturity of these instruments.

Management believes it is not practical to estimate the fair value of due to shareholders because the transactions cannot be assumed to have been consummated at arm’s length, the terms are not deemed to be market terms, there are no quoted values available for these instruments, and an independent valuation would not be practical due to the lack of data regarding similar instruments, if any, and the associated potential costs.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company places its cash with high quality banking institutions. From time to time, the Company may maintain cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit. Historically, the Company has not experienced any losses on deposits.

Page 7	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, INC.
NOTES TO FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company’s policy is to maintain an allowance for doubtful accounts, if any, for estimated losses resulting from the inability of its customer to pay. However, if the financial condition of the Company’s customers were to deteriorate rapidly, resulting in nonpayment, the Company could be required to provide for additional allowances, which would decrease operating results in the period that such determination was made.

Revenue Recognition

The Company’s revenue is derived from providing temporary staffing services to its clients. The Company records its transactions under the accrual method of accounting whereby revenue is recognized on arrangements in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. For the year ended December 31, 2011 and the period from March 24, 2010 (Inception) to December 31, 2010, the Company generated revenue of $1,324,497 and $685,346, respectively.

Cost of Revenue

Cost of revenue consists of wages, related payroll taxes, workers compensation, and employee benefits of the Company’s employees while they work on contract assignment as temporary staff of the Company’s customers.

Income Taxes

As a result of the implementation of certain provisions of ASC 740, Income Taxes, (formerly FIN 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109), (“ASC 740”), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes.

In 2010, the Company adopted Accounting for Uncertain Income Taxes under the provisions of ASC 740. ASC 740 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company did not recognize any additional liability for unrecognized tax benefits as a result of the adoption of ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

Page 8	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, INC.
NOTES TO FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position.  Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740.  In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740.  Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Our tax provision determined using an estimate of our annual effective tax rate using enacted tax rates expected to apply to taxable income in the years in which they are earned, adjusted for discrete items, if any, that are taken into account in the relevant period. Each quarter we update our estimate of the annual effective tax rate, and if our estimated tax rate changes, we make a cumulative adjustment. Income taxes payable as of December 31, 2011 and 2010 was zero.

Recent Accounting Pronouncements

In January 2010, the FASB issued amended standards that require additional fair value disclosures. These disclosure requirements are effective in two phases. In the first quarter of 2010, we adopted the requirements for disclosures about inputs and valuation techniques used to measure fair value as well as disclosures about significant transfers. Beginning in the first quarter of 2011, these amended standards will require presentation of disaggregated activity within the reconciliation for fair value measurements using significant unobservable inputs (Level 3). These amended standards do not have a material impact on our financial statements or disclosures.

In May 2011, the Financial Accounting Standards Board ("FASB") issued a new accounting standard on fair value measurements that clarifies the application of existing guidance and disclosure requirements, changes certain fair value measurement principles and requires additional disclosures about fair value measurements. The standard is effective for interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. The Company does not expect the adoption of this accounting guidance to have a material impact on its financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

4. GOING CONCERN

The Company has sustained operating losses of $57,884 since inception. The Company’s continuation as a going concern is dependent on management’s ability to develop profitable operations, and / or obtain additional financing from its shareholders and / or other third parties.

Page 9	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, INC.
NOTES TO FINANCIAL STATEMENTS

4. GOING CONCERN (CONTINUED)

In order to address the need to satisfy its continuing obligations and realize its long term strategy, management’s plans include continuing to fund operations with cash received from financing activities. Further, the Company currently plans to start the process to become a public company in the United States to increase its visibility to potential investors.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

5. ACCOUNTS RECEIVABLE

The Company’s accounts receivable consists of the following as of:

	December 31
	2011	2010
Account receivable	$64,614	$70,842
Factor reserve at 10%	7,397	12,579
	72,011	83,421
Less: factored accounts receivable	(64,614)	(70,842)
	7,397	12,579
Allowance for doubtful accounts	-	-
	$7,397	$12,579

6. SHAREHOLDERS’ EQUITY

During the year ended December 31, 2011 and the period from March 24, 2010 (Inception) to December 31, 2010, the Company had received capital injections from shareholders in the amount of $6,838 and $40,670, respectively.

As of December 31, 2011 and 2010, the Company has 75,000,000 shares of common stock authorized, $0.001 par value per share, and no share issued and outstanding.

7. RELATED PARTY

From time to time, the Company advances amounts to, as well as receives payments from, a related party, an affiliate company under common control by the same shareholders of First Rate Staffing, Inc., for working capital needs. As of December 31, 2011 and 2010, the amount due to the affiliate company is $23,198 and $0, respectively.

Page 10	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, INC.
NOTES TO FINANCIAL STATEMENTS

8. INCOME TAXES

The Company accounts for income taxes in accordance with the "liability" method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reflected on the balance sheet when it is determined that it is more likely than not that the asset will be realized. This guidance also requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some or all of the deferred tax asset will not be realized.

Due to the existence of a full valuation allowance against deferred tax assets, future changes in our unrecognized tax benefits will not impact the Company’s effective tax rate.

As a corporation, the Company is primarily subject to U.S. federal and state income tax. The Company’s policy is to recognize interest and penalties related to income tax matters in income tax expense. As of December 31, 2011 and 2010, the Company had no accruals for interest or penalties related to income tax matters.

The components of the provision for income taxes are summarized as follows:

For the period from March
	For the year ended	24, 2010 (Inception) to
	December 31, 2011	December 31, 2010
Current tax provision	$45	$-
Deferred tax provision	-	-
	$45	$-

The following reconciles income taxes reported in the financial statements to taxes that would be obtained by applying regular tax rates to income before taxes:

	December 31
	2011	2010
Expected tax benefit using regular rates	$16,863	$6,272
Valuation allowance	(16,863)	(6,272)
	$-	$-

8. CONTINGENCIES

Litigation

During the ordinary course of the Company’s business, it is subject to various claims and litigation. Management believes that the outcome of such claims or litigation will not have a material adverse effect on the Company’s financial position, results of operations or cash flow.

Page 11	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, INC.
NOTES TO FINANCIAL STATEMENTS

9. SUBSEQUENT EVENTS

Management has evaluated subsequent events through June 25, 2012, the date upon which the financial statements were issued. Based on this evaluation, the Company has determined that no subsequent events have occurred which require disclosure through the date that these financial statements were issued.

Page 12	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, LLC

FINANCIAL STATEMENTS

December 31, 2011 and 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Members of

First Rate Staffing, LLC:

We have audited the accompanying balance sheets of First Rate Staffing, LLC (the “Company”) as of December 31, 2011 and 2010, and the related statements of operations, changes in members’ equity, and cash flows for the year ended December 31, 2011 and the period from April 2, 2010 (Inception) through December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to the above present fairly, in all material respects, the financial position of First Rate Staffing, LLC as of December 31, 2011 and 2010, and the results of its operations and cash flows for the year ended December 31, 2011 and the period from April 2, 2010 (Inception) through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ Anton & Chia, LLP

Newport Beach, California

June 25, 2012

FIRST RATE STAFFING, LLC
BALANCE SHEETS

	December 31, 2011	December 31, 2010
ASSETS

Current Assets
Cash	$11,796	$2,310
Accounts receivables, net	56,562	36,037
Due from affiliate company	23,198	-
Prepaid expense	-	30,524
Total current assets	91,556	68,871

Deposits and other assets	32,691	1,431

Total Assets	$124,247	$70,302

LIABILITIES AND MEMBERS' EQUITY

Current Liabilities
Bank overdraft	$13,468	$9,398
Accounts payable	4,800	5,060
Other current liabilities	3,100	5,946
Tax payable	-	6,800
Total current liabilities	21,368	27,204
Total Liabilities	21,368	27,204

Members' Equity
Members' contributions	24,255	27,992
Retained earnings	78,624	15,106
Total Members' Equity	102,879	43,098

Total Liabilities and Members' Equity	$124,247	$70,302

Page 2	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, LLC
STATEMENTS OF OPERATIONS

		From April 2, 2010
	For the year ended	(Inception) to
	December 31, 2011	December 31, 2010

Revenues	$4,774,545	$1,813,577
Cost of revenues	(4,356,262)	(1,677,495)
Gross profit	418,283	136,082

Operating expenses	297,500	96,787
Income from operations	120,783	39,295

Other expenses:
Interest expense, net	(50,164)	(17,389)
Other expense, net	(301)	-
	(50,465)	(17,389)

Income before income tax	70,318	21,906

Income tax expense	6,800	6,800

Net income	$63,518	$15,106

Page 3	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, LLC
STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

	Members		Total Members'
	Interests	Retained Earnings	Equity

Balance, April 2, 2010 (Inception)	$-	$-	$-

Contributions	52,325	-	52,325
Distributions	(24,333)	-	(24,333)
Net income	-	15,106	15,106

Balance, December 31, 2010	27,992	15,106	43,098

Contributions	492,867	-	492,867
Distributions	(496,604)	-	(496,604)
Net income	-	63,518	63,518

Balance, December 31, 2011	$24,255	$78,624	$102,879

Page 4	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, LLC
STATEMENTS OF CASH FLOWS

		From April 2, 2010
	For the year ended	(Inception) to
	December 31, 2011	December 31, 2010

Operating Activities:
Net income	$63,518	$15,106
Adjustments to reconcile net income to net cash used by operating activities:
Provision for doubtful accounts receivable	29,824	-
Changes in operating assets and liabilities:
Accounts receivable	(50,349)	(36,037)
Due from affiliate company	(23,198)	-
Prepaid expense	30,524	(30,524)
Accounts payable	(260)	5,060
Other current liabilities	(2,846)	5,946
Tax payable	(6,800)	6,800
Deposits and other assets	(31,260)	(1,431)
Net cash provided by (used in) operating activities	9,153	(35,080)

Financing Activities:
Changes in bank overdraft	4,070	9,398
Contributions from members	492,867	52,325
Distributions to members	(496,604)	(24,333)
Net cash provided by financing activities	333	37,390

Net change in cash	9,486	2,310
Cash, beginning of period	2,310	-
Cash, end of period	$11,796	$2,310

Supplemental disclosure of cash flow information:
Cash paid for interest	$50,173	$17,389
Cash paid for taxes	$13,600	$-

Page 5	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, LLC
NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

First Rate Staffing, LLC (the “Company”), was formed on April 2, 2010 as a limited liability company in California. The Company provides recruiting and staffing services for temporary positions for light industrial, distribution centers, assembly, and clerical to its clients in California, with an option for the clients and candidates to choose the most beneficial working arrangements.

2. BASIS OF PRESENTATION

The accompanying audited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and include all the notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation of the financial statements have been included.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

In preparing these financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly-liquid investments with maturities of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of December 31, 2011 and 2010. Under the terms of the Company’s bank agreements, outstanding checks in excess of the cash balances in the Company’s primary disbursement accounts create a bank overdraft liability. Bank overdrafts were $13,468 and $9,398 at December 31, 2011 and 2010, respectively.

Page 6	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, LLC
NOTES TO FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable and Factoring

Accounts receivable billed are carried at original amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful receivables by regularly evaluating individual customer receivables and considering a customer's financial condition, credit history, and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. The allowance for doubtful accounts as of December 31, 2011 and 2010 are $29,824 and $0, respectively.

The Company entered into an accounts receivable factoring arrangement with a non-related third party financial institution (the "Factor"). Pursuant to the terms of the arrangement, the Company, from time to time, shall sell to the Factor certain of its accounts receivable balances on a non-recourse basis for credit approved accounts. The Factor shall then remit 90% of the accounts receivable balance to the Company, with the remaining balance, less fees to be forwarded to the Company once the Factor collects the full accounts receivable balance from the customer. An administrative fee of 1.65% is charged on the gross amount of Accounts Receivables assigned to Factor, plus interest to be calculated at 0.075% per day on late invoices. The total amount of accounts receivables factored was $506,718 and $355,648 at December 31, 2011 and 2010, respectively.

Fair Value of Financial Instruments

The Company’s financial instruments include cash, accounts receivable, and accounts payable. The estimated fair value of these instruments approximates its carrying amount due to the short maturity of these instruments.

Management believes it is not practical to estimate the fair value of due to shareholders because the transactions cannot be assumed to have been consummated at arm’s length, the terms are not deemed to be market terms, there are no quoted values available for these instruments, and an independent valuation would not be practical due to the lack of data regarding similar instruments, if any, and the associated potential costs.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company places its cash with high quality banking institutions. From time to time, the Company may maintain cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit. Historically, the Company has not experienced any losses on deposits.

Page 7	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, LLC
NOTES TO FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company’s policy is to maintain an allowance for doubtful accounts, if any, for estimated losses resulting from the inability of its customer to pay. However, if the financial condition of the Company’s customers were to deteriorate rapidly, resulting in nonpayment, the Company could be required to provide for additional allowances, which would decrease operating results in the period that such determination was made.

Revenue Recognition

The Company’s revenue is derived from providing temporary staffing services to its clients. The Company records its transactions under the accrual method of accounting whereby revenue is recognized on arrangements in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. For the year ended December 31, 2011 and the period from April 2, 2010 (Inception) to December 31, 2010, the Company generated revenue of $4,774,545 and $1,813,577, respectively.

Cost of Revenue

Cost of revenue consists of wages, related payroll taxes, workers compensation, and employee benefits of the Company’s employees while they work on contract assignment as temporary staff of the Company’s customers.

Members’ Equity, Personal Assets and Income Taxes

Net income, loss, capital gains and cash distributions pertaining to the Company are allocated to its members in accordance with the provisions of the Company’s operating agreements. The operating agreements provide that all items of net income, loss, capital gain and cash distributions be allocated among the members based upon their respective percentage interest. There is only one class of members’ interest, whose rights are governed and set forth in the operating agreements.

In accordance with the generally accepted method of presenting limited liability company financial statements, the financial statements do not include the personal assets and liabilities of the members, including their obligation for income taxes on their distributive shares of net income of the LLCs, or any provision for federal income taxes.

The Company is taxed as a limited liability company (“LLC”) under the provisions of federal and state tax codes. Under federal laws, taxes based on income of a limited liability company are payable by the LLC members individually. Accordingly, no provision for federal income taxes has been made in the accompanying consolidated financial statements. A provision for California franchise tax has been recorded in costs and expenses in the accompanying financial statements at a statutory amount based on gross receipts under California laws.

Page 8	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, LLC
NOTES TO FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In January 2010, the FASB issued amended standards that require additional fair value disclosures. These disclosure requirements are effective in two phases. In the first quarter of 2010, we adopted the requirements for disclosures about inputs and valuation techniques used to measure fair value as well as disclosures about significant transfers. Beginning in the first quarter of 2011, these amended standards will require presentation of disaggregated activity within the reconciliation for fair value measurements using significant unobservable inputs (Level 3). These amended standards do not have a material impact on our financial statements or disclosures.

In May 2011, the Financial Accounting Standards Board ("FASB") issued a new accounting standard on fair value measurements that clarifies the application of existing guidance and disclosure requirements, changes certain fair value measurement principles and requires additional disclosures about fair value measurements. The standard is effective for interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. The Company does not expect the adoption of this accounting guidance to have a material impact on its financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

4. ACCOUNTS RECEIVABLE

The Company’s accounts receivable consists of the following as of:

	December 31
	2011	2010
Account receivable	$506,718	$355,648
Factor reserve at 10%	60,457	36,037
Chargebacks	25,929	-
	593,104	391,685
Less: factored accounts receivable	(506,718)	(355,648)
	86,386	36,037
Allowance for doubtful accounts	(29,824)	-
	$56,562	$36,037

Page 9	The accompanying notes are an integral part of these financial statements.

FIRST RATE STAFFING, LLC
NOTES TO FINANCIAL STATEMENTS

5. RELATED PARTY

From time to time, the Company advances amounts to, as well as receives payments from, a related party, an affiliate company under common control by the same shareholders of First Rate Staffing, LLC for working capital needs. As of December 31, 2011 and 2010, the amount due from the affiliate company is $23,198 and $0, respectively.

6. CONTINGENCIES

Litigation

During the ordinary course of the Company’s business, it is subject to various claims and litigation. Management believes that the outcome of such claims or litigation will not have a material adverse effect on the Company’s financial position, results of operations or cash flow.

7. SUBSEQUENT EVENTS

Management has evaluated subsequent events through June 25, 2012, the date upon which the financial statements were issued. Based on this evaluation, the Company has determined that no subsequent events have occurred which require disclosure through the date that these financial statements were issued.

Page 10	The accompanying notes are an integral part of these financial statements.

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm             1

Balance Sheet as of December 31, 2011                               2

Statement of Operations for the period from April 20, 2011
 (Inception) to December 31, 2011                                   3

Statement of Changes in Stockholders' Equity for the Period
 from April 20, 2011 (Inception) to December 31, 2011               4

Statement of Cash Flows for the period from April 20, 2011
 (Inception) to December 31, 2011                                   5

Notes to Financial Statements                                      6-8

ANTON & CHIA                             CERTIFIED PUBLIC ACCOUNTANTS

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Moosewood Acquisition Corporation

We have audited the accompanying balance sheet of Moosewood
Acquisition Corporation (the "Company") as of December 31, 2011, and
the related statements of operations, stockholders' equity and cash flows for the period from April 20, 2011 (Inception) through December
31, 2011. These financial statements are the responsibility of the
Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.
Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of
December 31, 2011 and the results of its operations and its cash flows for the period from April 20, 2011 (Inception) through December 31, 2011, in conformity with accounting principles generally accepted in the United
States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no revenues and income since inception. Management's plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing or merger with another entity. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia LLP

Newport Beach, CA

March 28, 2012

1

                      Moosewood Acquisition Corporation
                       (A DEVELOPMENT STAGE COMPANY)
                               BALANCE SHEETS
                            As of December 31, 2011

                       ASSETS

                                                    December 31,
                                                        2011
                                                 -----------------

  Current Assets
    Cash                                         $         2,000
                                                 -----------------
  TOTAL ASSETS                                   $         2,000
                                                 =================

             LIABILITIES AND STOCKHOLDERS' EQUITY

  Current Liabilities

    Accrued liabilities                          $           400
                                                 -----------------
            Total Liabilities                    $           400
                                                 -----------------

  Stockholders' Equity
        Preferred stock, $0.0001 par value,      $            -
        20,000,000 shares authorized; none
        outstanding
    Common Stock; $0.0001 par value,                       2,000
      100,000,000 shares authorized;
      20,000,000 shares issued and
      outstanding
  Additional paid-in capital                                 943
  Accumulated deficit                                     (1,343)
                                                 -----------------
          Total Stockholders' Equity             $         1,600
                                                 -----------------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $         2,000
                                                 =================

 The accompanying notes are an integral part of these financial statements
2

                      Moosewood Acquisition Corporation
                       (A DEVELOPMENT STAGE COMPANY)
                         STATEMENTS OF OPERATIONS
                              For the Period
           from April 20, 2011 (Inception) to December 31, 2011

                                                  For the period from
                                                   April 20, 2011
                                                    (Inception) to
                                                      December 31,
                                                         2011
                                                 -----------------

    Operating expenses                           $          1,343
                                                 -----------------

    Net loss                                     $         (1,343)
                                                 =================

    Loss per share - basic and diluted           $         (0.00)
                                                 -----------------

    Weighted average shares-basic and diluted          20,000,000
                                                 -----------------

 The accompanying notes are an integral part of these financial statements
3

                      Moosewood Acquisition Corporation
                       (A DEVELOPMENT STAGE COMPANY)
                 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
   For the Period from April 20, 2011 (Inception) to December 31, 2011

                             Common Stock           Additional                Total
                          -----------------------   Paid-In     Accumulated   Stockholders'
                          Shares        Amount      Capital     Deficit       Equity

Balance, April 20,
  2011 (Inception)            -         $     -     $    -      $      -      $     -

Shares issued for cash    20,000,000      2,000          -             -         2,000

Additional paid-in
  capital                      -              -        943             -           943

Accumulated deficit            -              -          -        (1,343)       (1,343)
                          ==========     =======    =======     =========      =========
Balance,
 December 31, 2011        20,000,000     $ 2,000    $  943      $ (1,343)      $ 1,600
                          ==========     =======    =======     =========      =========

 The accompanying notes are an integral part of these financial statements
4

                      Moosewood Acquisition Corporation
                       (A DEVELOPMENT STAGE COMPANY)
                          STATEMENT OF CASH FLOWS
                              For the Period
          from April 20, 2011 (Inception) to December 31, 2011

                                                  For the period from
                                                    April 20, 2011
                                                     (Inception) to
                                                  December 31, 2011
                                                 ------------------

CASH FLOWS FROM OPERATING ACTIVITIES

   Net loss                                      $        (1,343)
                                                 ------------------

   Changes in Operating Assets and Liabilities

       Accrued liabilities                                   400
                                                 ------------------
       nET Cash Used by Operating Activities                (943)
                                                 ------------------
CASH FLOW FROM FINANCING ACTIVITIES

   Proceeds from issuance of common stock                  2,000
   Proceeds from stockholders' additional
       paid-in capital                                       943
                                                 ------------------
Net Cash Flows from Financing Activities                   2,943
                                                 ------------------
Net Increase in Cash                                       2,000

Cash at Beginning of Period                                   -
                                                 ------------------
Cash at End of Period                             $        2,000
                                                 ==================

 The accompanying notes are an integral part of these financial statements
5

                      Moosewood Acquisition Corporation
                       (A DEVELOPMENT STAGE COMPANY)
                     Notes to the Financial Statements

NOTE 1   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT POLICIES

NATURE OF OPERATIONS

Moosewood Acquisition Corporation ("Moosewood" or "the Company")
was incorporated on April 20, 2011 under the laws of the State of
Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Moosewood has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders and filing this registration statement. Moosewood will attempt to locate and negotiate with a business entity for the combination of that target company with
Moosewood. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or
Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that Moosewood will be successful in locating or negotiating with any target company. Moosewood has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities
Exchange Act of 1934.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements.
Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. From time to time, the Company maintains cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit.

INCOME TAXES

Under ASC 740, "Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.
6

                      Moosewood Acquisition Corporation
                       (A DEVELOPMENT STAGE COMPANY)
                     Notes to the Financial Statements

NOTE 1   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT POLICIES
         (CONTINUED)

LOSS PER COMMON SHARE

Basic loss per common shares excludes dilution and is computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of December 31, 2011 there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

FASB ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

      Level 1: defined as observable inputs such as quoted prices in active markets;
     Level 2:  defined as inputs other than quoted prices in active markets that are either directly or indirectly observable;
               and
     Level 3:  defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying amounts of financial assets and liabilities, such as cash and accrued liabilities approximate their fair values because of the short maturity of these instruments.

Note 2 - GOING CONCERN

The Company has sustained net loss of $1,343 since inception of the
Company on April 20, 2011. Additionally, the Company has accumulated deficit of $1,343 on December 31, 2011.  The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. The continuation of the
Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiate with a business entity for the combination of that target company with the
Company.

Tiber Creek Corporation, a company affiliated with management, will pay all expenses incurred by the Company until a business combination is effected, without repayment. There is no assurance that the Company will ever be profitable. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.
7

                      Moosewood Acquisition Corporation
                       (A DEVELOPMENT STAGE COMPANY)
                     Notes to the Financial Statements

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS (ADOPTED)

In January 2010, FASB issued ASU No. 2010-01- Accounting for
Distributions to Shareholders with Components of Stock and Cash. The amendments in this update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The
amendments in this update are effective now. The adoption of this ASU did not have a material impact on our financial statements.

In January 2010, FASB issued ASU No. 2010-06   Improving Disclosures
about Fair Value Measurements. This update provides amendments to
Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2.  A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.  2)
Activity in Level 3 fair value measurements.  In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation.
A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position.
A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or
Level 3. The new disclosures and clarifications of existing disclosures are effective now.  The adoption of the ASU's did not have a material impact on the financial statements.

In December 2010, the FASB issued ASU 2010-29, which contains updated accounting guidance to clarify the acquisition date that should be used for reporting pro forma financial information when comparative financial statements are issued.  This update requires that a company should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only.  This update also requires disclosure of the nature and amount of material, nonrecurring pro forma adjustments.  The adoption of this ASU did not have a material impact on our financial statements.

In September 2011, the Financial Accounting Standards Board ("FASB") issued
Accounting Standards Update ("ASU") 2011-08, "Intangibles-Goodwill and Other
(Topic 350): Testing Goodwill Impairment" which is intended to simplify goodwill impairment testing by permitting the assessment of qualitative factors to determine whether events and circumstances lead to the conclusion that it is necessary to perform the traditional two-step impairment test.
Under this update, we are not required to calculate the fair value of our reporting units unless we conclude that it is more likely than not
(likelihood of more than 50%) that the carrying value of our reporting units is greater than the fair value of such units based on our assessment of events and circumstances.  This update is effective for fiscal years beginning after December 15, 2011, with early adoption permitted.  We have adopted the provisions of this update at the beginning of our fourth quarter.  The adoption of this provision did not have a material impact on our financial statements.

RECENT ACCOUNTING PRONOUNCEMENTS (NOT YET ADOPTED)

In May 2011, the FASB issued ASU 2011-04, "Amendments to Achieve Common Fair
Value Measurement and Disclosure Requirements in U.S. GAAP and International
Financial Reporting Standards (IFRS) of Fair Value Measurement - Topic 820."
ASU 2011-04 is intended to provide a consistent definition of fair value and improve the comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. GAAP and IFRS.
The amendments include those that clarify the FASB's intent about the application of existing fair value measurement and disclosure requirements, as well as those that change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements.  This update is effective for annual and interim periods beginning after December 15, 2011.  The adoptio of this ASU is not expected to have a material impact on our financial statements.

NOTE 4   STOCKHOLDER'S EQUITY

On April 25, 2011, the Company issued 20,000,000 common shares to two directors and officers for $2,000 in cash.

NOTE 5   SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through March 28, 2012, the date the financial statements were issued.
8

PART I

ITEM 1. FINANCIAL STATEMENTS

FINANCIAL STATEMENTS

Balance Sheets as of June 30, 2012 (unaudited) and December 31, 2011

1

Statements of Operations for the Three and Six Months Ended June 30, 2012, and the Period from April 20, 2011 (Inception) to June 30, 2012 (unaudited)

2

Statements of Cash Flows for the Six Months Ended June 30, 2012, and the Period from April 20, 2011 (Inception) to June 30, 2012 (unaudited)

3

Notes to Financial Statements (unaudited)

4-7

First Rate Staffing Corporation

(Formerly known as Moosewood Acquisition Corporation)

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

June 30, 2012
December 31, 2011

(unaudited)

ASSETS

Current assets

Cash
$150
$2,000

TOTAL ASSETS
$150
$2,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

Accrued liabilities
$-
$400

Total liabilities
-
400

Stockholders' equity

Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none issued and outstanding
-
-

    Common stock, $0.0001 par value, 100,000,000 shares
authorized; 1,500,000 and 20,000,000 shares issued and outstanding
150
2,000

Additional paid-in capital
2,093
943

Accumulated deficit
(2,093)
(1,343)

Total stockholders' equity
150
1,600

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
$150
$2,000

The accompanying notes are an integral part
of these financial statements

1

First Rate Staffing Corporation

(Formerly known as Moosewood Acquisition
Corporation)

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

(unaudited)

For the period from

For the three

For the six

April 20, 2011

months ended

months ended

(Inception) to June

June 30, 2012

June 30, 2012

30, 2012

Revenue
$-

$-

$-

Cost of revenue
-

-

-

Gross profit
-

-

-

Operating expenses
-

750

2,093

Loss before income tax
-

(750)

(2,093)

Income Taxes
-

-

-

Net loss
$-

$(750)

$(2,093)

Loss per share - basic and diluted
$-

$(0.00)

Weighted average shares - basic and diluted
16,030,220

16,030,220

The accompanying notes are an integral part
of these financial statements

2

First Rate Staffing Corporation

(Formerly known as Moosewood Acquisition
Corporation)

(A DEVELOPMENT STAGE COMPANY)

Notes
to the Financial Statements

(unaudited)

For the period from

For the six

April 20,2011

months ended

(Inception) to

June 30, 2012

June 30, 2012

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss
$(750)

$(2,093)

Changes in operating assets and liabilities

Accrued liabilities
(400)

-

Net cash used in operating activities
(1,150)

(2,093)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from the issuance of common stock
100

2,100

Redemption of common stock
(1950)

(1,950)

Proceeds from stockholders' additional paid-in capital
1,150

2,093

Net cash provided by (used in) financing activities
(700)

2,243

Net change in cash
(1,850)

150

Cash at beginning of period
2,000

-

Cash at end of period
$150

$150

The accompanying notes are an integral part
of these financial statements

3

First Rate Staffing Corporation

(Formerly known as Moosewood Acquisition
Corporation)

(A DEVELOPMENT STAGE COMPANY)

Notes
to the Financial Statements

(unaudited)

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT
POLICIES

NATURE OF OPERATIONS

First Rate Staffing Corporation. (“First
Rate” or “the Company”), formerly known as Moosewood Acquisition Corporation ("Moosewood”) was incorporated on April 20, 2011 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders. The Company will attempt to locate and negotiate with a business entity for the combination of that target company with First Rate Staffing. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code
of 1986, as amended. No assurances can be given that Moosewood will be successful in locating or negotiating with any target company.
Moosewood has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities to be registered under the Securities Exchange Act of 1934.

BASIS OF PRESENTATION

The
accompanying unaudited financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange
Commission (“SEC”) for interim financial information. Accordingly, they do not include all of the information and notes required by U.S. GAAP for complete financial statements. The accompanying unaudited financial statements include all adjustments, composed of normal recurring adjustments, considered necessary by management to fairly state our results of operations, financial position and cash flows. The operating results for interim periods are not necessarily indicative of results that may be expected for any other interim period or for the full year. These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2011 as filed with the SEC.

USE OF ESTIMATES

The preparation of financial statements
in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

CONCENTRATION OF RISK

Financial instruments that potentially
subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of
June 30, 2012 and December 31, 2011.

INCOME TAXES

Under ASC 740, "Income Taxes",
deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of June 30, 2012 and December 31, 2011, there were no deferred taxes.

4

First Rate Staffing Corporation

(Formerly known as Moosewood Acquisition
Corporation)

(A DEVELOPMENT STAGE COMPANY)

Notes
to the Financial Statements

(unaudited)

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution
and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of June
30, 2012 and December 31, 2011, there are no outstanding dilutive securities.

Fair Value of Financial
Instruments

The Company follows guidance for accounting
for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs
(Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•
Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

•
Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

•
Level 3 inputs are unobservable inputs for the asset or liability.

The carrying amounts of financial assets
and liabilities, such as cash and accrued liabilities approximate their fair values because of the short maturity of these instruments.

NOTE 2 - GOING CONCERN

The Company has sustained operating losses
since inception. It has an accumulated deficit of $2,093 as of June 30, 2012. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

These financial statements have been prepared
on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiate with a business entity for the combination of that target company with the Company.

5

First Rate Staffing Corporation

(Formerly known as Moosewood Acquisition
Corporation)

(A DEVELOPMENT STAGE COMPANY)

Notes
to the Financial Statements

(unaudited)

The Company’s management plans tol
pay all expenses incurred by the Company until a business combination is effected, without repayment. There is no assurance that the Company will ever be profitable. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

Adopted

In May 2011, the FASB issued ASU 2011-04,
“Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial
Reporting Standards (IFRS) of Fair Value Measurement – Topic 820.” ASU 2011-04 is intended to provide a consistent definition of fair value and improve the comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. GAAP and IFRS. The amendments include those that clarify the FASB’s intent about the application of existing fair value measurement and disclosure requirements, as well as those that change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. This update is effective for annual and interim periods beginning after December 15, 2011. The adoption of this ASU did not have a material impact on our financial statements.

Not Adopted

In December 2011, the FASB issued ASU No.
2011-11: Balance Sheet (topic 210): Disclosures about Offsetting Assets and Liabilities, which requires new disclosure requirements mandating that entities disclose both gross and net information about instruments and transactions eligible for offset in the statement of financial position as well as instruments and transactions subject to an agreement similar to a master netting arrangement.
In addition, the standard requires disclosure of collateral received and posted in connection with master netting agreements or similar arrangements. This ASU is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. Entities should provide the disclosures required retrospectively for all comparative periods presented.
We are currently evaluating the impact of adopting ASU 2011-11 on the consolidated financial statements.

The FASB issued Accounting Standards
Update (ASU) No. 2012-02—Intangibles—Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets
for Impairment, on July 27, 2012, to simplify the testing for a drop in value of intangible assets such as trademarks, patents, and distribution rights. The amended standard reduces the cost of accounting for indefinite-lived intangible assets, especially in cases where the likelihood of impairment is low. The changes permit businesses and other organizations to first use subjective criteria to determine if an intangible asset has lost value. The amendments to U.S. GAAP will be effective for fiscal years starting after September 15, 2012. Early adoption is permitted. We are currently evaluating the impact of adopting ASU 2012-02 on the consolidated financial statements.

6

First Rate Staffing Corporation

(Formerly known as Moosewood Acquisition
Corporation)

(A DEVELOPMENT STAGE COMPANY)

Notes
to the Financial Statements

(unaudited)

Other recent accounting pronouncements
issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the
United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 4 – COMMON STOCK

The Company is authorized to issue 100,000,000
shares of common stock and 20,000,000 shares of preferred stock. As of June 30, 2012, 1,500,000 shares of common stock and no preferred stock were issued and outstanding.

On May 22, 2012, the shareholders of the corporation and the
Board of Directors unanimously approved the change of the Registrant’s name to First Rate Staffing Corporation and filed such change with the State of Delaware.

On May 22, 2012, the Company redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $0.0001 per share for an aggregate redemption price of $ 1,950.

On May 22, 2012, new officers and directors were appointed and elected and the prior officers and directors resigned.

On May 23, 2012, the Company issued 1,000,000 shares of its
common stock at a par for an aggregate of $100 representing 67% of the total outstanding 1,500,000 shares of common stock.

7

PART II

Item 13. Other expenses of Issuance
and Distribution

The following table
sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees
$437

State filing fees
$

Edgarizing fees
$

Transfer agent fees
$

Accounting fees
$

Legal fees
$

Printing
$

Item 14. Indemnification of Directors
and Officers

The Company's certificate
of incorporation, by-laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees.
These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person's position with the Company. The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered
Securities

The Company has issued
the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i)
no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

(1) On April 20, 2011,
10,000,000 shares of common stock were issued to Tiber Creek Corporation for total consideration paid of $1,000.00. Subsequently, in May 2012, the Company redeemed an aggregate of 9,750,000 of these shares for the redemption price of $975.00

On April 20, 2011,
10,000,000 shares of common stock were issued to MB Americus, LLC for total consideration paid of $1,000.00. Subsequently, in May
2012, the Company redeemed an aggregate of 9,750,000 of these shares for the redemption price of $975.00

(2)
On May 23, 2012, 1,000,000 shares of common stock were issued by the Company to Cliff Blake pursuant to a change of control in the Company. The aggregate consideration paid for these shares was $100.

(3) From July 1, 2012
through October 31, 2012, 500,000 shares of common stock were issued by the Company to the shareholders named below pursuant to executed subscription agreements under a Regulation D offering or other private placement of securities. Each of these transactions was issued as part of the private placement of securities by the Company in which no underwriting discounts or commissions applied to any of the transactions set forth below. The Company conducted such private placement offering in order to build a base of shareholders and establish relationships with a variety of shareholders. Tiber Creek Corporation did not assist the Company in conducting the offering.

55

Shareholder Name
Consideration
Number of Shares

Teri and Daryl Baldridge
$1.39
13,888

Sarah and Nino Barette
$1.39
13,889

Bob Blake
$1.00
10,000

Camille Blake
$1.00
10,000

Katy Blake
$1.00
10,000

Tim and Tracy Brown
$1.00
10,000

Toni and Tammy Canzone
$1.00
10,000

Carla Cole
$1.39
13,889

Janet Dickenson
$1.39
13,889

Eric Escalante
$1.39
13,889

Spiros Galpin
$2.78
27,778

Spiros Galpin II
$1.39
13,889

Tanya Galpin
$1.39
13,888

Brian Gorman
$1.39
13,889

Randy and Vicki Haringa
$1.39
13,889

Edward Hartely
$1.00
10,000

Randy and Dee Haynes
$1.39
13,889

Karl Hempel
$1.00
10,000

Mackie Hempel
$1.00
10,000

Heidi Hermreck
$1.39
13,889

Brad and Linda Ills
$1.39
13,889

Dick and Karen Ills
$1.389
13,889

Debbie Johns
$1.00
10,000

Mike Johns
$3.67
36,668

Doris Knox
$1.00
10,000

Jan Mautz
$1.39
13,889

Kathy McArdle
$1.39
13,889

David Mejia
$1.39
13,889

Marty and Patty Pflum
$1.39
13,889

Jen and Kevin Puebla
$1.39
13,888

Don and Barbara Rodgers
$1.00
10,000

Troy and Lisa Schweers
$1.39
13,889

Mike Tafoya
$1.39
13,888

Nancy and Dan Tafoya
$1.39
13,889

Rob Tafoya
$1.39
13,889

Rebecca Zabel
$1.00
10,000

Steve Zabel
$1.00
10,000

(4) On November 13,
2012, the Company issued 4,000,000 shares of common stock in connection with the Mergers, as follows:

Shareholder Name
Number of Shares

Devon Galpin
1,000,000

Julie Galpin
1,000,000

Joy Mautz
1,000,000

Michael Mautz
1,000,000

(5) On November 13,
2012, the Company issued 1,000,000 shares of common stock to Terry Blake that were previously agreed-upon pursuant to the earlier change of control of the Company that occurred in March 2012.

Item 16. Exhibits and Financial Statement
Schedules.

EXHIBITS

2.1++
    Agreement
and Plan of Merger

2.2++
    Agreement
and Plan of Merger

    3.1+

    Certificate
of Incorporation

3.2+
By-laws

3.3+++++
    Certificate
of Designations, Preferences and Rights

5.1+++++
    Opinion
of Counsel on legality of securities being registered

10.1+++
    Factoring
Agreements with TAB Bank

10.2+++
    Guarantees
regarding TAB Bank

10.3++++
    Agreement
with Tiber Creek Corporation

56

10.4++++
    Promissory
Note

10.5++++
    Promissory
Note

10.6++++
    Promissory
Note

10.7++++
    Promissory
Note

10.8++++
    Promissory
Note

10.9+++++
    Promissory
Note

23.1
    Consent
of Accountants

23.4
    Consent
of Attorney (as part of Exhibit 5.1)

____________________

+	Previously filed on Form 10-12G on June 2, 2011 (File No.: 000-54427) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

++	Previously filed on Form S-1 on November 13, 2012 (File No.: 333-184910) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

+++	Previously filed on Form S-1 on February 1, 2013 (File No. 333-184910) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

++++	Previously filed on Form S-1 on April 11, 2013 (File No. 333-184910) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

+++++	Previously filed on Form
                                                                    S-1 on October 7, 2013 (File No. 333-184910) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in
                                                                which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required
by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus
                                                                 any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof)
                                                                 which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.
                                                                 Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes
                                                                 in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration
statement.

iii.	To include any material information
                                                                  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining
                                                                any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by
                                                                means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining
liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

57

SIGNATURES

 Pursuant
to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on February 13, 2014.

    FIRST RATE
STAFFING CORPORATION

By:
/s/ Cliff Blake

    Title: Chief Executive
Officer (Principal Executive Officer)

By:
/s/ Cliff Blake

    Title: Treasurer (Principal
Financial Officer)

By:
/s/ Cliff Blake

    Title: Treasurer (Principal
Accounting Officer)

Pursuant to the requirements of the Securities
Act of 1933, this registration statement has been signed below by the following persons, constituting all of the members of the board of directors, in the capacities and on the dates indicated.

Signature
Capacity
Date

/s/ Cliff Blake
Director
February 13, 2014

/s/ Devon Galpin
Director
February 13, 2014

/s/ Michael Mautz
Director
February 13, 2014

/s/ Joy Mautz
Director
February 13, 2014

/s/ Julie Galpin
Director
February 13, 2014

58